As filed with the Securities and Exchange Commission on March 16, 2015

Registration No. 333-189003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

STATION CASINOS LLC

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

7990

(Primary Standard Industrial Classification Code Number)

27-3312261

(I.R.S. Employer Identification Number)

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(702) 495-3000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard J. Haskins

1505 South Pavilion Center Drive, Las Vegas, Nevada 89135

(702) 495-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after this registration statement is declared effective

(Approximate date of commencement of proposed sale to the public)

WITH COPIES TO:

Deborah Conrad

Milbank, Tweed, Hadley & McCloy LLP

601 South Figueroa Street, 30th Floor

Los Angeles, Ca 90017

(213) 892-4671

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered		Proposed Maximum Offering Price Per Unit		Proposed Maximum Aggregate Offering Price		Amount of Registration Fee
7.50% Senior Notes due 2021		(1)		(1)		(1)		(1)
Guarantees of the 7.50% Senior Notes due 2021		(1)(2)		(1)(2)		(1)(2)		(1)(2)

(1)         An indeterminate amount of securities are being registered hereby to be offered solely for market-making purposes by specified affiliates of the registrants. Pursuant to Rule 457(q) under the Securities Act of 1933, as amended (the “Securities Act”), no filing fee is required.

(2)         No additional registration fee is due for guarantees pursuant to Rule 457(n) under the Securities Act of 1933, as amended.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER*	STATE OF ORGANIZATION	PRIMARY STANDARD INDUSTRIAL CLASSIFICATION CODE NUMBERS	I.R.S. EMPLOYER IDENTIFICATION NUMBER

NP Auburn Development LLC	California	7990	27-4350303
NP Boulder LLC	Nevada	7990	27-3312313
NP Centerline Holdings LLC	Nevada	7990	27-4357446
NP Development LLC	Nevada	7990	27-4414759
NP Durango LLC	Nevada	7990	27-4348250
NP FH Excess LLC	Nevada	7990	27-4357917
NP Fiesta LLC	Nevada	7990	27-3483838
NP Fresno Land Acquisitions LLC	California	7990	27-4386213
NP Gold Rush LLC	Nevada	7990	27-3483949
NP Green Valley LLC	Nevada	7990	27-3484140
NP Hanger Leaseco LLC	Nevada	7990	27-4373024
NP Horizon Park LLC	Nevada	7990	27-4373520
NP Inspirada LLC	Nevada	7990	27-4373819
NP IP Holdings LLC	Nevada	7990	27-3312208
NP Lake Mead LLC	Nevada	7990	27-3483890
NP LML LLC	Nevada	7990	27-3484201
NP Losee Elkhorn Holdings LLC	Nevada	7990	45-2430388
NP Magic Star LLC	Nevada	7990	27-3484005
NP Mt. Rose LLC	Nevada	7990	27-4374111
NP Northern NV Acquisitions LLC	Nevada	7990	27-4375084
NP Opco Holdings LLC	Nevada	7990	27-3484271
NP Opco LLC	Nevada	7990	27-3484225
NP Palace LLC	Nevada	7990	27-3312372
NP Past Enterprises LLC	Nevada	7990	27-4348523
NP Rancho LLC	Nevada	7990	27-3483980
NP Red Rock LLC	Nevada	7990	27-3312418
NP Reno Convention Center LLC	Nevada	7990	27-4375362
NP River Central LLC	Nevada	7990	27-3484252
NP ROTMA LLC	Nevada	7990	27-4375495
NP Santa Fe LLC	Nevada	7990	27-3484083
NP Sonoma Land Holdings LLC	California	7990	27-4386428
NP Steamboat LLC	Nevada	7990	27-4375638
NP Sunset Lindell LLC	Nevada	7990	27-4375793
NP Sunset LLC	Nevada	7990	27-3312450
NP Texas LLC	Nevada	7990	27-3484110
NP Town Center LLC	Nevada	7990	27-4376080
SC Butte Development, LLC	California	7990	86-1101728
SC Butte Management, LLC	California	7990	86-1101726
SC Madera Development, LLC	California	7990	76-0745028
SC Madera Management, LLC	California	7990	76-0745025
SC Michigan, LLC	Nevada	7990	84-1644934
SC Rancho Development, LLC	Nevada	7990	20-4729808
SC Sonoma Development, LLC	California	7990	74-3090767
SC Sonoma Management, LLC	California	7990	74-3090786
SC SP 1 LLC	Nevada	7990	46-1036784
SC SP 2 LLC	Nevada	7990	46-1109329
SC SP 3 LLC	Nevada	7990	46-1114439
SC SP 4 LLC	Nevada	7990	46-1123185
SC SP 5 LLC	Nevada	7990	46-1264831
SC SP Holdco LLC	Nevada	7990	61-1693277
Sonoma Land Acquisition Company, LLC	California	7990	26-0443796
Station California, LLC	California	7990	47-0905880
Station Development, LLC	California	7990	47-0905934
Station GVR Acquisition, LLC	Nevada	7990	27-4440679

*  Each additional registrant is a direct or indirect subsidiary of Station Casinos LLC.  The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is c/o Station Casinos LLC, 1505 South Pavilion Center Drive, Las Vegas, Nevada, telephone (702) 495-3000.  The names, address, and telephone number of the agent for service for each additional registrant is Frank J. Fertitta III, Station Casinos LLC, 1505 South Pavilion Center Drive, Las Vegas, Nevada, telephone (702) 495-3000.

The information in this prospectus is not complete and may be changed.  We may not sell the securities described herein until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell the securities described herein and it is not soliciting any offers to buy such securities in any state where the offer or sale thereof is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 16, 2015

PROSPECTUS

Station Casinos LLC

$500,000,000 7.50% Senior Notes due 2021

The 7.50% Senior Notes due 2021 (the “Notes”) were issued in exchange for the 7.50% Senior Notes due 2021 originally issued on March 1, 2013 by Station Casinos LLC, a Nevada limited liability company (together with its consolidated subsidiaries, “Station”, “Company”, “us”, “we”, or “our”).

The Notes were issued under the indenture dated as of March 1, 2013 among the Company, the Guarantors (as defined herein) and Wells Fargo Bank, National Association, as Trustee.

We are entitled to redeem some or all of the Notes at any time prior to March 1, 2016 at a price equal to 100% of the principal amount of the Notes to be redeemed plus a “make whole” premium set forth in this prospectus, plus accrued interest and unpaid interest, if any. We are also entitled to redeem some or all of the Notes on or after March 1, 2016 at the redemption prices set forth in this prospectus, plus accrued and unpaid interest, if any. Prior to March 1, 2016, we are also entitled to redeem up to 35% of the original aggregate principal amount of the Notes with proceeds of certain equity financings at the redemption prices set forth in this prospectus. In addition, we may be required to offer to purchase the Notes upon the sale of certain assets or upon a change of control.

The Notes are guaranteed on a senior unsecured basis (each, a “guarantee”) by each of our existing and future direct and indirect restricted subsidiaries that guarantee our obligations under our $1,975.0 million senior secured credit facility (the “Guarantors”) as described in this prospectus. The Notes and the guarantees of the Notes are our general senior unsecured obligations. The Notes and the related guarantees rank senior in right of payment to all our existing and future debt that is expressly subordinated in right of payment to the Notes and equally in right of payment with all our existing and future senior liabilities. The Notes and the related guarantees are effectively subordinated to all of our existing and future secured debt, including indebtedness under our credit facility and other secured debt permitted to be incurred pursuant to the terms of the indenture governing the Notes, to the extent of the value of the collateral securing such debt.

You should consider the “Risk factors” beginning on page 13 of this prospectus in connection with an investment in the Notes.

None of the Securities and Exchange Commission, any state securities commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, nor any other gaming authority or other regulatory agency has approved or disapproved of the Notes or the adequacy of this prospectus.  Any representation to the contrary is a criminal offense.

This prospectus has been prepared for and may be used by Deutsche Bank Securities Inc. and its affiliates in connection with offers and sales of the notes related to market-making transactions in the Notes effected from time to time. Such affiliates may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any proceeds from such sales.

The date of this prospectus is March [    ], 2015.

i

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Such statements contain words such as “believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “might,” “should,” “could,” “would,” “seek,” “pursue” and “anticipate” or the negative or other variation of these or similar words, or may include discussions of strategy or risks and uncertainties. Forward-looking statements in this prospectus include, among other things, statements concerning:

•                  projections of future results of operations or financial condition;

•                  expectations regarding our business and results of operations of our existing casino properties and prospects for future development;

•                  expenses and our ability to operate efficiently;

•                  expectations regarding trends that will affect our market and the gaming industry generally and the impact of those trends on our business and results of operations;

•                  our ability to comply with the covenants in the agreements governing our outstanding indebtedness;

•                  our ability to meet our projected debt service obligations, operating expenses, and maintenance capital expenditures;

•                  expectations regarding availability of capital resources, including our ability to refinance our outstanding indebtedness;

•                  our intention to pursue development opportunities and acquisitions and obtain financing for such development and acquisitions; and

•                  the impact of regulation on our business and our ability to receive and maintain necessary approvals for our existing properties and future projects.

Any forward-looking statement is based upon a number of estimates and assumptions that, while considered reasonable by us, is inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control, and are subject to change. Actual results of operations may vary materially from any forward-looking statement made herein. Forward-looking statements should not be regarded as a representation by us or any other person that the forward-looking statements will be achieved. Undue reliance should not be placed on any forward-looking statements. Some of the contingencies and uncertainties to which any forward-looking statement contained herein is subject include, but are not limited to, the following:

•                  the economic downturn, and in particular the economic downturn in Nevada, and its effect on consumer spending and our business;

•                  the effects of intense competition that exists in the gaming industry;

•                  the risk that new gaming licenses or gaming activities, such as internet gaming, are approved and result in additional competition;

•                  our substantial outstanding indebtedness and the effect of our significant debt service requirements on our operations and ability to compete;

•                  the risk that we will not be able to finance our development and investment projects or refinance our outstanding indebtedness;

•                  the impact of extensive regulation from gaming and other government authorities on our ability to operate our business and the risk that regulatory authorities may revoke, suspend, condition or limit our gaming or other licenses, impose substantial fines or take other actions that adversely affect us;

•                  risks associated with changes to applicable gaming and tax laws that could have a material adverse effect on our financial condition;

•                  general business conditions including competitive practices, changes in customer demand and the cyclical nature of the gaming and hospitality business generally, and general economic conditions, including interest rates, on our business and results of operations;

•                  adverse outcomes of legal proceedings and the development of, and changes in, claims or litigation reserves; and

•                  risks associated with development, construction and management of new projects or the expansion of existing facilities, including cost overruns, construction delays and legal or political challenges.

For additional contingencies and uncertainties, see “Risk Factors.”

Given these risks and uncertainties, we can give no assurances that results contemplated by any forward-looking statements will in fact occur and therefore caution investors not to place undue reliance on them. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur.

MARKET AND INDUSTRY DATA

Some of the market and industry data contained in this prospectus are based on independent industry publications or other publicly available information. Although we believe that these independent sources are reliable, we have not independently verified and cannot assure you as to the accuracy or completeness of this information. As a result, you should be aware that the market and industry data contained in this prospectus, and our beliefs and estimates based on such data, may not be reliable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 under the Securities Act with respect to the Notes. This prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the Notes, reference is made to the Registration Statement. Any statements made in this prospectus concerning the provisions of certain documents are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement submitted to the SEC. The Registration Statement, the exhibits forming a part thereof and the reports and other information filed by us with the SEC in accordance with the Exchange Act may be inspected, without charge, at the Public Reference Section of the SEC located at 100 F. Street, N.E., Washington, D.C., 20549. Copies of all or any portion of the material may be obtained from the Public Reference Section of the SEC upon payment of the prescribed fees. The SEC also maintains a website on the World Wide Web that contains periodic reports, proxy and information statements and other information at http://www.sec.gov.

We file annual, quarterly, and other reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy any materials we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public through the SEC’s website at http://www.sec.gov. General information about us, including our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments and exhibits to those reports, are available free of charge through our website at http://www.stationcasinos.com as soon as reasonably practicable after we file them with, or furnish them to, the SEC. Information on our website or publicly filed is not incorporated into this prospectus or our other securities filings and is not a part of this prospectus.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate certain information into this prospectus by reference to other documents that we file with the SEC. This means that we can disclose important information to you for purposes of this prospectus by referring you to other documents that have been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, except for any information that is superseded by information that is included directly in this document.

We incorporate into this prospectus by reference:

•                  our Annual Report on Form 10-K for the year ended December 31, 2014 that we filed with the SEC on March 10, 2015.

You should rely only on the information contained in this prospectus or incorporated by reference into this prospectus. We have not authorized anyone to provide you with different information from that contained in, or incorporated by reference into, this prospectus. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained or incorporated by reference herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted. You should assume that the information in this prospectus or incorporated by reference into this prospectus is accurate only as of the date on the front cover, regardless of the time of delivery of this prospectus. Our business, prospects, financial condition and results of operations may have changed since that date.

You can obtain documents incorporated by reference in this prospectus, other than some exhibits to those documents, by requesting them in writing or by telephone from us at the following:

Station Casinos LLC

1505 South Pavilion Center Drive

Las Vegas, Nevada 89135

Attention: Investor Relations

You will not be charged for any of the documents that you request. The documents incorporated by reference in this prospectus may be accessed through our investor relations page located at www.sclv.com/Investor-relations.aspx. Information contained on our website or that can be accessed through our website, other than documents specifically incorporated by reference herein, is not incorporated by reference herein and does not constitute part of this prospectus and you should not rely on that information.

SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. This summary may not contain all of the information that you should consider in determining whether to invest in the Notes. This prospectus contains forward-looking statements that involve risks and uncertainties. You should read the entire prospectus carefully, including the section entitled “Risk Factors,” our financial statements and the related notes and management’s discussion and analysis of financial condition and results of operations thereof included elsewhere or incorporated by reference into this prospectus, before making a decision to purchase the Notes.

We acquired substantially all of the assets and assumed certain liabilities of Station Casinos, Inc. (“STN”) in connection with STN’s plan of reorganization that was consummated on June 17, 2011 (the “Effective Date”) under Chapter 11 of the United States Bankruptcy Code (the “Chapter 11 Cases”). Unless otherwise noted, the terms the “Company,” “we,” “us” and “our” refer to Station Casinos LLC and its consolidated subsidiaries for periods following the Effective Date and to STN and its consolidated subsidiaries (collectively referred to herein as “Station”) for periods prior to the Effective Date. The term “Issuer” refers only to Station Casinos LLC and the term “Guarantors” refers to our restricted subsidiaries that guarantee our obligations under the Notes.

Our Company

We are a gaming and entertainment company established in 1976 that develops and operates casino entertainment facilities.  We currently own and operate nine major hotel/casino properties under the Red Rock, Green Valley Ranch, Station and Fiesta brands and ten smaller casino properties (three of which are 50% owned) in the Las Vegas metropolitan area.  We also manage Graton Resort & Casino in Sonoma County, California, which opened in November 2013, and Gun Lake Casino in Allegan County in southwestern Michigan.

We offer convenience and choices to residents throughout the Las Vegas valley with our strategically located properties. Each of our properties caters primarily to Las Vegas area residents.  We believe that our patrons are discerning customers who enjoy a high-quality, value oriented experience. We believe that our patrons view our hotel and casino product as a preferable alternative to attractions located on the Las Vegas Strip and/or in downtown Las Vegas.

Our principal source of revenue and operating income is gaming, primarily slot revenue, and we use our non-gaming offerings, such as restaurants, hotels and other entertainment amenities, to attract patrons to our casino properties. The majority of our revenue is cash-based and as a result, fluctuations in our revenues have a direct impact on our cash flows from operations. Because our business is capital intensive, we rely heavily on the ability of our properties to generate operating cash flow to repay debt financing and fund capital expenditures at our properties.

We believe the high-quality entertainment experience we provide our customers also differentiates us from our competitors.  Our casino properties are conveniently located throughout the Las Vegas valley and provide our customers a wide variety of entertainment and dining options.  We believe we surpass our competitors in offering casino patrons the newest and most popular slot and video games featuring the latest technology.

Our Business Strategy

Our primary operating strategy emphasizes attracting and retaining customers, primarily Las Vegas residents and, to a lesser extent, out-of-town visitors. Our properties attract customers through:

•                  convenient locations with best-in-class assets;

•                  offering our customers the latest in slot and video poker technology;

•                  a variety of non-gaming amenities such as restaurants, bars and entertainment options;

•                  focused marketing efforts targeting our extensive customer database;

•                  innovative, frequent and high-profile promotional programs; and

•                  convention business.

The Las Vegas market is very competitive, and we compete with both large hotel casinos in Las Vegas and smaller gaming-only establishments throughout the Las Vegas valley.

Provide a High-Value Gaming and Entertainment Experience. Because we target repeat customers, we are committed to providing a high-value entertainment experience for our customers in our casinos, restaurants, hotels and other entertainment amenities. We have developed regional entertainment destinations for Las Vegas residents that include amenities such as movie theaters, bowling centers, spas, live entertainment venues, child care facilities and ice skating.  We believe the value offered by the restaurants at each of our casino properties is a major factor in attracting gaming customers, as dining is a primary motivation for casino visits by many guests. Through their restaurants, each of which has a distinct style of cuisine, our casino properties offer generous portions of high-quality food at reasonable prices. Our operating strategy focuses on slot and video poker machine play. Our target market consists of frequent gaming patrons who seek a friendly atmosphere and convenience. Because repeat visitors demand variety and quality in their slot and video poker machine play, we offer the latest in slot and video poker technology at our casino properties.  As part of our commitment to providing a quality entertainment experience for our patrons, we are dedicated to ensuring a high level of customer satisfaction and loyalty by providing attentive customer service in a friendly, casual atmosphere.

Innovative Marketing and Promotion Strategy. We employ an innovative marketing strategy that utilizes frequent high-profile promotional programs in order to attract and retain customers while also establishing a high level of name recognition. In addition to advertising through traditional media, such as television, radio and newspaper, we have increased our focus to reach and engage guests through digital and mobile solutions.

Voted “Best Players Club” for 15 years in a row by the local residents, our Boarding Pass player rewards program allows guests to earn and redeem points at any of our Las Vegas area properties for cash, free slot play, food and beverage at any of our restaurants and bars, hotel rooms, movie passes, entertainment tickets and merchandise.  In late 2014, we introduced custom kiosk games to enhance the promotional engagement and experience for our Boarding Pass guests.  We plan to continue developing custom interactive games in 2015 to retain and entertain guests of all ages.

We have developed progressive mobile solutions to engage our current customers and attract new customers. In early 2014, we introduced a mobile application which allows users to access information about our properties, make reservations, receive special offers, activate their current offers and access their Boarding Pass account information.  In addition, we continue to enhance our Sports Connection mobile application including the introduction of a Station Casinos prepaid card that allows bettors to deposit and withdraw from their account anywhere in Nevada. We believe that these mobile products create sustainable competitive advantages and will continue to distinguish us from our competition.

Employee Relations. Station began as a family-run business in 1976 and has maintained close-knit relationships among our management, and we endeavor to instill this same sense of loyalty among our employees. Toward this end, we take a hands-on approach through active and direct involvement with employees at all levels. We believe we have very good employee relations.  See “Risk Factors—Risks Related to our Business—Union organization activities could disrupt our business by discouraging patrons from visiting our properties, causing labor disputes or work stoppages, and, if successful, could significantly increase our labor costs.”

Native American Projects.  Because of our expertise in developing and operating regional entertainment destinations, we also provide management and development services to several Native American tribes.

Our Properties

Set forth below is certain information as of December 31, 2014 concerning our properties.

	Hotel Rooms	Slots (1)	Gaming Tables (2)	Acreage
Owned Properties
Red Rock	811	2,889	61	64
Green Valley Ranch	495	2,331	45	40
Palace Station	972	1,653	39	30
Boulder Station	299	2,607	33	54
Texas Station	199	1,709	20	47
Sunset Station	457	2,217	35	82
Santa Fe Station	200	2,409	39	39
Fiesta Rancho	100	1,237	13	25
Fiesta Henderson	224	1,534	16	46
Wild Wild West	258	176	4	20
Wildfire Rancho	—	187	—	5
Wildfire Boulder	—	169	—	2
Wildfire Sunset	—	141	—	1
Wildfire Lake Mead	—	57	—	3
Wildfire Valley View	—	35	—	—
Wildfire Anthem	—	15	—	—
50% Owned Properties
Barley’s	—	197	—	—
The Greens	—	38	—	—
Wildfire Lanes	—	199	—	—
Managed Properties
Gun Lake Casino	—	1,625	33	147
Graton Resort & Casino	—	2,909	131	254

(1)                                 Includes slot and video poker machines.

(2)                                 Generally includes blackjack (“21”), craps, roulette, pai gow, baccarat, let it ride and three-card poker.

Red Rock

Red Rock opened in 2006 and is strategically located at the intersection of Interstate 215 and Charleston Boulevard in the Summerlin master-planned community in Las Vegas, Nevada. The AAA Four Diamond resort features an elegant desert oasis theme with a contemporary design featuring luxury amenities. In addition to its standard guest rooms, the hotel offers six styles of suites, including one-of-a-kind custom villas and penthouse suites. Additional non-gaming amenities include nine full-service restaurants, a 16-screen movie theater complex, approximately 94,000 square feet of meeting and convention space, a full-service spa, a 72-lane bowling center, a Kid’s Quest child care facility and a gift shop.  In 2014, we completed several major capital projects at Red Rock, including the mall connector and Restaurant Row.  The mall connector is a new parking area and walkway which offers our guests convenient parking and access to and from Downtown Summerlin, a new1.6 million square foot outdoor shopping, dining and entertainment center located adjacent to Red Rock.  Restaurant Row links, via a pedestrian walkway, five of our premier restaurants including Hearthstone Kitchen & Cellar and Mercadito Mexican Restaurant, both of which opened in 2014, Yard House, Lucille’s Smokehouse Bar-B-Que and a new Italian restaurant which is expected to open in 2015.  Other full-service restaurants at Red Rock include T-bones Chophouse, 8 Noodle Bar, which opened in December 2014, the Grand Café, Feast Buffet (which features live-action themed buffets offering options that include Mexican, Italian, barbecue, American and Chinese cuisines) and Sandbar.  Red Rock also features numerous bars and lounges including Rocks Lounge, Onyx Bar, Sandbar and Lucky Bar.  Red Rock also offers a variety of fast-food restaurants.

Green Valley Ranch

Green Valley Ranch opened in 2001 and is strategically located at the intersection of Interstate 215 and Green Valley Parkway in Henderson, Nevada. Green Valley Ranch is approximately five minutes from McCarran International Airport and seven minutes from the Las Vegas Strip. Green Valley Ranch was designed to complement the Green Valley master-planned community. The AAA Four Diamond resort features a Mediterranean style villa theme with non-gaming amenities including four full-service restaurants, a 4,200-square-foot non-gaming arcade, a state-of-the-art spa with outdoor pools, a 10-screen movie theater complex, two gift shops, approximately 65,000 square feet of meeting and convention space and an entertainment lounge. Green Valley Ranch also offers an 8-acre outdoor complex featuring private poolside cabanas, a contemporary poolside bar and grill, and one and a half acres of vineyards. Green Valley Ranch’s full-service restaurants include Hank’s Fine Steaks and Martinis, Tides Seafood & Sushi Bar, the Grand Café and Feast Buffet. Green Valley Ranch also offers a variety of fast-food restaurants. Guests may also enjoy the Drop Bar, a centerpiece of the casino, the Lobby Bar, which is open to the hotel entrance and the pool area, and the Sip Bar.

Palace Station

Palace Station opened in 1976 and is strategically located at the intersection of Sahara Avenue and Interstate 15, one of Las Vegas’ most heavily traveled areas. Palace Station is a short distance from McCarran International Airport and from major attractions on the Las Vegas Strip and downtown Las Vegas. Palace Station features a turn-of-the-20th-century railroad station theme with non-gaming amenities including six full-service restaurants, two additional bars, two swimming pools, an approximately 20,000-square-foot banquet and convention center and a gift shop.  Palace Station’s full-service restaurants offer a variety of high-quality food at reasonable prices, and include the Grand Café, Feast Buffet, Cabo Mexican Restaurant, The Oyster Bar, Food Express Chinese Restaurant, and The Charcoal Room (a steakhouse), which reopened in 2014.  Palace Station also offers a variety of fast-food restaurants.

Boulder Station

Boulder Station opened in 1994 and is strategically located at the intersection of Boulder Highway and Interstate 515. We believe that Boulder Station’s highly visible location at this well-traveled intersection offers a competitive advantage relative to the other hotels and casinos located on Boulder Highway. Boulder Station is located approximately four miles east of the Las Vegas Strip and approximately four miles southeast of downtown Las Vegas. Boulder Station features a turn-of-the-20th-century railroad station theme with non-gaming amenities including five full-service restaurants, a 750-seat entertainment lounge, three additional bars, an 11-screen movie theater complex, a Kid’s Quest child care facility, a swimming pool, a non-gaming video arcade and a gift shop. These restaurants, which offer a variety of high-quality meals at reasonable prices, include the Grand Café, Feast Buffet, The Broiler Steakhouse, Pasta Cucina and Cabo Mexican Restaurant. Boulder Station also offers a variety of fast-food restaurants.

Texas Station

Texas Station opened in 1995 and is strategically located at the intersection of Lake Mead Boulevard and Rancho Drive in North Las Vegas. Texas Station features a friendly Texas atmosphere, highlighted by distinctive early Texas architecture with non-gaming amenities including four full-service restaurants, a Kid’s Quest child care facility, a 300-seat entertainment lounge, a 2,000-seat event center, seven additional bars, an 18-screen movie theater complex, a swimming pool, a non-gaming video arcade, a gift shop, a 60-lane bowling center and approximately 42,000 square feet of meeting and banquet space. Texas Station’s full-service restaurants offer a variety of high-quality food at reasonable prices, and include the Grand Café, Austins Steakhouse, Feast Buffet and Texas Star Oyster Bar. In addition, guests may also enjoy the unique features of several bars and lounges including Sports Bar, Martini Ranch, Whiskey Bar, Garage Bar, A-Bar, Splitz Bar and South Padre Lounge. Texas Station also offers a variety of fast-food restaurants.

Sunset Station

Sunset Station opened in 1997 and is strategically located at the intersection of Interstate 515 and Sunset Road. Situated in a highly concentrated commercial corridor along Interstate 515, Sunset Station has prominent visibility from the freeway and the Sunset commercial corridor. Sunset Station is located approximately nine miles east of McCarran International Airport and approximately seven miles southeast of Boulder Station. Sunset Station features a Spanish/Mediterranean style theme with non-gaming amenities including six full-service restaurants, approximately 13,000 square feet of meeting space, a 500-seat entertainment lounge, a 5,000-seat outdoor amphitheater, six additional bars, a gift shop, a non-gaming video arcade, a 13-screen movie theater complex, a 72-lane bowling center, a Kid’s Quest child care facility and a swimming pool. Sunset Station’s full-service restaurants, which include the Grand Café, Sonoma Cellar Steakhouse, Pasta Cucina, Cabo Mexican Restaurant, Feast Buffet, and Oyster Bar, offer a variety of high-quality food at reasonable prices.  Guests may also enjoy the Gaudi Bar, a centerpiece of the casino featuring over 8,000 square feet of stained glass. Sunset Station also offers a variety of fast-food restaurants.

Santa Fe Station

We purchased Santa Fe Station in 2000.  Santa Fe Station is strategically located at the intersection of Highway 95 and Rancho Drive, approximately five miles northwest of Texas Station. Santa Fe Station features non-gaming amenities including four full-service restaurants, a gift shop, a non-gaming video arcade, a swimming pool, a 500-seat entertainment lounge, four additional bars, a 60-lane bowling center, a 16-screen movie theater complex, a Kid’s Quest child care facility and over 14,000 square feet of meeting and banquet facilities. Santa Fe Station’s full-service restaurants include The Charcoal Room, Cabo Mexican Restaurant, the Grand Café and Feast Buffet. Guests may also enjoy Revolver Saloon and Dance Hall or 4949 Lounge, a centerpiece of the casino. Santa Fe Station also offers a variety of fast-food restaurants.

Fiesta Rancho

We purchased Fiesta Rancho in 2001.  Fiesta Rancho is strategically located at the intersection of Lake Mead Boulevard and Rancho Drive in North Las Vegas across from Texas Station. Fiesta Rancho features a Southwestern theme with non-gaming amenities including three full-service restaurants, a gift shop, a non-gaming video arcade, a swimming pool, a 600-seat entertainment lounge, a regulation-size ice skating rink and four additional bars. Fiesta Rancho’s full-service restaurants include Blue Agave, Garduno’s, Festival Buffet and Denny’s Restaurant. Fiesta Rancho also offers a variety of fast-food restaurants.

Fiesta Henderson

We purchased Fiesta Henderson in 2001.  Fiesta Henderson is strategically located at the intersection of Interstate 215 and Interstate 515 in Henderson, Nevada, approximately three miles southeast of Sunset Station. Fiesta Henderson features four full-service restaurants, a 12-screen movie theater complex, a gift shop, a swimming pool, three bars and lounges and meeting space. Fiesta Henderson’s full-service restaurants include Fuego Steakhouse, Amigo’s Mexican Cantina, Fiesta Café and Festival Buffet. Fiesta Henderson also offers a variety of fast-food restaurants.

Wild Wild West

We purchased Wild Wild West in 1998. Wild Wild West is strategically located on Tropicana Avenue immediately adjacent to Interstate 15. Wild Wild West’s non-gaming amenities include a full-service restaurant, a bar, a gift shop and a truck plaza. In 2009, the Wild Wild West hotel was rebranded as Days Inn—Las Vegas under a franchise agreement with Days Inn Worldwide.

Wildfire Rancho

We purchased Wildfire Rancho in 2003.  Wildfire Rancho is located on Rancho Drive across from Texas Station. Wildfire Rancho’s non-gaming amenities include a lounge, outdoor patio and a full-service restaurant.

Wildfire Boulder and Wildfire Sunset

We purchased Wildfire Boulder and Wildfire Sunset in 2004.  Both properties are located in Henderson, Nevada, and offer non-gaming amenities which include a full-service restaurant and a bar.  Wildfire Boulder is located approximately seven miles southeast of Fiesta Henderson.  Wildfire Sunset is located next to Sunset Station.

Wildfire Lake Mead

We purchased Wildfire Lake Mead, located in Henderson, Nevada, in 2006.  The property closed in 2012 for a complete renovation, and reopened in 2014.  Wildfire Lake Mead features a sports lounge, a bar and quick service food offerings.

Wildfire Valley View and Wildfire Anthem

We purchased Wildfire Valley View, a tavern located in Las Vegas, Nevada, in August 2013 and Wildfire Anthem, a tavern located in Henderson, Nevada, in July 2013.  Non-gaming amenities offered by Wildfire Valley View and Wildfire Anthem include a bar and quick service food offerings.

Barley’s, The Greens and Wildfire Lanes

We own a 50% interest in three smaller properties in Henderson, Nevada including Barley’s, a casino and brew pub, The Greens, a restaurant and lounge, and Wildfire Lanes, which features a full-service restaurant, a bar and an 18-lane bowling center.

Our Managed Properties

Gun Lake Casino.  We manage Gun Lake Casino (“Gun Lake”) in Allegan County, Michigan, which opened in February 2011, on behalf of the Match-E-Be-Nash-She-Wish Band of Pottawatomi Indians of Michigan, a federally recognized Native American tribe commonly referred to as the Gun Lake Tribe. Gun Lake is located on U.S. Highway 131 between Grand Rapids, Michigan and Kalamazoo, Michigan.  We have a 50% ownership interest in the manager of Gun Lake, MPM Enterprises, LLC, a Michigan limited liability company (“MPM”), which receives a management fee of approximately 30% of the net income of Gun Lake under a seven year management contract that commenced in February 2011. Under the terms of the MPM operating agreement, our portion of the management fee is 50% of the first $24 million of management fees earned, 83% of the next $24 million of management fees earned, and 93% of any management fees in excess of $48 million, each calculated on an annual basis.

Graton Resort & Casino.  We manage Graton Resort & Casino (“Graton Resort”) in Sonoma County, California, which opened in November 2013, on behalf of the Federated Indians of Graton Rancheria (the “Graton Tribe”), a federally recognized Native American tribe.  Graton Resort is located just west of U.S. Highway 101 in Rohnert Park, California, approximately 43 miles from downtown San Francisco.  It is the largest gaming and entertainment facility in the Bay Area.  Graton Resort offers various dining options including four full-service restaurants and seven fast-casual restaurants.  The management agreement has a term of seven years from the opening date.  For the first four years of the agreement, we will receive a management fee of 24% of Graton Resort’s net income (as defined in the management agreement) and for the fifth through seventh years, we will receive a management fee of 27% of Graton Resort’s net income.  We own an additional 34-acre site adjacent to Graton Resort which is being held for future development.

Native American Development

North Fork Rancheria of Mono Indian Tribe

We have entered into development and management agreements with the North Fork Rancheria of Mono Indians (the “Mono”), a federally recognized Native American tribe located near Fresno, California, under which we will assist the Mono in developing and operating a gaming and entertainment facility (the “North Fork Project”) to be located on a 305-acre site (the “North Fork Site”) located on Highway 99 north of the city of Madera in Madera County, California.  The North Fork Site was taken into trust for the benefit of the Mono by the United States Department of the Interior (“DOI”) on February 5, 2013.

The management agreement has a term of seven years from the opening of the facility and provides for a management fee of 40% of the facility’s net income.  As currently contemplated, the North Fork Project is expected to include approximately 2,000 slot machines, approximately 40 table games and several restaurants. Development of the North Fork Project is subject to certain governmental and regulatory approvals, including, but not limited to, approval of the management agreement by the National Indian Gaming Commission (“NIGC”).

In 2010, the Bureau of Indian Affairs (“BIA”) published notice in the Federal Register that the environmental impact statement for the North Fork Project had been finalized. In 2011, the Assistant Secretary of the Interior for Indian Affairs issued his determination that gaming on the North Fork Site would be in the best interest of the Mono and would not be detrimental to the surrounding community. On August 31, 2012, the Governor of California concurred with the Assistant Secretary’s determination that placing the North Fork Site in trust was in the best interest of the Mono and was not detrimental to the surrounding community.  On the same day, the Governor signed a tribal-state Class III gaming compact (the “2012 Compact”) between the State and the Mono. The California Assembly and Senate passed Assembly Bill 277 (“AB 277”) ratifying the 2012 Compact on May 2, 2013 and June 27, 2013, respectively.  The 2012 Compact is intended to regulate gaming at the North Fork Project on the North Fork Site, and provides for the Mono to operate up to 2,000 slot machines in return for sharing up to 15% of the net revenues from Class III gaming devices with the State of California, Madera County, the City of Madera, and other Native American tribes, which includes payments due to local authorities under any memorandum of understanding.

On July 3, 2013, opponents of the North Fork Project filed a referendum challenging AB 277.  On October 22, 2013, the BIA published notice in the Federal Register that the 2012 Compact was deemed effective.  On November 20, 2013, the referendum challenging AB 277 was qualified for the November 2014 state-wide ballot as “Proposition 48.”  The opponents contend that the qualification of the referendum suspended AB 277 and that the compact was void unless Proposition 48 was approved by a majority of voters in the November 4, 2014 general election.  On November 4, 2014, Proposition 48 failed.  No assurances can be provided as to whether the Mono will be successful in obtaining an effective tribal-state gaming compact.  In addition, the development of the North Fork Project is subject to numerous ongoing legal challenges and receipt of required regulatory approvals and financing.  There can be no assurance that the North Fork Project will be successfully completed, nor that future events and circumstances will not change our estimates of the timing, scope, and potential for successful completion or that any such changes will not be material.  There can be no assurance that we will recover all of our investment in the North Fork Project even if it is successfully completed and opened for business. See Note 8 to the Consolidated Financial Statements in Part II, Item 8 of the Annual Report on Form 10-K for the  year ended December 31, 2014, incorporated by reference herein (the “Consolidated Financial Statements”) for additional information about the North Fork Project.

Additional Information

We are a Nevada limited liability company. Our principal executive offices are located at 1505 South Pavilion Center Drive, Las Vegas, Nevada 89135 and our telephone number at that address is (702) 495-3000. Our corporate website address is www.stationcasinos.com. Information contained on our website or that can be accessed through our website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus and you should not rely on that information.

SUMMARY DESCRIPTION OF THE NOTES

The summary below describes the principal terms of the Notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. See the “Description of the Notes” section of this prospectus for a more detailed description of the terms and conditions of the Notes.

Issuer	Station Casinos LLC.

Maturity	March 1, 2021.

Interest Rate	The Notes will accrue interest at the rate of 7.50% per annum.

Interest Payment Dates	Each March 1 and September 1, commencing September 1, 2013.

Optional Redemption

We may, at our option, redeem some or all of the Notes at any time on or after March 1, 2016, at the redemption prices listed under “Description of the Notes—Optional Redemption.” Prior to March 1, 2016, we may also redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date, plus a make-whole premium. At any time prior to March 1, 2016, we may also redeem up to 35% of the aggregate principal amount of the notes with the net cash proceeds from certain equity offerings. See “Description of the Notes—Optional Redemption.”

Ranking	The Notes and the guarantees are our and the Guarantors’ general senior unsecured obligations and rank:

•                  equally in right of payment with all of our existing and future senior indebtedness, but are effectively subordinated to all of our existing and future secured indebtedness to the extent of the value of the collateral that secures such indebtedness, including our $1,625.0 million term loan facility and $350.0 million revolving credit facility (the “Credit Facility”);

• senior in right of payment to all of our existing and future indebtedness that is subordinated in right of payment to the Notes; and

• structurally subordinated to any existing and future indebtedness and other liabilities of our subsidiaries that are not guarantors of the Notes.

As of December 31, 2014, we and our restricted subsidiaries had approximately $2.2 billion of total indebtedness outstanding, of which approximately $1.6 billion is secured, and $315.7 million of availability under the revolving portion of our Credit Facility. Our unrestricted subsidiaries had $113.5 million of outstanding indebtedness that is structurally senior to our obligations under the Notes.

Guarantees

The Notes are guaranteed, jointly and severally, on a senior unsecured basis by each of our current and future restricted subsidiaries that guarantees our obligations under the Credit Facility. The guarantees may be released under certain circumstances.

Change of Control Offer

If we experience a change in control, we must give holders of the Notes the opportunity to sell us their Notes at 101% of their principal amount, plus accrued and unpaid interest (unless the Notes are or have been otherwise redeemed).

Asset Sale Proceeds

If we or our restricted subsidiaries engage in asset sales, we generally must either invest the net cash proceeds from such sales in our business within a period of time, prepay secured debt or make an offer to purchase an amount of the Notes equal to the excess net cash proceeds. The purchase price of the Notes will be 100% of their principal amount plus accrued and unpaid interest.

Certain Covenants	The indenture governing the Notes contains covenants that, among other things, limit the ability of the Issuer and its restricted subsidiaries to:

• pay dividends or distributions (other than customary tax distributions) or make certain other restricted payments or investments;

• incur or guarantee additional indebtedness or issue disqualified stock or create subordinated indebtedness that is not subordinated to the Notes or the guarantees;

• create liens;

• transfer and sell assets;

• merge, consolidate, or sell, transfer or otherwise dispose of all or substantially all of our assets;

• enter into certain transactions with affiliates;

• engage in lines of business other than its core business and related businesses; and

• create restrictions on dividends or other payments by our restricted subsidiaries.

In addition, the indenture governing the Notes contains covenants relating to additional subsidiary guarantees in certain circumstances and the furnishing of customary reports to the noteholders. Unrestricted subsidiaries are not subject to the restrictive covenants in the indenture governing the Notes.

These covenants are subject to a number of important limitations and exceptions. See “Description of the Notes—Certain Covenants.”

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should carefully consider before investing in the Notes.

Summary Historical Consolidated Financial Information

The summary historical consolidated financial data presented below as of December 31, 2014, 2013, 2012 and for the years ended December 31, 2014, 2013 and 2012 and for the period from June 17, 2011 to December 31, 2011 have been derived from the Company’s audited consolidated financial statements, which, except for periods ended on or before December 31, 2011, are incorporated by reference in this prospectus. The summary historical consolidated financial data presented below as of and for the fiscal year ended December 31, 2010 and for the period from January 1, 2011 through June 16, 2011 have been derived from STN’s consolidated financial statements and Green Valley Ranch Gaming, LLC’s (“GVR Predecessor”) financial statements, as applicable. You should read the financial information presented below in conjunction with our consolidated financial statements and accompanying notes, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” incorporated by reference in this prospectus.

Amounts reported for the years ended December 31, 2013 and 2012 have been revised to reflect the results of Fertitta Interactive, LLC (“Fertitta Interactive”) as discontinued operations.

	Station Casinos LLC				Predecessors (e)
						Green Valley		Green Valley
				Period From	Station	Ranch	Station	Ranch
	Year Ended	Year Ended	Year Ended	June 17, 2011	Casinos, Inc.	Gaming, LLC	Casinos, Inc.	Gaming, LLC
	December 31,	December 31,	December 31,	Through	Period From January 1, 2011		Year Ended December 31, 2010
	2014 (a)	2013 (c)	2012 (d)	December 31, 2011	Through June 16, 2011 (f)		(g)
	(amounts in thousands)				(amounts in thousands)
Operating Results:
Net revenues	$1,291,616	$1,256,137	$1,229,302	$629,399	$464,697	$84,052	$944,955	$169,772
Operating income (loss)	219,842	205,283	162,828	72,511	48,599	11,947	(209,055)	7,554
Net income (loss) from continuing operations	114,736	(87,840)	25,219	(20,138)	3,357,474	626,364	(565,442)	(91,640)
Discontinued operations (b)	(43,410)	(25,653)	(13,507)	—	—	—	—	—
Net income (loss)	71,326	(113,493)	11,712	(20,138)	3,357,474	626,364	(565,442)	(91,640)
Net (loss) income attributable to noncontrolling interests	(11,955)	(9,067)	(1,606)	4,955	24,321	—	(1,673)	—
Net income (loss) attributable to Station Casinos LLC	83,281	(104,426)	13,318	(25,093)	3,333,153	626,364	(563,769)	(91,640)

	December 31, 2014	December 31, 2013	December 31, 2012	December 31, 2011			December 31, 2010	December 31, 2010
Balance Sheet Data:
Total assets	$2,974,341	$3,078,398	$3,098,943	$3,178,349			$3,954,143	$485,620
Long-term debt, including current portion	2,146,599	2,198,148	2,073,601	2,195,227			5,921,755	766,742
Members’/stockholders’ equity (deficit)	645,168	695,943	838,861	842,476			(2,886,248)	(419,300)

	Successor				Predecessors
	Station Casinos LLC				Station Casinos, Inc.		Green Valley Ranch Gaming, LLC
	Year Ended December 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012	Period From June 17, 2011 Through December 31, 2011	Period From January 1, 2011 Through June 16, 2011	Year Ended December 31, 2010	Period From January 1, 2011 Through June 16, 2011	Year Ended December 31, 2010
Ratio of earnings to fixed charges (h)	1.7	(h)	1.1	(h)	66.6	(h)	31.0	(h)

(a)                                 During the year ended December 31, 2014, we recognized a $49.1 million gain on repayment of our advances for development of Graton Resort.

(b)                                 Discontinued operations represents the results of Fertitta Interactive, which ceased operations in the fourth quarter of 2014.  See Note 3 to the Consolidated Financial Statements, incorporated by reference in this prospectus, for additional information.

(c)                                  During the year ended December 31, 2013, we recognized a loss on debt extinguishment of $146.8 million related to the refinancing of $2.1 billion of our then outstanding debt.  See Note 11 to the Consolidated Financial Statements, incorporated by reference in this prospectus, for additional information.

(d)                                 During the year ended December 31, 2012, we recognized a loss on debt extinguishment of $51.8 million related to the refinancing of approximately $517 million of our then outstanding debt, mainly the write-off of unamortized debt discount and debt issuance costs related to the previous credit facilities. See Note 11 to the Consolidated Financial Statements, incorporated by reference in this prospectus, for additional information.  In addition, we recognized a $102.8 million gain on repayment of our advances for development of Graton Resort.

(e)                                  Upon our emergence from Chapter 11 bankruptcy we adopted fresh-start reporting.  As a result, the Company’s selected financial data for periods beginning on or after June 17, 2011 is not comparable to the selected financial data of the Predecessors.

(f)                                   For the period from January 1, 2011 through June 16, 2011, our Predecessors recognized net gains of approximately $3.9 billion as a direct result of the Chapter 11 bankruptcy cases.

(g)                                  During the year ended December 31, 2010, STN recognized a loss of $234.5 million as a result of recording its 50% share of asset impairment losses of Aliante Station, a 50% owned joint venture of STN.  In addition, a joint venture was dissolved and STN recognized a $124.2 million gain on dissolution as a result of writing off the deficit carrying amount of the investment.

(h)                                 The ratio of earnings to fixed charges is computed by dividing earnings by fixed charges. For this purpose, earnings consist of net income (loss) before income taxes excluding earnings and losses from equity investees, fixed charges less capitalized interest, and income distributions from equity investees. Fixed charges consist of interest expense and capitalized interest, amortization of debt discount and deferred financing costs, and the portion of rental expense that is attributable to interest. Earnings were inadequate to cover fixed charges by $87.8 million and $20 million for the year ended December 31, 2013 and the period from June 17, 2011 through December 31, 2011, respectively, for Station Casinos LLC.  Earnings were inadequate to cover fixed charges by $279.9 million for the year ended December 31, 2010 for Station Casinos, Inc.  Earnings were inadequate to cover fixed charges by $91.6 million for the year ended December 31, 2010 for Green Valley Ranch Gaming, LLC.

RISK FACTORS

An investment in the Notes involves a significant degree of risk, including the risks described herein. You should carefully consider the risk factors set forth below as well as the other information contained under “Disclosure Regarding Forward-Looking Statements” and elsewhere in this prospectus before purchasing the Notes. Any of the following risks, as well as other risks and uncertainties, could materially and adversely affect our business, financial condition or results of operations and thus cause the value of the Notes to decline. The risks and uncertainties described below are not the only risks facing our company. Additional risks and uncertainties not currently known to us or those we currently view to be immaterial may also materially and adversely affect our business, financial condition or results of operations. In such a case, you may lose all or part of your investment in the Notes.

Risks Related to our Business

We depend on the Las Vegas locals and repeat visitor markets as our key markets, which subjects us to greater risks than a gaming company with more diverse operations.

Our operating strategies emphasize attracting and retaining customers from the Las Vegas local and repeat visitor market. All of our casino properties are dependent upon attracting Las Vegas residents as well as out of town visitors. As a result of our concentration in the Las Vegas market, we have a greater degree of exposure to a number of risks than we would have if we had operations outside of the Las Vegas valley.  These risks include the following:

•                  local economic and competitive conditions;

•                  changes in local and state governmental laws and regulations, including gaming laws and regulations;

•                  natural and other disasters; and

•                  a decline in the local population.

In addition, our strategy of growth through master-planning of our casinos for future expansion was developed, in part, based on projected population growth in Las Vegas.  There can be no assurance that population growth in Las Vegas will justify future development, additional casinos or expansion of our existing casino properties, which limits our ability to expand our business.

Our business is sensitive to reductions in discretionary consumer spending as a result of downturns in the economy.

Consumer demand for the offerings of casino hotel properties such as ours is sensitive to downturns in the economy and the corresponding impact on discretionary spending on leisure activities. Changes in discretionary consumer spending or consumer preferences brought about by factors such as perceived or actual general economic conditions and customer confidence in the economy, unemployment, the uncertainty and distress in the housing and credit markets, the impact of high energy, food and healthcare costs, the potential for bank failures, perceived or actual changes in disposable consumer income and wealth, taxes, effects or fears of war and future acts of terrorism could further reduce customer demand for the amenities that we offer and materially and adversely affect our business and results of operations.

Our casinos draw a substantial number of customers from the Las Vegas valley, as well as nearby geographic areas, including Southern California, Arizona and Utah. While the economies of these areas have shown significant recovery, we are unable to determine the sustainability or strength of the recovery.  In addition, the overall economic outlook and residential real estate market in the United States, and in particular Las Vegas, remain uncertain, and our target markets, and in particular Las Vegas, continue to experience significantly higher rates of unemployment than the national average. The economic downturn and adverse conditions experienced in our target markets and in the United States generally resulted in a significant decline in spending in Las Vegas, which negatively affected our results of operations.  Any slowing of the recovery or a return to an economic downturn would further negatively affect our results of operations.

We face substantial competition in the gaming industry and we expect that such competition will intensify.

Our casino properties face competition for customers and employees from all other casinos and hotels in the Las Vegas area including, to some degree, each other. In addition, our casino properties face competition from all smaller nonrestricted gaming locations and restricted gaming locations (locations with 15 or fewer slot machines) in the greater Las Vegas area, including those that primarily target the local and repeat visitor markets. Major additions, expansions or enhancements of existing properties or the construction of new properties by competitors could also have a material adverse effect on the business of our casino properties. If our competitors operate more successfully than we do, or if they attract customers away from us as a result of aggressive pricing and promotion or enhanced or expanded properties, we may lose market share and our business could be adversely affected.

To a lesser extent, our casino properties compete with gaming operations in other parts of the state of Nevada and other gaming markets in the United States and in other parts of the world, with state sponsored lotteries, on-and-off-track pari-mutuel wagering (a system of betting under which wagers are placed in a pool, management receives a fee from the pool, and the remainder of the pool is split among the winning wagers), card rooms, other forms of legalized gaming and online gaming. The gaming industry also includes dockside casinos, riverboat casinos, racetracks with slot machines and casinos located on Native American land. There is intense competition among companies in the gaming industry, some of which have significantly greater resources than we do. Our properties have encountered additional competition as large-scale Native American gaming on Indian lands, particularly in California, has increased and competition may intensify if more Native American gaming facilities are developed.  Several states are currently considering the approving of legalized casino gaming in designated areas, expansion of existing gaming operations or additional gaming sites.  In addition, internet gaming has commenced in Nevada, New Jersey and Delaware, and legislation approving internet gaming has been proposed by the federal government and other states.  Internet gaming and expansion of legalized casino gaming in new or existing jurisdictions and on Native American land could result in additional competition that could adversely affect our operations, particularly to the extent that such gaming is conducted in areas close to our operations.

We are dependent upon Fertitta Entertainment, an entity controlled by Frank J. Fertitta III and Lorenzo J. Fertitta, to operate our casino properties under long-term management contracts.  The success of our operations depends on the ability of Fertitta Entertainment to effectively manage our assets and operations.

We have entered into management agreements with subsidiaries of Fertitta Entertainment.  The management agreements extend until 2036 and have limited rights of termination prior to such date.  Under the management agreements, subsidiaries of Fertitta Entertainment have significant discretion in the management and operation of our casino properties. Fertitta Entertainment receives a base management fee equal to 2% of the gross revenues attributable to our properties and an incentive management fee equal to 5% of positive EBITDA of our properties.

Subject to the terms of a non-competition agreement, Fertitta Entertainment or any of its affiliates is permitted to manage certain casinos and properties other than our properties. Accordingly, management of such other casinos and properties by Fertitta Entertainment may create conflicts of interest between us and members of management affiliated with Fertitta Entertainment. Such other management opportunities could also limit the ability of such members of our management to devote time to our affairs and could have a negative impact on our business. There can be no assurance that those potential time conflicts and conflicts of interest will be resolved in our favor.

In addition, Fertitta Entertainment or its affiliates were granted a perpetual license to use certain of our information technology systems (but not our customer database). Although this license is subject to certain limitations, it enables the licensee thereunder to make use of such information technology systems in connection with assets, entities and projects other than our casino business enterprise that are managed, owned or operated by Fertitta Entertainment or its affiliates. As a consequence of the foregoing, Fertitta Entertainment has the technological resources necessary to rapidly develop additional business opportunities other than the management of our casino business, which may give Fertitta Entertainment an incentive to focus meaningful attention on such business activities in addition to the management of our casino business.

The success of our casino properties and, in turn, our business, is substantially dependent upon Fertitta Entertainment and its affiliates.  Subject to limited restrictions, Fertitta Entertainment and its affiliates are permitted to manage the operations of other gaming companies and the officers and employees of Fertitta Entertainment and its affiliates are not required to devote their full time and attention to managing our casino properties. There can be no assurance that Fertitta Entertainment will be successful at managing and operating our casino properties or that the terms of the Fertitta Entertainment management agreements are in our best interests.

We rely on the skills and experience of our management and key personnel, including personnel of Fertitta Entertainment The loss of the services of management or other key personnel could materially and adversely affect our results of operations and we may not be able to effectively replace management who have left the company.

Our ability to operate successfully and competitively is dependent, in part, upon the continued services of certain officers and key employees, including but not limited to, Frank J. Fertitta III.  All of our executive officers are employees of Fertitta Entertainment. In the event that Fertitta Entertainment and its affiliates cease to manage our casino properties or these officers and/or employees leave Fertitta Entertainment, we might not be able to find suitable replacements.  Through termination of the management agreements, or by other means, we believe that the loss of the services of these officers and/or employees could have a material adverse effect on our results of operations.

We and Fertitta Entertainment have experienced, and expect to continue to experience, strong competition in hiring and retaining qualified property and corporate management personnel.  From time to time, we have vacancies in key corporate and property management positions.  If we are unable to successfully recruit and retain qualified management personnel at our properties, or Fertitta Entertainment is unable to successfully recruit and retain qualified corporate personnel, our results of operations could be materially adversely affected.

In addition, our officers, directors and key employees are required to file applications with the gaming authorities and be licensed or found suitable by such authorities.  If the gaming authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person.  Furthermore, the gaming authorities could require us to terminate the employment of any person who refuses to file appropriate applications. We could be adversely affected under either circumstance.

Union organization activities could disrupt our business by discouraging patrons from visiting our properties, causing labor disputes or work stoppages, and, if successful, could significantly increase our labor costs.

None of our owned casino properties are currently subject to any collective bargaining agreement or similar arrangement with any union, and we believe we have excellent employee relations. However, union activists have actively sought to organize employees at certain of our casino properties in the past, and we believe that such efforts are ongoing at this time. Accordingly, there can be no assurance that our casino properties will not ultimately be unionized. Union organization efforts that may occur in the future could cause disruptions to our casino properties and discourage patrons from visiting our properties and may cause us to incur significant costs, any of which could have a material adverse effect on our results of operations and financial condition. In addition, union activities may result in labor disputes, including work stoppages, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, should employees at one or more of our properties organize, collective bargaining would introduce an element of uncertainty into planning our future labor costs, which could have a material adverse effect on the business of our casino properties and our financial condition and results of operations.

Work stoppages, labor problems and unexpected shutdowns may limit our operational flexibility and negatively impact our future profits.

Any work stoppage at one or more of our casino properties, including any construction projects which may be undertaken, could require us to expend significant funds to hire replacement workers, and qualified replacement labor may not be available at reasonable costs, if at all. Strikes and work stoppages could also result in adverse media attention or otherwise discourage customers from visiting our casino properties. Strikes and work stoppages involving laborers at any construction project which may be undertaken could result in construction delays and increases in construction costs. As a result, a strike or other work stoppage at one of our casino properties or any construction project could have an adverse effect on the business of our casino properties and our financial condition and results of operations. There can be no assurance that we will not experience a strike or work stoppage at one or more of our casino properties or any construction project in the future.

In addition, any unexpected shutdown of one of our casino properties or any construction project could have an adverse effect on the business of our casino properties and our results of operations. There can be no assurance that we will be adequately prepared for unexpected events, including political or regulatory actions, which may lead to a temporary or permanent shutdown of any of our casino properties.

Potential conflicts of interest may exist or may arise among our principal equity holders.

Our Board of Managers is controlled by persons designated by FI Station Investor LLC,  an affiliate of Fertitta Entertainment (“FI Station Investor”), and German American Capital Corporation (an affiliate of Deutsche Bank Securities Inc.) (“GACC”). Certain major actions require the approval of a majority of the managers designated by FI Station Investor and a majority of the managers designated by GACC.

Affiliates of Fertitta Entertainment are indirect holders of our equity interests and the managers of our operations. In addition, all of our executive officers are employed by Fertitta Entertainment. The interests of FI Station Investor, in its capacity as an affiliate of the managers of our properties, may be different from, or in addition to, its interests as an equity holder. For example, since the affiliates of Fertitta Entertainment that manage our operations are compensated for their management services based on the revenue and EBITDA achieved by our properties, FI Station Investor may have an incentive to support the growth of such revenue and EBITDA even if doing so would require increased leverage and interest service obligations or increased capital expenditures for our properties. Under certain circumstances, the imposition of increased leverage and interest service obligations on our properties, or an increase in our capital expenditure levels, could adversely affect our liquidity and financial condition.

In addition, GACC, which is a holder of our indirect non-voting equity interests and is entitled to designate two members of our Board of Managers, is a lender under our credit facility, which includes a $1.625 billion term loan facility (the “Term Loan Facility”) and a $350.0 million revolving credit facility (the “Revolving Credit Facility”) (together the “Credit Facility”).  GACC is also a lender under our amended and restated credit agreement (the ‘‘Restructured Land Loan’’) among CV PropCo, LLC, a subsidiary of the Company that owns certain land held for development, Deutsche Bank AG Cayman Islands Branch and JPMorgan Chase Bank, N.A. as initial lenders, entered into as of June 17, 2011, consisting of a term loan facility with an initial principal amount of $105 million. To the extent that GACC continues to hold interests at multiple levels of our capital structure, it may have a conflict of interest and make decisions or take actions that reflect its interests as our secured lender, unsecured lender or indirect equity holder that could have adverse consequences to our other stakeholders.

The concentration and evolution of the slot machine manufacturing industry or other technological conditions could impose additional costs on us.

We rely on a variety of hardware and software products to maximize revenue and efficiency in our operations.  Technology in the gaming industry is developing rapidly, and we may need to invest substantial amounts to acquire the most current gaming and hotel technology and equipment in order to remain competitive in the markets in which we operate.  In addition, we may not be able to successfully implement and/or maintain any acquired technology.

We are subject to extensive federal, state and local regulation and governmental authorities have significant control over our operations which could have an adverse effect on our business.

Our ownership and operation of gaming facilities is subject to extensive regulation by the states, counties and cities in which we operate.  These laws, regulations and ordinances vary from jurisdiction to jurisdiction, but generally concern the responsibility, financial stability and character of the owners and managers of gaming operations as well as persons financially interested or involved in gaming operations.  As such, our gaming regulators can require us to disassociate ourselves from suppliers or business partners found unsuitable by the regulators or, alternatively, cease operations in that jurisdiction.  In addition, unsuitable activity on our part or on the part of our unconsolidated affiliates in any jurisdiction could have a negative effect on our ability to continue operating in other jurisdictions.  For a summary of gaming and other regulations that affect our business, see the “Business—Regulation and Licensing” of our Annual Report on Form 10-K for the year ended December 2014, incorporated by reference herein.  The regulatory environment in any particular jurisdiction may change in the future and any such change could have a material adverse effect on our results of operations. In addition, we are subject to various gaming taxes, which are subject to possible increase at any time. Increases in gaming taxation could also adversely affect our results of operations.  We also deal with significant amounts of cash in our operations and are subject to various reporting and anti-money laundering regulations.  We are subject to regulation under the Currency and Foreign Transactions Reporting Act of 1970, commonly known as the “Bank Secrecy Act”, which, among other things, requires us to report to the Internal Revenue Service (“IRS”) any currency transactions in excess of $10,000 that occur within a 24-hour gaming day, including identification of the individual transacting the currency.  We are also required to report certain suspicious activity, including any transactions aggregating to $5,000 or more, where we know, suspect or have reason to suspect such transactions involve funds from illegal activity or are intended to evade federal regulations or avoid reporting requirements.  In addition, under the Bank Secrecy Act we are subject to various other rules and regulations involving reporting, recordkeeping and retention.  Our compliance with the Bank Secrecy Act is subject to periodic audits by the IRS, and we may be required to pay substantial penalties if we fail to comply with applicable regulations.  Any violations of anti-money laundering laws or regulations by any of our properties could have an adverse effect on our financial condition, results of operations or cash flows.  Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted.

Changes to the gaming tax laws could have an adverse effect on our results of operations by increasing the cost of operating our business.

The gaming industry represents a significant source of tax revenue, particularly to the State of Nevada and its counties and municipalities. From time to time, various state and federal legislators and officials have proposed changes in taxes, or in the administration of such laws, affecting the gaming industry. The Nevada Legislature meets every two years for 120 days and when special sessions are called by the Governor, and is not currently in session. The next Nevada legislative session began on February 2, 2015. There were no specific proposals during the last legislative session to increase gaming taxes; however, there are no assurances an increase in gaming taxes or other taxes impacting gaming licensees or other businesses in general will not be proposed and passed by the Nevada Legislature in a future legislative session. An increase in the gaming tax or other such taxes could have a material adverse effect on our results of operations.

Rising operating and other costs at our gaming properties could have a negative impact on our business.

The operating expenses associated with our gaming properties could increase due to, among other reasons, the following factors:

•                                          changes in the federal, state or local regulations, including state and local gaming regulations or taxes, or the way such regulations are administered could impose additional restrictions or increase our operating costs;

•                                          aggressive marketing and promotional campaigns by our competitors for an extended period of time could force us to increase our expenditures for marketing and promotional campaigns in order to maintain our existing customer base and attract new customers;

•                                          as our properties age, we may need to increase our expenditures for repairs, maintenance, and to replace equipment necessary to operate our business compared to amounts that we have spent historically;

•                                          our reliance on slot play revenues and any additional costs imposed on us from vendors;

•                                          availability and cost of the many products and service we provide our customers, including food, beverages, retail items, entertainment, hotel rooms, and spa services;

•                                          availability and costs associated with insurance;

•                                          increases in costs of labor and employee benefits, including due to potential unionization of our employees;

•                                          increases in the prices of electricity, natural gas and other forms of energy; and

•                                          water shortages or other increases in the cost of water.

If our operating expenses increase without any offsetting increase in our revenues, our results of operations would suffer.

We may incur losses that are not adequately covered by insurance, which may harm our results of operations. In addition, our insurance costs may increase and we may not be able to obtain similar insurance coverage in the future.

Although we maintain insurance that is customary and appropriate for our business, each of our insurance policies is subject to certain exclusions.  Our property insurance coverage is in an amount that may be significantly less than the expected replacement cost of rebuilding our facilities in the event of a total loss.  The lack of adequate insurance for certain types or levels of risk could expose us to significant losses in the event of a catastrophe. In addition to the damage caused to our properties by a casualty loss, we may suffer business disruption or be subject to claims by third parties that may be injured or harmed.  While we carry general liability insurance and business interruption insurance, there can be no assurance that insurance will be available or adequate to cover all loss and damage to which our business or our assets might be subjected. In addition, certain casualty events, such as labor strikes, nuclear events, loss of income due to terrorism, deterioration or corrosion, insect or animal damage and pollution, may not be covered under our policies. Any losses we incur that are not adequately covered by insurance may decrease our future operating income, require us to fund replacements or repairs for destroyed property and reduce the funds available for payments of our obligations.

We renew our insurance policies on an annual basis.  To the extent that the cost of insurance coverage increases, we may be required to reduce our policy limits or agree to exclusions from our coverage.

We are subject to litigation in the ordinary course of our business. An adverse determination with respect to any such disputed matter could result in substantial losses.

We are, from time to time, during the ordinary course of operating our businesses, subject to various litigation claims and legal disputes, including contract, lease, employment and regulatory claims as well as claims made by visitors to our properties. There are also litigation risks inherent in any construction or development of any of our properties. Certain litigation claims may not be covered entirely or at all by our insurance policies or our insurance carriers may seek to deny coverage. In addition, litigation claims can be expensive to defend and may divert our attention from the operations of our businesses. Further, litigation involving visitors to our properties, even if without merit, can attract adverse media attention. As a result, litigation can have a material adverse effect on our businesses and, because we cannot predict the outcome of any action, it is possible that adverse judgments or settlements could significantly reduce our earnings or result in losses.

We may incur delays and budget overruns with respect to future construction projects.  Any such delays or cost overruns may have a material adverse effect on our operating results.

We are currently providing funding for the North Fork Project and have an agreement to develop the facility.  In addition, we will evaluate expansion opportunities as they become available, and in the future we may develop projects in addition to the proposed North Fork Project.

Such construction projects entail significant risks, including the following:

•                  shortages of material or skilled labor;

•                  unforeseen engineering, environmental or geological problems;

•                  work stoppages;

•                  weather interference;

•                  floods;

•                  unanticipated cost increases; and

•                  legal or political challenges

any of which can give rise to delays or cost overruns.

The anticipated costs and construction periods are based upon budgets, conceptual design documents and construction schedule estimates prepared by us in consultation with our architects and contractors. Construction, equipment, staffing requirements, problems or difficulties in obtaining any of the requisite licenses, permits, allocations or authorizations from regulatory authorities can increase the cost or delay the construction or opening of each of the proposed facilities or otherwise affect the project’s planned design and features. We cannot be sure that we will not exceed the budgeted costs of these projects or that the projects will commence operations within the contemplated time frame, if at all. Budget overruns and delays with respect to expansion and development projects could have a material adverse impact on our results of operations.

We may regularly pursue new gaming acquisition and development opportunities and may not be able to recover our investment or successfully expand to additional locations.

We will regularly evaluate and may pursue new gaming acquisition and development opportunities in existing and emerging jurisdictions. These opportunities may take the form of joint ventures. To the extent that we decide to pursue any new gaming acquisition or development opportunities, our ability to benefit from such investments will depend upon a number of factors including:

•                  our ability to identify and acquire attractive acquisition opportunities and development sites;

•                  our ability to secure required federal, state and local licenses, permits and approvals, which in some jurisdictions are limited in number;

•                  certain political factors, such as local support or opposition to development of new gaming facilities or legalizing casino gaming in designated areas;

•                  the availability of adequate financing on acceptable terms (including waivers of restrictions in existing credit arrangements); and

•                  our ability to identify and develop satisfactory relationships with joint venture partners.

Most of these factors are beyond our control. Therefore, we cannot be sure that we will be able to recover our investment in any new gaming development opportunities or acquired facilities, or successfully expand to additional locations.

We have invested, and we will likely continue to invest, in real property in connection with the pursuit of expansion opportunities. These investments are subject to the risks generally incident to the ownership of real property, including:

•                  changes in economic conditions;

•                  environmental risks;

•                  governmental rules and fiscal policies; and

•                  other circumstances over which we may have little or no control.

The development of such properties will also be subject to restrictions under our credit agreements. We cannot be sure that we will be able to recover our investment in any such properties or be able to prevent incurring investment losses.

We may experience difficulty integrating operations of any acquired companies and developed properties and managing our overall growth which could have a material adverse effect on our operating results.

We may not be able to effectively manage our properties, proposed projects with Native American tribes and any future acquired companies or developed properties, or realize any of the anticipated benefits of the acquisitions, including streamlining operations or gaining efficiencies from the elimination of duplicative functions. The management of Native American gaming facilities requires continued dedication of management resources and may temporarily distract attention from our day-to-day business. In addition, to the extent we pursue expansion and acquisition opportunities, we would face significant challenges in managing our expansion projects and any other gaming operations we may acquire in the future. Failure to manage our growth effectively could have a material adverse effect on our operating results.

We require significant capital to fund capital expenditures, pursue proposed development, expansion or acquisition opportunities or refinance our significant indebtedness.

Our businesses are capital intensive. For our casino properties to remain attractive and competitive we must periodically invest significant capital to keep the properties well-maintained, modernized and refurbished. Similarly, future construction and development projects, including but not limited to, the proposed gaming facility for the North Fork Project, and acquisitions of other gaming operations could require significant additional capital. We rely on earnings and cash flow from operations to finance our business, capital expenditures, development, expansion and acquisitions and, to the extent that we cannot fund such expenditures from cash generated by operations, funds must be borrowed or otherwise obtained. We will also be required in the future to refinance our outstanding debt. Our ability to effectively operate and grow our business may be constrained if we are unable to borrow additional capital or refinance existing borrowings on reasonable terms.

We may be unable to generate sufficient revenues and cash flows to service our debt obligations as they come due, finance capital expenditures and meet our operational needs.

If we are unable to access sufficient capital from operations or borrowings, we may be precluded from:

•                  maintaining or enhancing our properties;

•                  taking advantage of future opportunities;

•                  growing our business; or

•                  responding to competitive pressures.

Further, our failure to generate sufficient revenues and cash flows could lead to cash flow and working capital constraints, which may require us to seek additional working capital. We may not be able to obtain such working capital when it is required. Further, even if we were able to obtain additional working capital, it may only be available on unfavorable terms. For example, we may be required to incur additional debt, and servicing the payments on such debt could adversely affect our results of operations and financial condition. Limited liquidity and working capital may also restrict our ability to maintain and update our casino properties, which could put us at a competitive disadvantage to casinos offering more modern and better maintained facilities.

If we do not have access to credit or capital markets at desirable times or at rates that we would consider acceptable, the lack of such funding could have a material adverse effect on our business, results of operations and financial condition and our ability to service our indebtedness.

We may incur impairments to goodwill, indefinite-lived intangible assets, or long-lived assets which could negatively affect our results of operations.

We test our goodwill and indefinite-lived intangible assets for impairment during the fourth quarter of each year or when a triggering event occurs, and we test other long-lived assets for impairment whenever changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  If we do not achieve our projected cash flow estimates related to such assets, we may be required to record an impairment charge, which could have a material adverse impact on our consolidated financial statements.  We and STN have recognized significant impairment charges in the past as a result of a number of factors including negative industry and economic trends, reduced estimates of future cash flows, and slower than expected growth.  We could be required to recognize additional impairment charges, which could have a material adverse effect on our results of operations if events that negatively impact our business should occur in the future.

Any failure to protect our trademarks could have a negative impact on the value of our brand names and adversely affect our business.

The development of intellectual property is part of our overall business strategy, and we regard our intellectual property to be an important element of our success. While our business as a whole is not substantially dependent on any one trademark or combination of several of our trademarks or other intellectual property, we seek to establish and maintain our proprietary rights in our business operations through the use of trademarks. Despite our efforts to protect our proprietary rights, parties may infringe our trademarks and our rights may be invalidated or unenforceable. Monitoring the unauthorized use of our intellectual property is difficult. Litigation may be necessary to enforce our intellectual property rights or to determine the validity and scope of the proprietary rights of others.  Litigation of this type could result in substantial costs and diversion of resources. We cannot assure you that all of the steps we have taken to protect our trademarks will be adequate to prevent imitation of our trademarks by others. The unauthorized use or reproduction of our trademarks could diminish the value of our brand and its market acceptance, competitive advantages or goodwill, which could adversely affect our business.

Shortages or increases in prices of energy or water may adversely affect our business and our results of operations.

Our casinos and hotels use significant amounts of electricity, natural gas, other forms of energy and water.  The southwest United States is currently experiencing a severe drought, which may result in governmentally-imposed restrictions on water use or increases in the cost of water.  Any such restrictions on use of water or increases in cost could adversely impact our business and our results of operations.  In addition, while no shortages of energy have been experienced recently and gasoline prices are currently lower than historical periods, energy shortages or substantial increases in the cost of electricity and gasoline in the United States have negatively affected our operating results in the past.  Increased gasoline prices may cause reduced visitation to our properties because of travel costs or reductions in disposable income of our guests and increased energy prices directly impact our operating costs. Any such increases in prices could negatively affect our business in the future.

Failure to maintain the integrity of our internal or customer data, including defending our information systems against hacking, security breaches, computer malware, cyber attacks and similar technology exploitation risks, could have an adverse effect on our results of operations and cash flows, and/or subject us to costs, fines or lawsuits.

Our business requires the collection and retention of large volumes of data about our customers, employees, suppliers and business partners, including customer credit card numbers and other personally identifiable information of our customers and employees, in various information systems that we maintain and in those maintained by third party service providers.  The integrity and protection of that data is important to our business and is subject to privacy laws enacted by various jurisdictions. The regulatory environment and the requirements imposed on us by the payment card industry surrounding information, security and privacy are evolving and may be inconsistent. Our systems may be unable to meet changing regulatory and payment card industry requirements and employee and customer expectations, or may require significant additional investments or time in order to do so. Our information systems and records, including those maintained by service providers, may be subject to security breaches, system failures, viruses, operator error or inadvertent releases of data. The steps we have taken to mitigate these risks may not be sufficient and a significant theft, loss or fraudulent use of customer, employee or company data maintained by us or by a service provider could have an adverse effect on our reputation and employee relationships and could result in remedial and other expenses, fines or litigation. A breach in the security of our information systems or those of our service providers could lead to an interruption in the operation of our systems or loss, disclosure or misappropriation of our business information and could have an adverse effect on our business, results of operations and cash flows.

We may face potential successor liability for liabilities of STN not provided for in our plan of reorganization.  If we are determined to be liable for obligations of STN, our business, financial condition and results of operations may be materially and adversely affected.

We may be subject to certain liabilities of STN not provided for in our plan of reorganization. Such liabilities may arise in a number of circumstances, including those where:

•                  a creditor of STN did not receive proper notice of the pendency of the bankruptcy case relating to our plan of reorganization or the deadline for filing claims therein;

•                  the injury giving rise to, or source of, a creditor’s claim did not manifest itself in time for the creditor to file the creditor’s claim;

•                  a creditor did not timely file the creditor’s claim in such bankruptcy case due to excusable neglect;

•                  we are liable for STN’s tax liabilities under a federal and/or state theory of successor liability; or

•                  the order of confirmation for our plan of reorganization was procured by fraud.

To date, we have been successful in both state court and bankruptcy court defending against such alleged liabilities. If, however, we are determined to be subject to such liabilities, it could materially adversely affect our business, financial condition and results of operations.

Risks Related to the Notes and our Substantial Indebtedness

We have a substantial amount of indebtedness, which could have a material adverse effect on our financial condition and our ability to obtain financing in the future and to react to changes in our business.

We have a substantial amount of debt, which requires significant principal and interest payments.  As of December 31, 2014, the principal amount of our outstanding indebtedness, including original issue discount and our $113.5 million non-recourse Restructured Land Loan, totaled approximately $2.2 billion, and we have $315.7 million of undrawn availability under our Credit Facility.  Our ability to make interest payments on our debt will be significantly impacted by general economic, financial, competitive and other factors beyond our control.

Our substantial indebtedness could:

•                  make it more difficult for us to satisfy our obligations under the Notes and senior secured credit facilities and other indebtedness;

•                  increase our vulnerability to adverse economic and general industry conditions, including interest rate fluctuations, because a portion of our borrowings, including those under our senior secured credit facilities, are and will continue to be at variable rates of interest;

•                  require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, which would reduce the availability of our cash flow from operations to fund working capital, capital expenditures or other general corporate purposes;

•                  limit our flexibility in planning for, or reacting to, changes in our business and industry;

•                  place us at a disadvantage compared to competitors that may have proportionately less debt;

•                  limit our ability to obtain additional debt or equity financing due to applicable financial and restrictive covenants in our debt agreements; and

•                  cause us to incur higher interest expense in the event of increases in interest rates on our borrowings that have variable interest rates or if we refinance existing debt at higher interest rates.

Despite our current indebtedness levels, we and our subsidiaries may still incur significant additional indebtedness. Incurring more indebtedness could increase the risks associated with our substantial indebtedness.

We and our subsidiaries may be able to incur substantial additional indebtedness, including additional secured indebtedness, in the future. The terms of the documents governing our indebtedness restrict, but do not completely prohibit, us from doing so. As of December 31, 2014, we had $315.7 million of undrawn availability under our Credit Facility (after giving effect to the issuance of approximately $34.3 million of letters of credit and similar obligations). In addition, the indenture governing the Notes allows us to issue additional Notes under certain circumstances which will also be guaranteed by the Guarantors. The indenture also allows us to incur certain other additional secured and unsecured debt. Further, the indenture does not prevent us from incurring other liabilities that do not constitute indebtedness. If new debt or other liabilities are added to our current debt levels, the related risks that we and our subsidiaries now face could intensify.

We may not be able to generate sufficient cash to service all of our indebtedness, including the Notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business, legislative, regulatory and other factors beyond our control. We will also be required to obtain the consent of the lenders under the senior secured credit facilities to refinance material portions of our indebtedness, including the Notes. We cannot assure you that we will maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including the Notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, or to sell assets, seek additional capital or restructure or refinance our indebtedness, including the Notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. If our operating results and available cash are insufficient to meet our debt service obligations, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service and other obligations. We may not be able to consummate those dispositions or to obtain the proceeds that we could realize from them, and these proceeds may not be adequate to meet any debt service obligations then due. Additionally, the documents governing our indebtedness limits the use of the proceeds from any disposition; as a result, we may not be allowed, under these documents, to use proceeds from such dispositions to satisfy all current debt service obligations.

We may not be able to repurchase the Notes upon a change of control or pursuant to an asset sale offer.

Upon a change of control, as defined under the indenture governing the Notes, the holders of Notes will have the right to require us to offer to purchase all of the Notes then outstanding at a price equal to 101% of their principal amount plus accrued and unpaid interest. In order to obtain sufficient funds to pay the purchase price of the outstanding Notes, we expect that we would have to refinance the Notes. We cannot assure you that we would be able to refinance the Notes on reasonable terms, if at all. Our failure to offer to purchase all outstanding Notes or to purchase all validly tendered Notes would be an event of default under the indenture. Such an event of default may cause the acceleration of our other debt. Our other debt also may contain restrictions on repayment requirements with respect to specified events or transactions that constitute a change of control under the indenture.

In addition, in certain circumstances specified in the indenture governing the Notes, we are required to commence an asset sale offer, as defined in the indenture, pursuant to which we will be obligated to purchase the applicable Notes at a price equal to 100% of their principal amount plus accrued and unpaid interest. Our other debt may contain restrictions that would limit or prohibit us from completing any such asset sale offer. Our failure to purchase any such Notes when required under the indenture is an event of default under the indenture.

Holders of the Notes may not be able to determine when a change of control giving rise to their right to have the Notes repurchased has occurred following a sale of “substantially all” of our assets.

The definition of change of control in the indenture governing the Notes includes a phrase relating to the sale of “all or substantially all” of our assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, the ability of a holder of Notes to require us to repurchase its Notes as a result of a sale of less than all our assets to another person may be uncertain.

If we default under our Credit Facility, we may not be able to service our debt obligations.

In the event of a default under the credit agreement governing our Credit Facility, the lenders could elect to declare all amounts borrowed, together with accrued and unpaid interest and other fees, to be due and payable, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If such acceleration occurs, thereby permitting an acceleration of amounts outstanding under the Notes, we may not be able to repay the amounts due under such credit facilities or the Notes. This could have serious consequences to the holders of the Notes and to our financial condition and results of operations, and could cause us to become bankrupt or insolvent. If default occurred under the credit facilities of one of our unrestricted subsidiaries, the subsidiary or subsidiaries party to such credit facility might have to take actions that could result in the diminution or elimination of our equity interest in such subsidiary. See the “Description of Other Indebtedness” in our Annual Report on Form 10-K for the year ended December 31, 2014, incorporated by reference herein.

The Notes are not secured by our assets, or the assets of the Guarantors, and the lenders under our Credit Facility will be entitled to remedies available to a secured creditor, which give them priority over you to collect amounts due to them.

As of December 31, 2014, we and our restricted subsidiaries had approximately $2.2 billion of debt outstanding. The Notes and the related guarantees will not be secured by any of our assets or any of the assets of the Guarantors. In contrast, our obligations under the credit agreement governing the Credit Facility are secured by substantially all of our assets and substantially all of the assets of the Guarantors.

Because the Notes and the related guarantees will be unsecured obligations, your right of repayment may be compromised if any of the following situations occur:

•                  we enter into a bankruptcy, liquidation, reorganization or any other winding-up proceeding;

•                  there is a default in payment under the credit agreement governing our Credit Facility or our other secured indebtedness; or

•                  there is an acceleration of any indebtedness under the credit agreement governing our Credit Facility or our other secured indebtedness.

If any of these events occurs, the secured lenders could sell those of our and our Guarantors’ assets in which they have been granted a security interest, to your exclusion, even if an event of default exists under the indenture governing the Notes at such time. Only when our obligations under the credit agreement governing the Credit Facility are satisfied in full will the proceeds of the collateral securing our obligations under the credit agreement governing the Credit Facility be available, subject to other permitted liens, to satisfy obligations under the Notes and guarantees. As a result, upon the occurrence of any of these events, there may not be sufficient funds to pay amounts due on the Notes and the guarantees.

The indenture governing the Notes and the credit agreement governing the Credit Facility will impose significant operating and financial restrictions on us and our subsidiaries, which may prevent us from capitalizing on business opportunities.

The credit agreement governing the Credit Facility and the indenture governing the Notes contain a number of covenants that impose significant operating and financial restrictions on us, including certain limitations on our and our subsidiaries’ ability to, among other things:

•                  incur additional debt or issue certain preferred units;

•                  pay dividends on or make certain redemptions, repurchases or distributions in respect of our Units or make other restricted payments;

•                  make certain investments;

•                  sell certain assets;

•                  create liens on certain assets;

•                  consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•                  enter into certain transactions with our affiliates.

In addition, the credit agreement governing the Credit Facility contains certain financial covenants, including maintenance of a minimum interest coverage ratio and adherence to a maximum total leverage ratio.

As a result of these covenants and restrictions, we are limited in how we conduct our business and we may be unable to raise additional debt or equity financing to compete effectively or to take advantage of new business opportunities. The restrictions caused by such covenants could also place us at a competitive disadvantage to less leveraged competitors.  In addition, our ability to comply with covenants and restrictions contained in the agreements governing our indebtedness may be affected by general economic conditions, industry conditions and other events beyond our control.  As a result, we cannot assure you that we will be able to comply with these covenants and restrictions.

A failure to comply with the covenants contained in the credit agreement governing the Credit Facility, indenture governing the Notes or other indebtedness that we may incur in the future could result in an event of default, which, if not cured or waived, could result in the acceleration of the indebtedness and have a material adverse effect on our business, financial condition and results of operations. In the event of any default under the credit agreement governing the Credit Facility, the lenders thereunder:

•                  will not be required to lend any additional amount to us;

•                  could elect to declare all borrowings outstanding, together with accrued and unpaid interest and fees, to be due and payable and terminate all commitments to extend future credit; or

•                  could require us to apply all of our available cash to repay these borrowings.

If we are unable to comply with the covenants in the agreements governing our indebtedness or to pay our debts, the lenders under the credit agreement governing the Credit Facility could proceed against the collateral granted to them to secure that indebtedness, which includes substantially all of our assets, and the holders of the Notes would be entitled to exercise remedies under our indenture. If our indebtedness were to be accelerated, there can be no assurance that our assets would be sufficient to repay such indebtedness in full. Moreover, in the event that such indebtedness is accelerated, there can be no assurance that we will be able to refinance it on acceptable terms, or at all. You should read the discussions under the headings “Description of Other Indebtedness” and “Description of the Notes—Certain Covenants” for further information about these covenants.

Because each Guarantor’s liability under its guarantees may be reduced to zero, voided or released under certain circumstances, you may not receive any payments from some or all of the Guarantors.

You have the benefit of the guarantees of the subsidiary Guarantors. However, the guarantees by the subsidiary Guarantors are limited to the maximum amount that the subsidiary Guarantors are permitted to guarantee under applicable law. As a result, a subsidiary Guarantor’s liability under its guarantee could be reduced to zero, depending upon the amount of other obligations of such subsidiary Guarantor. Further, under the circumstances discussed more fully below, a court under federal and state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or further subordinate it to all other obligations of the Guarantor. See “Risk Factors—Risks Related to the Notes and our Substantial Indebtedness—U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require note holders to return payments received from the Guarantors.” In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of the Notes—Brief Description of the Notes and the Guarantees—The Guarantees.”

Unrestricted subsidiaries are not, and those that we may form in the future generally will not be, subject to any of the covenants in the indenture and will not guarantee the Notes or pledge any collateral to secure the Notes, and we may not be able to rely on the cash flow or assets of those entities to pay our indebtedness.

The Notes are structurally subordinated to all liabilities of our existing or future unrestricted subsidiaries that are not Guarantors of the Notes. As of the date of this prospectus, our unrestricted subsidiaries include NP Landco Holdco LLC and SC Interactive Investor LLC and each of their respective subsidiaries. We will be permitted to designate other subsidiaries as unrestricted subsidiaries and make significant investments in entities that will not be subject to compliance with the restrictive covenants contained in the indenture governing the Notes. If we designate a subsidiary guarantor as an unrestricted subsidiary for purposes of the indenture governing the Notes, such subsidiary or any of its subsidiaries will be released under the indenture. In addition, the creditors of such unrestricted subsidiary and its subsidiaries will have a senior claim on the assets of such unrestricted subsidiary and its subsidiaries.

In addition, unrestricted subsidiaries and entities that are not subsidiaries will generally not be subject to the covenants under the indenture governing the Notes. Unrestricted subsidiaries and entities that are not subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the Notes. Accordingly, we may not be able to rely on the cash flow or assets of those entities to pay any of our indebtedness, including the Notes.

U.S. federal and state statutes allow courts, under specific circumstances, to avoid the guarantees, subordinate claims in respect of the guarantees and require note holders to return payments received from the Guarantors.

Certain of our subsidiaries guarantee the obligations under the Notes. The guarantees by the subsidiary Guarantors may be subject to review under federal and state laws if a bankruptcy, liquidation or reorganization case or a lawsuit, including in circumstances in which bankruptcy is not involved, were commenced at some future date by, or on behalf of, the unpaid creditors of a Guarantor. Under the federal bankruptcy laws and comparable provisions of state fraudulent transfer laws, a court may avoid or otherwise decline to enforce a subsidiary Guarantor’s guarantee, or may subordinate the Notes or such guarantee to the applicable subsidiary Guarantor’s existing and future indebtedness. While the relevant laws may vary from state to state, a court might do so if it found that when the applicable subsidiary Guarantor entered into its guarantee, or, in some states, when payments became due under such guarantee, the applicable subsidiary Guarantor received less than reasonably equivalent value or fair consideration and:

•                  was insolvent or rendered insolvent by reason of such incurrence;

•                  was engaged in a business or transaction for which its remaining assets constituted unreasonably small capital; or

•                  intended to incur, or believed that it would incur, debts beyond its ability to pay such debts as they mature.

A court would likely find that a subsidiary Guarantor did not receive reasonably equivalent value or fair consideration for such guarantee if such subsidiary Guarantor did not substantially benefit directly or indirectly from the issuance of such guarantee. The measures of insolvency for purposes of these fraudulent transfer laws vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a subsidiary Guarantor, as applicable, would be considered insolvent if:

•                  the sum of its debts, including contingent liabilities, was greater than the fair saleable value of its assets;

•                  the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•                  it could not pay its debts as they become due.

A court might also avoid a guarantee, without regard to the above factors, if the court found that the applicable subsidiary Guarantor entered into its guarantee with actual intent to hinder, delay or defraud its creditors. In addition, any payment by a subsidiary Guarantor pursuant to its guarantee could be avoided and required to be returned to such subsidiary Guarantor or to a fund for the benefit of such Guarantor’s creditors, and accordingly the court might direct you to repay any amounts that you had already received from such subsidiary Guarantor.

To the extent a court avoids any of the guarantees as fraudulent transfers or holds any of the guarantees unenforceable for any other reason, holders of Notes would cease to have any direct claim against the applicable subsidiary Guarantor. If a court were to take this action, the applicable Guarantor’s assets would be applied first to satisfy the applicable Guarantor’s other liabilities, if any, and might not be applied to the payment of the guarantee. Sufficient funds to repay the Notes may not be available from other sources, including the remaining Guarantors, if any. Each subsidiary guarantee will contain a provision intended to limit the Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer. This provision may not be effective to protect the guarantees from being avoided under applicable fraudulent transfer laws or may reduce the Guarantor’s obligation to an amount that effectively makes the guarantee worthless. In a Florida bankruptcy case, this kind of provision was found ineffective to protect guarantees.

You may be required to sell your Notes if any gaming authority finds you unsuitable to hold them.

Gaming authorities have the authority generally to require that any beneficial owner of our securities, including the Notes, file an application and be investigated for a finding of suitability. If a record or beneficial owner of a Note is required by any gaming authority to be found suitable, such owner will be required to apply for a finding of suitability within 30 days after request of such gaming authority or within such other time prescribed by such gaming authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a record or beneficial owner is required to be found suitable and is not found suitable, such record or beneficial owner may be required pursuant to the terms of the Notes or law to dispose of the Notes. See “Description of the Notes—Mandatory Disposition Pursuant to Gaming Laws.”

We are a holding company with no independent operations or assets. Repayment of our indebtedness, including the Notes, is dependent on cash flow generated by our subsidiaries.

We are a holding company and repayment of the Notes will be dependent upon cash flow generated by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Unless they are Guarantors of the Notes, our subsidiaries do not have any obligation to pay amounts due on the Notes or to make funds available for that purpose. Our subsidiaries may not be able to, or be permitted to, make distributions to enable us to make payments in respect of our indebtedness, including the Notes. Each of our subsidiaries is a distinct legal entity and, under certain circumstances, legal and contractual restrictions may limit our ability to obtain cash from our subsidiaries. In addition, while the indenture governing the Notes limits the ability of our restricted subsidiaries to restrict the payment of dividends or make other intercompany payments to us, these limitations are subject to certain qualifications and exceptions. In the event that we do not receive distributions from our subsidiaries, we may be unable to make required principal and interest payments on our indebtedness, including the Notes.

Our ability to service all of our indebtedness depends on our ability to generate cash flow, which is subject to factors that are beyond our control.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which is subject to general economic, financial, competitive and other factors that are beyond our control. In addition, a further deterioration in the economic performance of our casino properties may cause us to reduce or delay investments and capital expenditures, or to sell assets. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to dispose of material assets or operations to meet our debt service.

USE OF PROCEEDS

This prospectus is delivered in connection with the sale of Notes by Deutsche Bank Securities Inc. in market making transactions.  We will not receive any of the proceeds from such transactions.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and consolidated capitalization as of December 31, 2014. This table should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” as well as our financial statements incorporated by reference in this prospectus.

As of December 31, 2014
(amounts in thousands)
Cash and cash equivalents including restricted cash(1)	$123,032
Current portion of long-term debt	$80,892
Debt(2):
Credit Facility(3)	$1,545,891
Restructured Land Loan(4)	113,494
The Notes(5)	500,000
Other debt	41,303
Total debt	$2,200,688
Total members’ capital	645,168
Total capitalization	$2,845,856

(1)                                 Includes $122.0 million of cash and cash equivalents and $1.0 million of restricted cash.

(2)                                 Debt amounts reflect the principal amount of indebtedness and do not include unamortized debt discounts recorded in accordance with GAAP, and accordingly, will not agree to the amounts reported on our consolidated balance sheet.

(3)                                 As of December 31, 2014, we had $315.7 million of undrawn availability under the $350.0 million revolving component of the Credit Facility after giving effect to the issuance of approximately $34.3 million of letters of credit and similar obligations.

(4)                                 Indebtedness of LandCo, an unrestricted subsidiary under the indenture governing the Notes. Includes $14.5 million of accrued interest added to the principal amount of the debt in accordance with the terms of the debt.

(5)                                 Represents the aggregate principal amount of the Notes.

DESCRIPTION OF THE NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the word “Company” refers only to Station Casinos LLC and not to any of its subsidiaries or affiliates.

The Company issued the Notes as a single class of securities under an Indenture (the “Indenture”), dated as of March 1, 2013, among itself, the initial Guarantors and Wells Fargo Bank, National Association, as trustee (the “Trustee”). We will issue the Notes under the Indenture.  The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

The following description is a summary of the material provisions of the Indenture. It does not restate such agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Guarantees

The Notes

The Notes:

•                  are general senior unsecured obligations of the Company;

•                  are pari passu in right of payment with all of our existing and future senior Indebtedness;

•                  are effectively subordinated in right of payment to all of our existing and future secured Indebtedness, including the Bank Credit Agreement, to the extent of the value of the assets securing such Indebtedness;

•                  are senior in right of payment to any future senior subordinated or subordinated Indebtedness of the Company; and

•                  are unconditionally guaranteed by the Guarantors on a senior unsecured basis.

The Guarantees

The Notes are guaranteed by each of the Guarantors, and, subject to compliance with applicable gaming laws, any future Subsidiary of the Company that is a guarantor under the Bank Credit Agreement. The Guarantors currently consist of each of the entities that is a guarantor under the Bank Credit Agreement.

The Guarantees of the Notes:

•                  are general senior unsecured obligations of each Guarantor;

•                  are pari passu in right of payment to all of the applicable Guarantor’s existing and future senior Indebtedness;

•                  are effectively subordinated to all secured Indebtedness of each Guarantor, including guarantees of the Bank Credit Agreement, to the extent of the value of the assets securing such Indebtedness; and

•                  are structurally subordinated to all liabilities of any Subsidiary of a Guarantor that is not a Guarantor.

The Notes will not be guaranteed by any existing Unrestricted Subsidiary of the Company or any Subsidiary of the Company that is designated by the Company in accordance with the Indenture to be an Unrestricted Subsidiary. Accordingly, the Notes are not initially guaranteed by LandCo Holdings, Fertitta Interactive or any of their respective Subsidiaries, all of which are Unrestricted Subsidiaries of the Company. Unrestricted Subsidiaries will not be subject to the restrictive covenants in the Indenture.

As of December 31, 2014, we had approximately $1.546 billion of Indebtedness outstanding under the Credit Facility (excluding $34.3 million of outstanding letters of credit and $315.7 million of available undrawn revolving credit commitments). Our Unrestricted Subsidiaries held approximately 5.4% of our assets at December 31, 2014 and generated net revenues of $57.0 million for the year ended December 31, 2014.

The obligations of each Guarantor under its Guarantee will include contribution provisions designed to mitigate against the risk that the Guarantee could be found to constitute a fraudulent conveyance or fraudulent transfer under applicable law. See “Risk Factors—Risks Related to the Notes—Federal and state statutes allow courts, under specific circumstances, to void the guarantees and require shareholders to return payments received from us or the guarantors.”

Each Guarantor may consolidate with or merge into or sell its assets to the Company or another Guarantor without limitation, or with other Persons upon the terms and conditions set forth in the Indenture. See “Certain Covenants—Merger, Consolidation or Sale of Assets.” In the event of a sale or other disposition of all or substantially all of the properties and assets of any Guarantor, by way of merger, consolidation or otherwise, or the sale of all of the Capital Stock of a Guarantor, whether by way of merger, consolidation or otherwise, in either case provided that such sale or other disposition complies with the provisions set forth in “Repurchase at the Option of Holders—Asset Sales” (other than provisions for future application of the Net Cash Proceeds), or in the event of the designation of any Guarantor as an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture, or upon a discharge of the Indenture in accordance with “—Satisfaction and Discharge” or upon any Legal Defeasance or Covenant Defeasance of the Indenture, the Guarantor’s Guarantee will be released. Each of the Guarantors is a Restricted Subsidiary of the Company.

Principal, Maturity and Interest

The Notes are issued in the aggregate principal amount of $500 million. The Company may issue additional notes from time to time. Any issuance of additional notes will be subject to all of the covenants in the Indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes offered hereby and any additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase, provided that if any additional notes are not fungible for United States federal income tax purposes with any of the Notes previously issued, such additional notes will have a separate CUSIP number. Notes are issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes will mature on March 1, 2021.

Interest on the Notes will accrue at the rate of 7.50% per annum from the Issue Date. Interest will be payable semi-annually in arrears on March 1 and September 1 of each year, and commenced on September 1, 2013. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will make each interest payment to the holders of record of the Notes on the immediately preceding February 15 and August 15.

Methods of Receiving Payments on the Notes

If a holder has given wire transfer instructions to the Company, the Company will make all principal, premium and interest payments on Notes held by such holder in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the Company maintained for such purpose unless the Company elects to make interest payments by check mailed to the holders at the addresses set forth in the register of holders; provided that all payments with respect to Global Notes, and any definitive Notes the holder of which has given wire transfer instructions to the Company, will be made by wire transfer. Until otherwise designated by the Company, the Company’s office or agency will be the office of the Trustee maintained for such purpose.

Optional Redemption

Except as set forth below and under “—Redemption at Make-Whole Premium” and “—Mandatory Redemption,” the Company does not have the option to redeem the Notes prior to March 1, 2016. Thereafter, the Company has the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on March 1 of the years indicated below:

Year	Percentage
2016	105.625%
2017	103.750%
2018	101.875%
2019 and thereafter	100.000%

Notwithstanding the foregoing, the Company may, at any time prior to March 1, 2016, redeem up to 35% of the outstanding aggregate principal amount of Notes with the net cash proceeds of one or more Equity Offerings of the Company at a redemption price in cash of 107.50% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, on the Notes redeemed, to the redemption date; provided that:

(1)                                 at least 65% of the outstanding aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption;

(2)                                 notice of any such redemption shall be given by the Company to the holders and the Trustee within 30 days after the consummation of any such Equity Offering; and

(3)                                 such redemption shall occur within 60 days of the date of such notice.

Redemption at Make-Whole Premium

At any time prior to March 1, 2016, the Company may also redeem all or any part of the Notes upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail (or in the case of Notes held in book entry form, by electronic transmission) to each holder’s registered address, at a redemption price equal to 100% of the principal amount of Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes to be redeemed among the holders of Notes as follows:

(1)                                 if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or

(2)                                 if the Notes are not so listed, on a pro rata basis, by lot (in the case of a partial redemption) or in accordance with the procedures of DTC.

No Note of a principal amount of $2,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first-class mail (or in the case of Notes held in book entry form, by electronic transmission) at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may be conditional in that the Company may, notwithstanding the giving of the notice of redemption, condition the redemption of the Notes specified in the notice of redemption upon the completion of other transactions, such as refinancings or acquisitions (whether of the Company or by the Company).

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, subject to the satisfaction of any conditions to such redemption. On and after the redemption date, subject to the satisfaction of any conditions to such redemption, interest ceases to accrue on Notes or portions of them called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and Additional Interest, if any, on the Notes to be redeemed.

Mandatory Redemption

Except as described below, the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Repurchase at the Option of Holders

Change of Control

Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof; provided that no Note of a principal amount of $2,000 or less shall be repurchased in part) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes plus accrued and unpaid interest thereon, and duration fees and Additional Interest, if any, to the date of repurchase. Within 30 days following any Change of Control, the Company will mail a notice to the Trustee and each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The Change of Control Offer may be made up to 60 days prior to the occurrence of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. The Company will comply with all applicable laws, including, without limitation, Section 14(e) of the Exchange Act and the rules thereunder and all applicable federal and state securities laws, and will include all instructions and materials necessary to enable holders to tender their Notes. To the extent that the provisions of any such laws or rules conflict with the provisions of this covenant, the Company’s compliance with such laws and rules shall not in and of itself cause a breach of the Company’s obligations under this covenant.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1)                                 accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2)                                 on or prior to 10:00 A.M. New York City time, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3)                                 deliver or cause to be delivered to the Trustee the Notes so accepted, together with an officers’ certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to the unpurchased portion of the Notes surrendered by such holder, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Bank Credit Agreement contains, and any future Credit Facilities or other agreements relating to Indebtedness to which the Company becomes a party may contain, restrictions on the ability of the Company to purchase any Notes, and also may provide that certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consents of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain all such requisite consents or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture. There can be no assurance that in the event of a Change of Control the Company will have sufficient funds, or that it will be permitted under the terms of the Bank Credit Agreement, to satisfy its obligations with respect to any or all of the tendered Notes.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to another Person or group may be uncertain.

The presence of the Company’s Note repurchase obligation in the event of a Change of Control may deter potential bidders from attempting to acquire the Company, whether by merger, tender offer or otherwise. Such deterrence may have an adverse effect on the market price for the Company’s securities, particularly its common stock.

Asset Sales

Neither the Company nor any Restricted Subsidiary will, directly or indirectly:

(1)                                 consummate an Asset Sale unless such entity receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets sold or of which other disposition is made (as determined in good faith by the Board of such entity), and

(2)                                 consummate or enter into a binding obligation to consummate an Asset Sale unless at least 75% of the consideration received by such entity from such Asset Sale will be cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

(a)                                 any liabilities as shown on such entity’s most recent balance sheet (or in the notes thereto) (other than (i) Indebtedness subordinate in right of payment to the Notes, (ii) contingent liabilities and (iii) liabilities or Indebtedness to Affiliates of the Company) that are assumed by the transferee of any such assets, and

(b)                                 to the extent of the cash received, any notes or other obligations or securities received by such Obligor from such transferee that are converted by such entity into cash within 180 days of receipt.

Notwithstanding the foregoing, the Company or a Restricted Subsidiary will be permitted to consummate an Asset Sale without complying with the foregoing provisions if:

(1)                                 such entity receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Board of such entity), and

(2)                                 the consideration for such Asset Sale constitutes Productive Assets; provided that any non-cash consideration not constituting Productive Assets received by such entity in connection with such Asset Sale that is converted into or sold or otherwise disposed of for cash or Cash Equivalents at any time within 360 days after such Asset Sale shall constitute Net Cash Proceeds subject to the provisions set forth above.

Upon the consummation of an Asset Sale, the Company or the affected Restricted Subsidiary will be required to apply an amount equal to all Net Cash Proceeds (excluding amounts received and considered as “cash” pursuant to clause (2)(a) of the first paragraph of this covenant) that are received from such Asset Sale within 360 days of the receipt thereof either:

(1)                                 to reinvest (or enter into a binding commitment to invest, if such investment is effected within 360 days after the date of such commitment) in Productive Assets or in Asset Acquisitions not otherwise prohibited by the Indenture,

(2)                                 to repay Indebtedness under the Bank Credit Agreement (or other Indebtedness of the Company or such Restricted Subsidiary, as applicable, secured by a Lien), and, in the case of any such repayment under any revolving credit or other facility that permits future borrowings, effect a permanent reduction in the availability or commitment under such facility, and/or

(3)                                 a combination of prepayment and reinvestment as permitted by the foregoing clauses (1) and (2).

provided, however, that if the Company or any Restricted Subsidiary contractually commits within such 360-day period to apply such Net Cash Proceeds within 180 days following such contractual commitment in accordance with the foregoing clauses (1), (2) or (3), and such Net Cash Proceeds are subsequently applied as contemplated in such contractual commitment, then the requirement for application of Net Cash Proceeds as set forth in this paragraph shall be considered satisfied.

Pending the final application of any such Net Cash Proceeds, the Company or such Restricted Subsidiary may temporarily reduce revolving Indebtedness or otherwise invest such Net Cash Proceeds in any manner not prohibited by the Indenture.

Any Net Cash Proceeds from an Asset Sale that are not applied pursuant to the preceding paragraph shall constitute “Excess Net Proceeds.” No later than 20 business days following the date on which the aggregate amount of Excess Net Proceeds exceeds $50 million (the “Net Proceeds Trigger Date”), the Company shall make an offer to purchase (the “Net Proceeds Offer”), on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, on a pro rata basis, an aggregate principal amount equal to the Excess Net Proceeds of (a) Notes, at a purchase price in cash equal to 100% of the aggregate principal amount of Notes, in each case, plus accrued and unpaid interest thereon and Additional Interest, if any, on the Net Proceeds Offer Payment Date, and (b) other Indebtedness Incurred by the Company which is pari passu with the Notes, in each case to the extent required by the terms thereof. If at any time within 360 days after an Asset Sale any non-cash consideration received by the Company or the affected Restricted Subsidiary in connection with such Asset Sale (other than non-cash consideration deemed to be cash as provided in clause (2)(b) above) is converted into or sold or otherwise disposed of for cash, then such conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied in accordance with this covenant. To the extent that the aggregate principal amount of Notes or other pari passu Indebtedness tendered pursuant to the Net Proceeds Offer is less than the Excess Net Proceeds, the Company or such Restricted Subsidiary may use any remaining proceeds of such Asset Sales for general corporate purposes (but subject to the other terms of the Indenture). Upon completion of a Net Proceeds Offer, the Excess Net Proceeds relating to such Net Proceeds Offer will be deemed to be zero for purposes of any subsequent Asset Sale. In the event that a Restricted Subsidiary consummates an Asset Sale, only that portion of the Net Cash Proceeds therefrom (including any Net Cash Proceeds received upon the sale or other disposition of any non-cash proceeds received in connection with an Asset Sale) that are distributed to or received by the Company or a Restricted Subsidiary will be required to be applied by the Company or the Restricted Subsidiary in accordance with the provisions of this covenant.

The Company will comply with all applicable laws, including, without limitation, Section 14(e) of the Exchange Act and the rules thereunder and all applicable federal and state securities laws, and will include all instructions and materials necessary to enable holders to tender their Notes and, to the extent that the provisions of any such laws or rules conflict with the provisions of this covenant, the Company’s compliance with such laws and rules shall not in and of itself cause a breach of the Company’s obligations under this covenant.

Mandatory Disposition Pursuant to Gaming Laws

If a record or a beneficial owner of a Note is required by any Gaming Authority to be found suitable, the owner shall apply for a finding of suitability within 30 days after the request of such Gaming Authority or within such other time prescribed by such Gaming Authority. The applicant for a finding of suitability must pay all costs of the investigation for such finding of suitability. If a holder or beneficial owner is required to be found suitable and is not found suitable by such Gaming Authority, (i) such owner shall, upon request of the Company, dispose of such owner’s Notes within 30 days or within that time prescribed by such Gaming Authority, whichever is earlier, or (ii) the Company may, at its option, redeem such owner’s Notes at the lesser of (x) the principal amount thereof or (y) the price at which the Notes were acquired by such owner, together with, in either case, accrued interest to the date of the finding of unsuitability by such Gaming Authority, or (z) such other amount required by such Gaming Authority.

By accepting a Note, each holder or beneficial owner of a Note will be agreeing to comply with all requirements of the Gaming Laws and Gaming Authorities in each jurisdiction where the Company and its Affiliates are licensed or registered under applicable Gaming Laws or conduct gaming activities.

Certain Covenants

Restricted Payments.

Neither the Company nor any Restricted Subsidiary will, directly or indirectly:

(1)                                 declare or pay any dividend or make any other payment or distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company or dividends or distributions payable to the Company or a Restricted Subsidiary) in respect of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or such Restricted Subsidiary, as applicable) or to the direct or indirect holders of the Company’s or such Restricted Subsidiary’s Equity Interests in their capacity as such,

(2)                                 purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) Equity Interests of the Company or any Restricted Subsidiary or of any direct or indirect parent of the Company (other than any such Equity Interests owned by the Company or any Restricted Subsidiary),

(3)                                 make any payment on or with respect to, or purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value any Indebtedness that is subordinate in right of payment to the Notes, except (i) a payment of principal, interest or other amounts required to be paid at Stated Maturity or (ii) a payment made to the Company or any Restricted Subsidiary, or

(4)                                 make any Investment (other than Permitted Investments)

(each of the foregoing prohibited actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”).

Notwithstanding the foregoing, the Company or any Restricted Subsidiary may make any Restricted Payment so long as, at the time of such proposed Restricted Payment or immediately after giving effect thereto,

(1)                                 no Default or an Event of Default has occurred, and is continuing or would result therefrom,

(2)                                 the Company’s Consolidated Coverage Ratio would be greater than 2.00 to 1.00; and

(3)                                 the aggregate amount of Restricted Payments (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined in the good faith reasonable judgment of the Company) do not exceed or would not exceed the sum, without duplication, of:

(a)                                 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company and the Restricted Subsidiaries during the period (treating such period as a single accounting period) beginning with the fiscal quarter in which the Issue Date occurs and ending on the last day of the most recent fiscal quarter of the Company ending immediately prior to the date of the making of such Restricted Payment for which internal financial statements are available ending not more than 135 days prior to the Determination Date, plus

(b)                                 100% of the fair market value of the aggregate net proceeds received by the Company from any Person (other than from a Subsidiary of the Company), from the issuance and sale of Qualified Capital Stock of the Company or the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced by the conversion or exchange of debt securities or Disqualified Capital Stock into or for Qualified Capital Stock (to the extent that proceeds of the issuance of such Qualified Capital Stock would have been includable in this clause if such Qualified Capital Stock had been initially issued for cash) subsequent to the Issue Date and on or prior to the date of the making of such Restricted Payment (excluding any Qualified Capital Stock of the Company the purchase price of which has been financed directly or indirectly using funds (i) borrowed from the Company or any Restricted Subsidiary, unless and until and to the extent such borrowing is repaid, or (ii) contributed, extended, guaranteed or advanced by the Company or any Restricted Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan)); provided that such aggregate net proceeds are limited to cash, Cash Equivalents and other assets used or useful in a Related Business or the Capital Stock of a Person engaged in a Related Business, plus

(c)                                  100% of the aggregate cash received by the Company subsequent to the Issue Date and on or prior to the date of the making of such Restricted Payment upon the exercise of options or warrants to purchase Qualified Capital Stock of the Company, plus

(d)                                 to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or Cash Equivalents or otherwise liquidated or repaid for value, or any dividends, distributions, interest payments, principal repayments or returns of capital are received by the Company or any Restricted Subsidiary in respect of any Restricted Investment, the fair market value (as determined in good faith by the Board) of proceeds of such sale, liquidation, repayment, dividend, distribution, principal repayment or return of capital, in each such case valued at the cash or marked-to-market value of Cash Equivalents received with respect to such Restricted Investment (less the cost of disposition, if any), and to the extent that any Restricted Investment consisting of a guarantee or other contingent obligation that was made after the Issue Date is terminated or cancelled, the excess, if any, of (x) the amount by which such Restricted Investment reduced the sum otherwise available for making Restricted Payments under this second paragraph of the Restricted Payment covenant, over (y) the aggregate amount of payments made (including costs incurred) in respect of such guarantee or other contingent obligation; provided that such proceeds are limited to cash, Cash Equivalents and other assets used or useful in a Related Business of the Capital Stock of a Person engaged in a Related Business, plus

(e)                                  to the extent that any Person becomes a Restricted Subsidiary or an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after the date the Issue Date, the lesser of (i) the fair market value of the Restricted Investment of the Company and its Restricted Subsidiaries in such Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary on the date of redesignation as a Restricted Subsidiary or (ii) the fair market value of such Restricted Investment as of the date such Restricted Investment was originally made in such Person or, in the case of the redesignation of an Unrestricted Subsidiary into a Restricted Subsidiary which Subsidiary was designated as an Unrestricted Subsidiary after the Issue Date, the amount of the Company and its Restricted Subsidiaries’ Restricted Investment therein as determined under the last paragraph of this covenant, plus the aggregate fair market value of any additional Restricted Investments (each valued as of the date made) by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after the Issue Date.

Notwithstanding the foregoing, the provisions set forth in the preceding paragraphs will not prohibit the following Restricted Payments:

(1)                                 the payment of any dividend or the making of any distribution within 60 days after the date of declaration of such dividend or distribution if the making thereof would have been permitted on the date of declaration; provided such dividend will be deemed to have been made as of its date of declaration for purposes of this clause (1);

(2)                                 the redemption, repurchase, retirement or other acquisition of Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company either (a) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, or (b) through the application of net proceeds of a substantially concurrent sale (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company; provided that such aggregate net proceeds are limited to cash, Cash Equivalents and other assets used or useful in a Related Business or the Capital Stock of a Person engaged in a Related Business;

(3)                                 the payment, redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness of any Obligor that is subordinate in right of payment to the Notes or the Guarantees (a) solely in exchange for (i) shares of Qualified Capital Stock of the Company or (ii) Permitted Refinancing Indebtedness, or (b) through the application of the net proceeds of a sale (other than to an Obligor) within 45 days of such sale of (i) shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or (ii) Permitted Refinancing Indebtedness or (c) within one year of the scheduled final maturity thereof; provided that such aggregate net proceeds are limited to cash, Cash Equivalents and other assets used or useful in a Related Business or the Capital Stock of a Person engaged in a Related Business;

(4)                                 payments pursuant to the Management Agreements;

(5)                                 other Restricted Payments not to exceed $200 million in the aggregate made on or after the Issue Date; provided no Default or Event of Default then exists or would result therefrom;

(6)                                 repurchases by the Company of, or distributions to Holdco to permit Holdco to, repurchase its common stock, membership interests, profit units, options, warrants or other securities exercisable or convertible into such common stock, membership interests or profit units from employees, officers, consultants or directors of the Company or any of its respective Subsidiaries upon death, disability or termination of employment, relationship or directorship of such employees, officers, consultants or directors in an aggregate amount not to exceed $10 million on or after the Issue Date;

(7)                                 loans or advances to employees made in the ordinary course of business of the Company or any Restricted Subsidiary in an amount not to exceed $10 million in the aggregate outstanding at any one time;

(8)                                 the payment or distribution of any amounts in respect of Equity Interests by any Restricted Subsidiary organized as a partnership or a limited liability company or other pass-through entity:

(a)                                 to the extent of capital contributions made to such Restricted Subsidiary (other than capital contributions made to such Restricted Subsidiary by the Company or any Restricted Subsidiary) or

(b)                                 to the extent required by applicable law,

provided that, except in the case of clause (b), no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom, and provided further that, except in the case of clause (b), such distributions are made pro rata in accordance with the respective Equity Interests contemporaneously with the distributions paid to the Company or a Restricted Subsidiary or their Affiliates holding an interest in such Equity Interests;

(9)                                 the payment of any dividend or distributions by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(10)                          the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options, or upon the vesting of restricted stock, restricted stock units or performance share units to the extent necessary to satisfy tax withholding obligations attributable to such vesting;

(11)                          the declaration and payment of regularly scheduled or accrued dividends or distributions to holders of any class or series of Disqualified Capital Stock of the Company or any Restricted Subsidiary of the Company issued on or after the Issue Date in accordance with the Consolidated Coverage Ratio test described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(12)                          that portion of Restricted Payments the payment for which consists exclusively of the Company’s Qualified Capital Stock or proceeds from the substantially concurrent sale of the Company’s Qualified Capital Stock; provided that the amount of any such payment shall be excluded from clause (3) of the preceding paragraph

(13)                          the declaration and payment of dividends by the Company to, or the making of loans to, its direct Holding Companies in amounts not to exceed $5 million during any fiscal year required for the Company’s direct or indirect Holding Companies to pay (the “Corporate Expense Payments”):

(A)                               franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(B)                               customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Company to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Company and the Restricted Subsidiaries (and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such expenses to the extent attributable to the ownership or operation of such Unrestricted Subsidiaries);

(C)                               general corporate overhead expenses of any direct or indirect parent company of the Company to the extent such expenses are attributable to the ownership or operation of the Company and the Restricted Subsidiaries, plus any amount of indemnification claims made by any director or officer of any direct or indirect parent company of the Company; and

(D)                               reasonable fees and expenses incurred in connection with any unsuccessful debt or equity offering by such direct or indirect parent company of the Company;

(14)                          so long as the Company or any Restricted Subsidiary is taxed as a partnership or disregarded entity for U.S. federal, state and local tax purposes, payments pursuant to the Holding Company Tax Distribution Agreement (the “Company Tax Payments”);

(15)                          so long as no Default or Event of Default has occurred and is continuing, the repurchase of Indebtedness subordinated in right of payment to the Notes or any Guarantee with any Excess Net Proceeds as provided in the covenant described under the caption “Repurchase at the Option of Holders Asset Sales” pursuant to provisions requiring such repurchase similar to those described in the covenant under the caption “Repurchase at the Option of Holders Change of Control”; provided that all Notes tendered by holders thereof in connection with a Change of Control Offer or Net Proceeds Offer have been repurchased, redeemed or acquired for value; and

(16)                          Restricted Payments in an amount not to exceed the amount paid to the Company or any Restricted Subsidiary in cash in respect of any Tribal Receivable, including any interest on the principal amount thereof.

In determining the aggregate amount of Restricted Payments made subsequent to the Issue Date, Restricted Payments made pursuant to clause (3)(a)(ii), (3)(b)(ii), (4), (5), (6), (7), (8), (9), (10), (11), (12), (13), (14), (15) and (16) of the immediately preceding paragraph shall, in each case, be excluded from such calculation.

For purposes of this covenant, it is understood that the Company may rely on internal or publicly reported financial statements even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For avoidance of doubt, any Restricted Payment that complied with the conditions of this covenant, made in reliance on such calculation by the Company based on such internal or publicly reported financial statements, shall be deemed to continue to comply with the conditions of this covenant, notwithstanding any subsequent adjustments that may result in changes to such internal financial or publicly reported statements.

The Board of the Company may designate any of its Restricted Subsidiaries to be Unrestricted Subsidiaries if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Obligors (except to the extent repaid in cash or in kind) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant to the extent that such deemed Restricted Payments would not be excluded from such calculation under the second paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the fair market value of such Investments at the time of such designation (as determined in the good faith reasonable judgment of the Company).

Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Incurrence of Indebtedness and Issuance of Preferred Stock.

The Company will not, directly or indirectly: (1) Incur any Indebtedness or issue any Disqualified Capital Stock or (2) cause or permit any of its Restricted Subsidiaries to Incur any Indebtedness or issue any Disqualified Capital Stock or preferred stock, in each case, other than Permitted Indebtedness; provided, however, that the Company may issue Disqualified Capital Stock and may Incur Indebtedness (including, without limitation, Acquired Debt), and any Guarantor may issue preferred stock or Incur Indebtedness (including, without limitation, Acquired Debt), if immediately after giving pro forma effect to such proposed Incurrence or issuance and the receipt and application of the net proceeds therefrom, the Company’s Consolidated Coverage Ratio would be at least 2.00 to 1.00.

The first paragraph of this covenant will not prohibit the incurrence of any of the following (collectively, “Permitted Indebtedness”):

(1)                                 Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than Indebtedness under the Bank Credit Agreement) as reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

(2)                                 Indebtedness Incurred by the Company under the $500 million aggregate principal amount of Notes to be issued on the Issue Date and by the Guarantors under the Guarantees and the Exchange Notes and related Guarantees;

(3)                                 Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to the Bank Credit Agreement or other Credit Facilities; provided that the aggregate principal amount of all such Indebtedness outstanding under this clause (3) as of any date of Incurrence (after giving pro forma effect to the application of the proceeds of such Incurrence), including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (3), shall not exceed the greater of (i) $2.4 billion and (ii) 4.50x Consolidated EBITDAM of the Company and its Restricted Subsidiaries for the twelve month period ended at the end of the most recent fiscal quarter for which financial statements are available, to be reduced dollar-for-dollar by the aggregate amount of all Net Cash Proceeds of Asset Sales applied by an Obligor to repay Indebtedness under the Credit Facilities pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(4)                                 Indebtedness of a Restricted Subsidiary to the Company or any Guarantor, or of the Company to any Guarantor, for so long as such Indebtedness is held by an Obligor; provided that if as of any date any Person other than an Obligor acquires any such Indebtedness or holds a Lien in respect of such Indebtedness (other than a Permitted Lien), such acquisition or holding shall be deemed to be an Incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (4) by the issuer of such Indebtedness;

(5)                                 Permitted Refinancing Indebtedness;

(6)                                 FF&E Financing and other Indebtedness Incurred by the Company or any Restricted Subsidiary solely to finance the construction or acquisition or improvement of, or consisting of Capitalized Leased Obligations Incurred to acquire rights of use in, capital assets useful in the Company’s or such Subsidiary’s business, as applicable, and, in any such case, Incurred prior to or within 270 days after the construction, acquisition, improvement or leasing of the subject assets, not to exceed $75 million in aggregate principal amount outstanding at any time (including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (6)) for all of the Company and its Restricted Subsidiaries;

(7)                                 Hedging Obligations and Interest Swap Obligations entered into not as speculative Investments but as hedging transactions designed to protect the Company and its Restricted Subsidiaries against fluctuations in interest rates in connection with Indebtedness otherwise permitted hereunder or against exchange rate risk or commodity pricing risk;

(8)                                 Indebtedness of the Company or any Restricted Subsidiary arising in respect of (x) performance bonds, completion guarantees and similar arrangements (to the extent that the Incurrence thereof does not result in the Incurrence of any obligation for the payment of borrowed money of others), in the ordinary course of business; provided, that such Indebtedness shall be Incurred solely in connection with the development, construction, improvement or enhancement of assets useful in the business of the Company and its Restricted Subsidiaries or the development, improvement or enhancement of the operations of the Company and its Restricted Subsidiaries or (y) Support Agreements;

(9)                                 Indebtedness of the Company or any Restricted Subsidiary arising in respect of letters of credit, bankers’ acceptances, worker’s compensation claims, payment obligations in connection with self-insurance or similar obligations, surety bonds and appeal bonds (to the extent that the Incurrence thereof does not result in the Incurrence of any obligation for the payment of borrowed money of others), in the ordinary course of business, in amounts and for the purposes customary in such Person’s industry;

(10)                          the guarantee by a Guarantor of Indebtedness of the Company or of any other Guarantor, or the guarantee by a Restricted Subsidiary of Indebtedness of the Company or another Restricted Subsidiary, provided such Indebtedness was outstanding on the Issue Date or was, at the time it was incurred, permitted to be incurred by the Company or such Guarantor or Restricted Subsidiary under the Indenture; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee may only be incurred by a Guarantor and shall be subordinated to, or pari passu with, as applicable, the Notes to the same extent as the Indebtedness guaranteed;

(11)                          the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a)                                 any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary and

(b)                                 any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (11);

(12)                          Indebtedness arising from agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Subsidiary otherwise permitted by the Indenture;

(13)                          the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Capital Stock in the form of additional shares of the same class of Disqualified Capital Stock;

(14)                          Indebtedness of the Company under the Landco Support Agreement, as in effect on the date hereof, or any guarantee of any refinancing of the Indebtedness subject to such support obligations;

(15)                          guarantees incurred in the ordinary course of business supporting obligations of suppliers, lessees and vendors;

(16)                          Indebtedness in an aggregate principal amount outstanding under this clause (16) as of any date of Incurrence, including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (16), not to exceed the greater of (a) $100 million and (b) 4% of Consolidated Net Tangible Assets; and

(17)                          Indebtedness representing deferred compensation to employees of the Company and the Restricted Subsidiaries incurred in the ordinary course of business;

(18)                          Indebtedness consisting of promissory notes issued by the Company to current or former officers, directors, managers and employees, their respective estates, spouses or former spouses to finance the purchase or redemption of Equity Interests of Holdco or the Company permitted by clause (6) of paragraph three under “Certain Covenants—Restricted Payments”; provided that (i) such Indebtedness shall be subordinated in right of payment to the Notes on terms (it being understood that, subject to the dollar limitation described below, such subordination provisions shall permit the payment of interest and principal in cash if no Event of Default has occurred) and (ii) the aggregate amount of all cash payments (whether principal or interest) made by the Company in respect of such notes since the Issue Date, when combined with the aggregate amount of Restricted Payments made pursuant to clause (6) of paragraph three under “Certain Covenants—Restricted Payments” since the Issue Date, shall not exceed $10 million;

(19)                          Indebtedness consisting of obligations of the Company or the Restricted Subsidiaries under deferred compensation or other similar arrangements incurred by such Person in connection with any Investment expressly permitted under “Certain Covenants—Restricted Payments”;

(20)                          Indebtedness consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(21)                          Acquired Debt and any other Indebtedness incurred to finance a merger, consolidation or other acquisition; provided that (x) immediately after giving effect to the incurrence to such Acquired Debt and such other Indebtedness, as the case may be, on a pro forma basis as if such occurrence (and the related merger, consolidation or other acquisition) had occurred at the beginning of the applicable four-quarter period, the Company’s Consolidated Coverage Ratio would be greater than the Company’s Consolidated Coverage Ratio immediately prior to such merger, consolidation or other acquisition and (y)(i) in the case of Acquired Debt, has a Weighted Average Life to Maturity equal to greater than three years and (ii) in the case of any such other Indebtedness, has a final maturity at least 91 days after the Stated Maturity of the Notes and has a Weighted Average Life to Maturity greater than the Weighted Average Life to Maturity of the Notes; and

(22)                          Indebtedness, Disqualified Capital Stock or preferred stock of the Company to the extend the net proceeds thereof are promptly deposited to defease the Notes as described under “Legal Defeasance and Covenant Defeasance.”

For purposes of this definition, it is understood that the Company may rely on internal or publicly reported financial reports even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For avoidance of doubt, any incurrence of Permitted Indebtedness which is based upon or made in reliance on a computation based on such internal or publicly reported financial statements shall be deemed to continue to comply with the applicable covenant, notwithstanding any subsequent adjustments that may result in changes to such internal or publicly reported financial statements. All Indebtedness under the Credit Agreement outstanding on the Issue Date shall be deemed to have been incurred under clause (3) and the Company and its Restricted Subsidiaries shall not be permitted to reclassify all or any portion of such Indebtedness.

Any Indebtedness of any Person existing at the time it becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of capital stock or otherwise) shall be deemed to be Incurred as of the date such Person becomes a Restricted Subsidiary.

Notwithstanding any other provision of this covenant, a guarantee of Indebtedness of the Company or of Indebtedness of a Restricted Subsidiary will not constitute a separate incurrence, or amount outstanding, of Indebtedness so long as the Indebtedness so guaranteed was incurred in accordance with the terms of the Indenture.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (22) of such definition or is entitled to be Incurred pursuant to the second paragraph of this covenant, the Company will, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the second paragraph hereof. The Company may reclassify such Indebtedness from time to time in its sole discretion and may classify any item of Indebtedness in part under one or more of the categories of Permitted Indebtedness and/or in part as Indebtedness entitled to be Incurred pursuant to the second paragraph of this covenant.

Accrual of interest or dividends, the accretion of principal amount or dividends, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms or the payment of dividends on any Disqualified Capital Stock in the form of additional Disqualified Capital Stock with the same terms will not be deemed to be an Incurrence of Indebtedness or an issuance of Disqualified Capital Stock or preferred stock for purposes of this covenant. Any increase in the amount of Indebtedness solely by reason of currency fluctuations will not be deemed to be an incurrence of Indebtedness for purposes of determining compliance with this covenant. A change in GAAP that results in an obligation existing at the time of such change, not previously classified as Indebtedness, becoming Indebtedness will not be deemed to be an incurrence of Indebtedness for purposes of this covenant.

Liens.

No Obligor will, directly or indirectly, create, Incur or assume any Lien, except a Permitted Lien, on or with respect to any of its property or assets including any shares of stock or Indebtedness of any Restricted Subsidiary, whether owned on the Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, unless:

(1)                                 in the case of any Lien securing Indebtedness that is subordinate in right of payment to the Notes or the Guarantees, the Notes or the Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien as long as such Indebtedness is secured by such Lien; and

(2)                                 in all other cases, the Notes or the Guarantees, as the case may be, are secured on an equal and ratable basis with the obligations secured by such Lien for so long as such obligations are secured by such Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)                                 pay dividends or make any other distributions on its Capital Stock,

(2)                                 make loans or advances to or pay any Indebtedness or other obligations owed to the Company or to any other Restricted Subsidiary, or

(3)                                 transfer any of its property or assets to the Company or to any Restricted Subsidiary

(each such encumbrance or restriction in clause (1), (2) or (3), a “Payment Restriction”).

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a)                                 applicable law or required by any Gaming Authority;

(b)                                 the Indenture, the Notes and the Guarantees and other Indebtedness of the Company or any Restricted Subsidiary ranking pari passu with the Notes; provided that such restrictions are no more restrictive taken as a whole than those imposed by the Indenture;

(c)                                  customary non-assignment provisions of any contract, license or lease of any Restricted Subsidiary entered into in the ordinary course of business of such Restricted Subsidiary;

(d)                                 any instrument governing Acquired Debt Incurred in connection with an acquisition by the Company or any Restricted Subsidiary in accordance with the Indenture as the same was in effect on the date of such Incurrence; provided that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries or the property or assets, including directly related assets, such as accessions and proceeds so acquired or leased;

(e)                                  any restriction or encumbrance contained in contracts for the sale of Equity Interests of any Subsidiary or assets of the Company or any Restricted Subsidiary to be consummated in accordance with the Indenture solely in respect of Equity Interests (or assets of such Restricted Subsidiary) or assets to be sold pursuant to such contract;

(f)                                   any restrictions of the nature described in clause (3) above with respect to the transfer of assets secured by a Lien that is permitted by the Indenture to be Incurred;

(g)                                  any encumbrance or restriction contained in Permitted Refinancing Indebtedness; provided that the provisions relating to such encumbrance or restriction contained in any such Permitted Refinancing Indebtedness are no less favorable to the holders of the Notes in any material respect in the good faith judgment of the Company than the provisions relating to such encumbrance or restriction contained in the Indebtedness being refinanced;

(h)                                 agreements governing Indebtedness of the Company or its Restricted Subsidiaries existing on the Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture, taken as a whole;

(i)                                     any restriction imposed by Indebtedness incurred under the Credit Facilities; provided that such restriction or requirement is no more restrictive taken as a whole than that imposed by the Bank Credit Agreement as of the Issue Date;

(j)                                    provisions with respect to the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, stock sale agreements, sale-leaseback agreements and other similar agreements not prohibited by the Indenture;

(k)                                 any restriction on cash or other deposits or net worth imposed by customers or lessors or required by insurance, surety or bonding companies, in each case under contracts entered into in the ordinary course of business;

(l)                                     any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition; or

(m)                             agreements in existence with respect to a Restricted Subsidiary at the time it is so designated, so long as such agreements are not entered into in anticipation or contemplation of such designation.

Merger, Consolidation, or Sale of Assets.

The Company may not, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Restricted Subsidiaries, taken as a whole, to any Person unless:

(1)                                 either

(a)                                 in the case of a consolidation or merger, the Company, or any successor thereto, is the surviving or continuing corporation, or

(b)                                 the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of the Company and its Subsidiaries, taken as a whole (the “Successor”), (i) shall be a corporation or limited liability company organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest and duration fees on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Company to be performed or observed;

(2)                                 in the event that such transaction involves (a) the incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries incurred in connection with or as a result of such transaction as having been incurred at the time of such transaction) and/or (b) the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction), then immediately after giving effect to such incurrence and/or assumption under clauses (a) and (b), (i) the Company, or any such other Person assuming the obligations of the Company through the operation of clause (1)(b) above, could Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the Consolidated Coverage Ratio test described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) the Consolidated Coverage Ratio of the Company (or such other Person assuming the obligations of the Company through the operation of clause (1)(b) above) is no less than the Company’s Consolidated Coverage Ratio immediately prior to such transaction or series of transactions; and

(3)                                 immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and

Notwithstanding clause (2) or (3) above:

(a)                                 any Guarantor may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to the Company or to another Guarantor; and

(b)                                 the Company or any Subsidiary may consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any Person that has conducted no business and Incurred no Indebtedness or other liabilities if such transaction is solely for the purpose of effecting a change in the state of incorporation or form of organization of the Company or such Subsidiary.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Upon any consolidation or merger or any transfer of all or substantially all the assets of the Company and its Subsidiaries in accordance with the foregoing, the successor corporation formed by such consolidation or into which the Company is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor corporation had been named therein as the Company and (except in the case of a lease) the Company shall be released from the obligations under the Notes and the Indenture.

No Guarantor may, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Guarantor and its Subsidiaries, taken as a whole, to any Person (other than the Company or another Guarantor) unless:

(1)                                 either

(a)                                 in the case of a consolidation or merger, the Guarantor, or any successor thereto, is the surviving or continuing corporation, or

(b)                                 the Person (if other than the Guarantor) formed by such consolidation or into which the Guarantor is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of the Guarantor and its Subsidiaries, taken as a whole, (i) shall be a corporation organized and validly existing under the laws of the United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by supplemental indenture (in form and substance reasonably satisfactory to the Trustee), executed and delivered to the Trustee, all the obligations of such Guarantor under its Guarantee, on a senior unsecured basis, on the terms set forth in the Indenture; and

(2)                                 immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing.

This section includes a phrase relating to the sale, assignment, transfer, lease, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Subsidiaries (or a Guarantor and its Subsidiaries) taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, if the Company or its Subsidiaries (or a Guarantor and its Subsidiaries) dispose of less than all their assets by any means described above, the application of the covenant described in this section may be uncertain.

Transactions with Affiliates.

The Company will not, and will not permit any Restricted Subsidiary to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(1)                                 with respect to any Affiliate Transaction involving aggregate consideration in excess of $2 million, such Affiliate Transaction is, considered in light of any series of related transactions of which it comprises a part, on terms no less favorable to the Company or such Restricted Subsidiary than those that might reasonably have been obtained at such time in a comparable transaction or series of related transactions on an arm’s-length basis from a Person that is not such an Affiliate;

(2)                                 with respect to any Affiliate Transaction involving aggregate consideration of $35 million or more to the Company or such Restricted Subsidiary, a majority of the disinterested members of the Board of the Company (and of any other affected Restricted Subsidiary, where applicable) shall, prior to the consummation of any portion of such Affiliate Transaction, have approved such Affiliate Transaction, as evidenced by a resolution of its Board; and

(3)                                 with respect to any Affiliate Transaction involving value of $75 million or more to the Company or such Restricted Subsidiary, the Board of the Company or such Restricted Subsidiary shall have received prior to the consummation of any portion of such Affiliate Transaction, a written opinion from an independent investment banking, valuation, accounting or appraisal firm of recognized national standing that such Affiliate Transaction is on terms that are fair to the Company or such Restricted Subsidiary from a financial point of view.

The foregoing restrictions will not apply to:

(1)                                 reasonable fees, compensation and benefit arrangements (including any such compensation in the form of Equity Interests not derived from Disqualified Capital Stock, together with loans and advances, the proceeds of which are used to acquire such Equity Interests) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Company or its Subsidiaries as determined in good faith by the Board or senior management;

(2)                                 any transaction solely between or among the Company and any of its Restricted Subsidiaries or between two or more Restricted Subsidiaries to the extent any such transaction is otherwise in compliance with, or not prohibited by, the Indenture;

(3)                                 any Restricted Payment permitted by the terms of the covenant described above under the heading “—Certain Covenants—Restricted Payments” or any Permitted Investment;

(4)                                 sales of Equity Interests (other than Disqualified Capital Stock) to any of the Company’s Affiliates;

(5)                                 the pledge of the Equity Interests of Unrestricted Subsidiaries or joint ventures to support the Indebtedness thereof;

(6)                                 any transactions between the Company or any of its Restricted Subsidiaries and any Affiliate of the Company the Equity Interests of which Affiliate are owned solely by the Company or one or more of its Restricted Subsidiaries, on the one hand, and by persons who are not Affiliates of the Company or its Restricted Subsidiaries, on the other hand;

(7)                                 payments and transactions contemplated by the Management Agreements, intellectual property licenses executed in connection therewith and payment of fees and expenses owing thereunder;

(8)                                 payments and transactions contemplated by the Related Party Agreements and

(9)                                 transactions pursuant to agreements existing on the Issue Date and any modification thereto or any transaction contemplated thereby in any replacement agreement therefor so long as such modification or replacement is not more disadvantageous to the Company or any of our Restricted Subsidiaries in any material respect than the respective agreement existing on the Issue Date.

Additional Subsidiary Guarantees.

The Company shall cause (i) any Material Restricted Subsidiary that is not a Guarantor and (ii) any Subsidiary that is not a Guarantor that becomes a guarantor under the Bank Credit Agreement after the Issue Date, to:

(1)                                 execute and deliver to the Trustee a supplemental indenture in form reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Company’s obligations under the Notes and the Indenture on the terms set forth in the Indenture; and

(2)                                 deliver to the Trustee an opinion of counsel that such supplemental indenture has been duly authorized, executed and delivered by such Restricted Subsidiary and constitutes a legal, valid, binding and enforceable obligation of such Restricted Subsidiary.

Thereafter, such Restricted Subsidiary shall be a Guarantor for all purposes of the Indenture.

No Layering.

The Company will not, and will not permit any Guarantor to, incur or suffer to exist Indebtedness that is contractually subordinated in right of payment to any other Indebtedness of the Company or such Guarantor, as the case may be, unless such Indebtedness is also contractually subordinated in right of payment to the Notes or such Guarantor’s Guarantee, as the case may be.

Lines of Business.

The Obligors will not engage in any lines of business other than the Core Businesses and any Related Business.

Reports.

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the holders of Notes, with a copy to the Trustee:

(1)                                 all quarterly and annual financial information that would be required to be contained in a filing or filings by the Company with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s independent registered public accounting firm, and

(2)                                 all current reports that would be required to be filed by the Company with the SEC on Form 8-K if the Company were required to file such reports,

in each case within 30 days of the time periods such filings would be due as specified in the SEC’s rules and regulations; provided that such delivery requirement shall be deemed to have been satisfied if the Company files such information with the SEC via EDGAR or any successor thereto; provided, however, that the Trustee shall have no responsibility whatsoever to determine if such filing or posting has occurred.

In addition, the Company will file such information with the SEC to the extent the SEC is accepting such filings. The Company has agreed that, for so long as any Notes remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the SEC with certain information pursuant to Rule 12g3-2(b) of the Exchange Act, it will furnish to the holders of the Notes and to the prospective investors, upon their reasonable request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. The Indenture permits the Company to deliver the consolidated reports or financial information of the Company to comply with the foregoing requirements.

Events of Default and Remedies

Each of the following constitutes an Event of Default:

(1)                                 default for 30 days in the payment when due of interest on the Notes or the Guarantees;

(2)                                 default in payment of the principal of or premium, if any, on the Notes or the Guarantees when due and payable, at maturity, upon acceleration, redemption or otherwise;

(3)                                 failure by any Obligor to comply with any of its other agreements in the Indenture, the Notes or the Guarantees for 60 days after written notice to the Company by the Trustee or by holders of not less than 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

(4)                                 default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any Restricted Subsidiary of the Company (or the payment of which is guaranteed by the Company or any Restricted Subsidiary of the Company) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(a)                                 is caused by a failure to pay principal of such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”), or

(b)                                 results in the acceleration of such Indebtedness prior to its express maturity (which acceleration has not been rescinded, annulled or cured within 20 business days of receipt by the Company or any Restricted Subsidiary of the Company of such notice)

and, in each case, the due and payable principal amount of any such Indebtedness, together with the due and payable principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $50 million or more;

(5)                                 failure by the Company or any Restricted Subsidiary of the Company to pay final judgments aggregating in excess of $50 million, net of any applicable insurance, the carrier or underwriter with respect to which has acknowledged liability in writing, which judgments are not paid, discharged or stayed for a period of 60 days after such judgment or judgments become final and non-appealable; and

(6)                                 certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries.

If an Event of Default (other than an Event of Default with respect to certain events of bankruptcy or insolvency with respect to the Company or any of its Significant Subsidiaries) occurs and is continuing, then and in every such case, the Trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount, together with any accrued and unpaid interest and premium, if any, on all the Notes and Guarantees then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by holders) specifying the Event of Default and that it is a “notice of acceleration” and, upon delivery of such notice, the principal amount, together with any accrued and unpaid interest and premium, if any, on all Notes and Guarantees then outstanding will become immediately due and payable. Upon the occurrence of specified Events of Default relating to bankruptcy, insolvency or reorganization with respect to the Company or any of its Significant Subsidiaries, the principal amount, together with any accrued and unpaid interest and premium and Additional Interest, if any, will immediately and automatically become due and payable, without the necessity of notice or any other action by any Person. Holders of the Notes may not enforce the Indenture, the Notes or the Guarantees except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee shall be under no obligation to exercise any of the rights or powers at the request or direction of any of the holders unless such holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

Notwithstanding clause (3) of the first paragraph above or any other provision of the Indenture, any failure to perform, or breach of, any covenant or agreement pursuant to “—Certain Covenants—Reports,” shall not be a Default or an Event of Default until the 121st day after the Company has received the notice referred to in clause (3) of the first paragraph above (at which point, unless cured or waived, such failure to perform or breach shall constitute an Event of Default). Prior to such 121st day, remedies against the Company for any such failure or breach will be limited to Additional Interest at a rate per year equal to 0.25% of the principal amount of the Notes from the 60th day following such notice to and including the 120th day following such notice.

The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes or the Guarantees.

The Company will be required to deliver to the Trustee annually statements regarding compliance with the Indenture.

No Personal Liability of Managers, Directors, Officers, Employees or Stockholders

No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of the Company or any Guarantor (or of any stockholder of the Company), in such capacity, will have any liability for any obligations of any Obligor under the Notes, the Indenture or the Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantees. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Guarantees (“Legal Defeasance”) except for:

(1)                                 the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

(2)                                 the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)                                 the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4)                                 the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)                                 the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest and duration fees on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2)                                 in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that:

(a)                                 the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(b)                                 since the Issue Date, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)                                 in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)                                 no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit);

(5)                                 such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound (other than that resulting with respect to any Indebtedness being defeased from any borrowing of funds to be applied to make the deposit required to effect such Legal Defeasance or Covenant Defeasance and any similar and simultaneous deposit relating to such Indebtedness, and the granting of Liens in connection therewith);

(6)                                 the Company must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(7)                                 the Company must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, the Notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder):

(1)                                 reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver,

(2)                                 reduce the principal of or change the fixed maturity of any Note or change the optional redemption dates or optional redemption price of the Notes from those stated under “Optional Redemption”,

(3)                                 reduce the rate of or change the time for payment of interest on any Note,

(4)                                 waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

(5)                                 make any Note payable in money other than that stated in the Notes,

(6)                                 make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes,

(7)                                 waive a redemption payment with respect to any Note (other than a payment required by one of the conditions described above under the captions “—Repurchase at the Option of Holders—Change of Control” and “—Asset Sales”),

(8)                                 contractually subordinate the Notes or the Guarantees to any other Indebtedness or

(9)                                 make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without notice to or the consent of any holder of Notes, the Obligors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency as evidenced in an Officers’ Certificate, to provide for uncertificated Notes or Guarantees in addition to or in place of certificated Notes or Guarantees, to provide for the assumption of the Obligors’ obligations to holders of Notes in the case of a merger, consolidation or disposition of all or substantially all assets, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to comply with requirements of applicable Gaming Laws or to provide for requirements imposed by applicable Gaming Authorities, to allow any Guarantor to execute a Guarantee with respect to the Notes, to evidence and provide for the acceptance of an appointment of a successor trustee, to provide for the issuance of additional Notes in accordance with the provisions set forth in the Indenture or to conform the Indenture or the Notes to this “Description of the Notes.” The consent of the Noteholders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Governing Law

The Indenture will provide that it, the Notes and the Guarantees will be governed by, and construed in accordance with, the laws of the State of New York but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect (except as to surviving rights or registration of transfer or exchange of the Notes, as expressly provided for in the Indenture) as to all Notes issued thereunder, when:

(1)                                 either:

(a)                                 all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust), have been delivered to the Trustee for cancellation; or

(b)                                 all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption (and all conditions to such redemption having been satisfied or waived) or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2)                                 the Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(3)                                 the Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Upon compliance with the foregoing, the Trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all of the Company’s obligations under the Notes and the Indenture.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue in certain circumstances or resign. The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. In case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. However, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Acquired Debt” means, with respect to any specified Person, Indebtedness of another Person and any of such other Person’s Subsidiaries existing at the time such other Person becomes a Subsidiary of such Person or at the time it merges or consolidates with such Person or any of such Person’s Subsidiaries or is assumed by such Person or any Subsidiary of such Person in connection with the acquisition of assets from such other Person and in each case not Incurred by such Person or any Subsidiary of such Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of such Person or such acquisition, merger or consolidation.

“Affiliate” means, when used with reference to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person. For the purposes of this definition, the term “control” when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative of the foregoing.

“Applicable Premium” means with respect to any Note on any redemption date, as determined by the Company, the greater of:

(1)                                 1.0% of the principal amount of the Note; and

(2)                                 the excess of:

(a)                                 the present value at such redemption date of (i) the redemption price of the Note at March 1, 2016 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Note through March 1, 2016 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)                                 the principal amount of the Note.

“Asset Acquisition” means:

(1)                                 an Investment by any Obligor in any other Person pursuant to which such Person shall become an Obligor or a Restricted Subsidiary of an Obligor or shall be merged into or with any Obligor or Restricted Subsidiary of an Obligor, or

(2)                                 the acquisition by any Obligor of assets of any Person comprising a division or line of business of such Person or all or substantially all of the assets of such Person.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition (for purposes of this definition, each a “disposition”) by any Obligor (including, without limitation, pursuant to any sale and leaseback transaction or any merger or consolidation of any Restricted Subsidiary of the Company with or into another Person (other than another Obligor) whereby such Restricted Subsidiary shall cease to be a Restricted Subsidiary of the Company) to any Person of:

(1)                                 any property or assets of any Obligor (other than Capital Stock of any Unrestricted Subsidiary) to the extent that any such disposition is not in the ordinary course of business of such Obligor, or

(2)                                 any Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares or shares required by law to be held by a Person other than the Company or a Restricted Subsidiary), other than, in both cases:

(a)                                 any disposition to the Company,

(b)                                 any disposition to any Obligor or Restricted Subsidiary,

(c)                                  any disposition that constitutes a Restricted Payment or a Permitted Investment that is made in accordance with the covenant described above under the caption “—Certain Covenants—Restricted Payments,”

(d)                                 any transaction or series of related transactions resulting in Net Cash Proceeds to such Obligor of less than $25 million,

(e)                                  any transaction that is consummated in accordance with the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets,”

(f)                                   the sale or discount, in each case without recourse (direct or indirect), of accounts receivable arising in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, but only in connection with the compromise or collection thereof,

(g)                                  any Permitted Lien or any other pledge, assignment by way of collateral security, grant of security interest, hypothecation or mortgage, permitted by the Indenture or any foreclosure, judicial or other sale, public or private, by the pledgee, assignee, mortgagee or other secured party of the subject assets,

(h)                                 a disposition of assets constituting a Permitted Investment or a Restricted Payment that is permitted by the covenant described above under the caption “Certain Covenants—Restricted Payments,”

(i)                                     transfers of damaged, worn-out or obsolete equipment or assets that, in the Company’s reasonable judgment, are no longer used or useful in the business of the Company or its Restricted Subsidiaries (including the abandonment or other disposition of intellectual property that is, in the reasonable judgment of the Board, no longer economically practicable to maintain or useful in the conduct of the business of the Company and its Restricted Subsidiaries),

(j)                                    sales or grants of licenses or sublicenses to use the patents, trade secrets, know-how and other intellectual property, and licenses, leases or subleases of other assets of the Company or any Restricted Subsidiary to the extent not materially interfering with the business of the Company and the Restricted Subsidiaries,

(k)                                 any exchange of like property pursuant to Section 1031 of the Internal Revenue Code of 1986, as amended, for use in a Related Business,

(l)                                     sale or other disposition of cash or Cash Equivalents,

(m)                             any surrender or waiver of contractual rights or the settlement, release, recovery on or surrender of contract, tort or other claims of any kind that occur in the ordinary course of the Company’s or any Restricted Subsidiary’s business,

(n)                                 an issuance of Capital Stock by a Restricted Subsidiary to the Company or to another Restricted Subsidiary,

(o)                                 foreclosures, condemnation or any similar action on assets or the granting of Liens not prohibited by the Indenture, or

(p)                                 any leases of retail, restaurant or entertainment venues and other similar spaces within a Casino.

“Bank Credit Agreement” means the credit facility provided to the Company pursuant to the Credit Agreement, dated as of March 1, 2013, by and among the Company, the financial institutions from time to time named therein, and Deutsche Bank AG Cayman Islands Branch, as Administrative Agent, and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise), refinanced (including by means of sales of debt securities to institutional investors or other purchasers), modified, substituted or otherwise restructured (including, but not limited to, the inclusion of additional borrowers thereunder), in whole or in part from time to time whether or not with the same agent, trustee, representative lenders or holders and irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term “Bank Credit Agreement” shall include agreements in respect of Interest Swap Obligations and other Hedging Obligations with lenders party to the Bank Credit Agreement or their Affiliates.

“Bankruptcy Law” means the United States Bankruptcy Code and any other bankruptcy, insolvency, receivership, reorganization, moratorium or similar law providing relief to debtors, in each case, as from time to time amended and applicable to the relevant case.

“Board” means (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors (or any committee thereof duly authorized to act on behalf of such board) or other similar governing body of the controlling general partner of the partnership; (3) with respect to a limited liability company, the Person or Persons who are the managing member, members or managers or any controlling committee or managing member, members or managers thereof; and (4) with respect to any other Person, the board or committee or other body of such Person serving a similar function.

“Capital Stock” means:

(1)                                 with respect to any Person that is a corporation, any and all shares, rights, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person, and

(2)                                 with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Capitalized Lease Obligation” means, as to any Person, the discounted rental stream payable by such Person that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP. The final maturity of any such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty.

“Cash Equivalents” means:

(1)                                 Government Securities;

(2)                                 marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within 12 months from the date of acquisition thereof by the Company or any Restricted Subsidiary and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;

(3)                                 time deposits with, or insured certificates of deposit or bankers’ acceptances of, any commercial bank that (i) is organized under the Laws of the United States, any state thereof or the District of Columbia or is the principal banking Subsidiary of a bank holding company organized under the Laws of the United States, any state thereof or the District of Columbia, and is a member of the Federal Reserve System, and (ii) has combined capital and surplus of at least $500,000,000, in each case with average maturities of not more than 12 months from the date of acquisition thereof;

(4)                                 investments in commercial paper maturing within 12 months from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(5)                                 fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (2) and (3) above and entered into with a commercial bank described in clause (3) above; and

(6)                                 Investments in money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P or Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Casino” means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, marina, vessel, barge, ship and equipment.

“Change of Control” means the occurrence of any of the following:

(1)                                 the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company, or the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) other than to a Permitted Holder;

(2)                                 the adoption, or, if applicable, the approval of any requisite percentage of the Company’s stockholders of a plan relating to the liquidation or dissolution of the Company; or

(3)                                 the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) other than a Permitted Holder becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), other than in connection with any transaction or transactions in which the Company shall become the wholly owned Subsidiary of a parent company and, thereafter, the foregoing shall instead apply to such parent company.

“Consolidated Coverage Ratio” means, with respect to any Person on any Determination Date, the ratio of:

(1)                                 Consolidated EBITDAM for the period of four consecutive fiscal quarters most recently ended prior to such date for which internal financial reports are available, ended not more than 135 days prior to such date, to

(2)                                 Consolidated Interest Expense during such period (other than non-cash Consolidated Interest Expense attributable to the Notes and loans under the Bank Credit Agreement);

provided that the Consolidated Coverage Ratio shall be calculated giving pro forma effect, as of the beginning of the applicable period, to any Asset Acquisition, Incurrence, repayment or redemption of Indebtedness (including the Notes), issuance or redemption of Disqualified Capital Stock, Asset Sale, designation of an Unrestricted Subsidiary as a Restricted Subsidiary or designation of a Restricted Subsidiary as an Unrestricted Subsidiary, at any time during or subsequent to such period, but on or prior to the applicable Determination Date.

In making such computation, Consolidated Interest Expense:

(1)                                 attributable to any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period (except that such interest on Indebtedness, to the extent covered by agreements relating to Interest Swap Obligations, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements); or

(2)                                 attributable to interest on any Indebtedness under a revolving Credit Facility shall be computed on a pro forma basis based upon the average daily balance of such Indebtedness outstanding during the applicable period.

It is understood that the Company may rely on internal or publicly reported financial reports even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For avoidance of doubt, any action taken or not taken in compliance with a covenant in the Indenture which is based upon or made in reliance on a computation of the Consolidated Coverage Ratio by the Company based on such internal or publicly reported financial statements shall be deemed to continue to comply with the applicable covenant, notwithstanding any subsequent adjustments that may result in changes to such internal or publicly reported financial statements.

For purposes of calculating Consolidated EBITDAM and Consolidated Interest Expense of the Company for the most recently completed period of four full fiscal quarters ending on the last day of the last quarter for which internal financial statements are available (such period of four fiscal quarters, the “Measurement Period”), not more than 135 days prior to the transaction or event giving rise to the need to calculate the Consolidated EBITDAM and Consolidated Interest Expense,

(1)                                 any Person that is a Restricted Subsidiary on such Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) shall be deemed to have been a Restricted Subsidiary at all times during such Measurement Period,

(2)                                 any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period,

(3)                                 if the Company or any Restricted Subsidiary shall have in any manner

(a)                                 acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) any operating business or commenced operation of any Project during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, or

(b)                                 disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, such calculation shall be made on a pro forma basis in accordance with GAAP as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business or operation of such Project, all such transactions had been consummated or effected on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that (i) such pro forma adjustment shall not give effect to the Consolidated EBITDAM of any acquired Person to the extent that such Person’s net income would be excluded pursuant to clause (8) of the definition of Consolidated Net Income and (ii) such pro forma adjustment shall give effect to any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the 12-month period following the consummation of the transaction, in the reasonable judgment of the chief financial officer or chief accounting officer of the Company (to the extent such expense or cost savings could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto), provided that such adjustments are set forth in an officer’s certificate signed by the chief financial officer or chief accounting officer of the Company which states (A) the amount of such adjustment or adjustments, (B) that such adjustment or adjustments are based on the reasonable good faith belief of the Company at the time of such execution and (C) that any related incurrence of Indebtedness is permitted pursuant to the Indenture; and

(4)                                 any Indebtedness Incurred and proceeds thereof received and applied as a result of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio will be deemed to have been so Incurred, received and applied on the first day of such Measurement Period.

“Consolidated EBITDAM” means, with respect to any Person for any period, the sum (without duplication) of:

(1)                                 the Consolidated Net Income of such Person for such period, plus

(2)                                 to the extent that any of the following shall have been taken into account in determining such Consolidated Net Income, and without duplication:

(a)                                 all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business),

(b)                                 the Consolidated Interest Expense of such Person for such period,

(c)                                  depreciation and amortization expense (including the amortization of deferred financing charges) and any amortization or write-off of goodwill or other intangible assets and depreciation expense for such Person and its Restricted Subsidiaries for such period,

(d)                                 all other non-cash items (other than non-cash interest) of such Person or any of its Restricted Subsidiaries reducing such Consolidated Net Income for such period, other than any non-cash item for such period that requires the accrual of or a reserve for cash charges for any future period,

(e)                                  any net after-tax losses from all sales or dispositions of assets outside of the ordinary course of business,

(f)                                   any net after-tax extraordinary or non-recurring losses and losses on early extinguishment of debt,

(g)                                  management fees paid by the Company or its Restricted Subsidiaries pursuant to the Management Agreements,

(h)                                 any non-recurring costs or expenses of an acquired company or business incurred in connection with the purchase or acquisition of such acquired company or business by such Person (including any restructuring expenses or charges) and any non-recurring adjustments necessary to conform the accounting policies of the acquired company or business to those of such Person,

(i)                                     the amount of interest expense attributable to minority equity interests of third parties in any non-wholly owned Subsidiary to the extent paid by third parties,

(j)                                    any losses attributable to Interest Swap Obligations and Hedging Obligations permitted to be Incurred by clause (7) of Permitted Indebtedness,

(k)                                 payments made in cash to the Company or any Restricted Subsidiary by any Unrestricted Subsidiary to reimburse expenses pursuant to the Management Agreements or the Cost Allocation Agreements,

(l)                                     non-cash charges relating to compensation expense in connection with benefits provided under employee stock option plans, restricted stock plans and other equity compensation arrangements, and

(m)                             all non-cash losses from investments recorded using the equity method, less

(3)                                 (a) all non-cash items of such Person or any of its Restricted Subsidiaries increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, (b) all cash payments during such period relating to non-cash items that were added back in determining Consolidated EBITDAM in any prior period and (c) solely for the purpose of calculating either the Consolidated Coverage Ratio or the Consolidated Secured Leverage Ratio distributions made by the Company to the Holding Companies during such period pursuant to clause (13) under “Certain Covenants—Restricted Payments,” plus

(4)                                 pre-opening expenses, plus

(5)                                 the New Property EBITDAM for such period of any New Property, to the extent not subsequently sold, transferred or otherwise disposed of by the Company or the Restricted Subsidiary that owns such New Property, plus

(6)                                 solely for the purpose of calculating either the Consolidated Coverage Ratio or the Consolidated Secured Leverage Ratio, cash restructuring charges or reserves (including restructuring costs related to acquisitions and to closure/consolidation of facilities) and unusual or non-recurring charges (other than pre-opening expenses), including severance, relocation and costs and curtailments or modifications to pension and post-retirement employee benefit plans; provided that the aggregate amount added-back pursuant to this clause (6) with respect to any period shall not exceed 2.5% of Consolidated EBITDAM for such period, plus

(7)                                 Company Tax Payments paid or accrued for such period.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of:

(1)                                 the consolidated interest expense of such Person and its Restricted Subsidiaries paid or accrued during such period (including the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations or Interest Swap Obligations); provided, however, that Consolidated Interest Expense shall not include either (x) amortization or write-offs of debt issuance costs and deferred financing costs (including, without limitation, related to the original issuance of the Notes or any financing consummated prior thereto), (y) any expensing of commitment or other financing fees or (z) write-offs relating to termination of interest rate swap arrangements related to the original issuance of the Notes, and

(2)                                 the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and

(3)                                 any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries, and

(4)                                 the product of:

(a)                                 all dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries (other than dividends paid in Qualified Capital Stock); provided that with respect to any series of preferred stock that did not pay cash dividends during such period but that is required to pay cash dividends during any period prior to the maturity date of the Notes, cash dividends shall be deemed to have been paid with respect to such series of preferred stock during the period of accrual for purposes of this clause (4); times

(b)                                 a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory income tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(1)                                 net after-tax gains and losses from all sales or dispositions of assets outside of the ordinary course of business,

(2)                                 net after-tax extraordinary or non-recurring gains or losses and losses on early extinguishment of debt;

(3)                                 any after-tax effect of income (loss) from the early extinguishment, conversion or cancellation of debt, Interest Swap Obligations, Hedging Obligations or other derivative instruments;

(4)                                 any impairment charge or asset write-off, in each case pursuant to GAAP, and the amortization of intangibles arising pursuant to GAAP;

(5)                                 the effect of marking to market Interest Swap Obligations and Hedging Obligations permitted to be Incurred by clause (7) of Permitted Indebtedness,

(6)                                 the cumulative effect of a change in accounting principles,

(7)                                 any net income of any other Person if such other Person is not a Subsidiary and is accounted for by the equity method of accounting, except that such Person’s equity in the net income of any such other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash and the fair market value of property actually distributed by such other Person during such period to such Person or a Restricted Subsidiary as a dividend or other distribution (subject, in case of a dividend or other distribution to a Restricted Subsidiary, to the limitation that such amount so paid to a Restricted Subsidiary shall be excluded to the extent that such amount could not at that time be paid to the Company due to the restrictions set forth in clause (8) below),

(8)                                 solely for the purpose of determining the amount available for Restricted Payments under Section 3(a) of the first paragraph of the covenant described under “Certain Covenants—Restricted Payments,” any net income of any Restricted Subsidiary that is not a Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, by contract, operation of law, pursuant to its charter or otherwise on the payment of dividends or the making of distributions by such Restricted Subsidiary to such Person except that:

(a)                                 such Person’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been paid or distributed during such period to such Person as a dividend or other distribution (provided that such ability is not due to a waiver of such restriction), and

(b)                                 such Person’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income regardless of any such restriction,

(9)                                 any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following the Issue Date,

(10)                          income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued),

(11)                          in the case of a successor to such Person by consolidation or merger or as a transferee of such Person’s assets, any net income or loss of the successor corporation prior to such consolidation, merger or transfer of assets,

(12)                          non-cash charges relating to compensation expense in connection with benefits provided under employee stock option plans, restricted stock plans and other equity compensation arrangements,

(13)                          any net unrealized gains and losses resulting from Hedging Obligations and the application of ASC Topic 815 will be excluded;

(14)                          any expenses, charges or losses that are covered by indemnification or other reimbursement provisions in connection with any Permitted Investment or any sale, conveyance, transfer or other disposition of assets permitted under the Indenture, to the extent actually reimbursed, or, so long as the Company has made a determination that a reasonable basis exists for indemnification or reimbursement and only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(15)                          to the extent covered by insurance and actually reimbursed, or, so long as the Company has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is in fact reimbursed within 365 days of the date of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so reimbursed within such 365 days), expenses, charges or losses with respect to liability or casualty events or business interruption;

(16)                          the net income (but not loss) of any Unrestricted Subsidiary, except that the Company’s or any Restricted Subsidiary’s equity in the net income of any Unrestricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary during such period to the Company or a Restricted Subsidiary as a dividend or other distribution,

(17)                          any fees, expenses, premiums and other charges in connection with the issuance of the Notes, the incurrence of Indebtedness under the Bank Credit Agreement or any other issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction, amendment or other modification of any debt instrument, acquisition, investment or asset disposition,

(18)                          payments made in cash to the Company or any Restricted Subsidiary by any Unrestricted Subsidiary pursuant to the Management Agreements or the Cost Allocation Agreements, and

(19)                          payments made by the Company or a Restricted Subsidiary to an Unrestricted Subsidiary pursuant to the Subsidiary Tax Sharing Agreement;

provided further that Consolidated Net Income shall be reduced by all Corporate Expense Payments and Company Tax Payments paid or accrued for such period.

“Consolidated Net Tangible Assets” means, as of any Determination Date, the total amount of assets that would appear on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the most recently completed fiscal quarter for which financial statements are available, less the sum of (i) the goodwill, net, and other intangible assets and (ii) all current liabilities (other than any current portion of long-term Indebtedness), in each case as they would appear on the consolidated balance sheet of the Company and its Restricted Subsidiaries as at the end of the most recently completed fiscal quarter for which financial statements are available, determined on a consolidated basis in accordance with GAAP.

“Consolidated Secured Leverage Ratio” means, with respect to any Person on any Determination Date, the ratio of (a) the aggregate amount of consolidated Indebtedness (or, in the case of Indebtedness issued at less than its principal amount at maturity, the accreted value thereof) of such Person and its Restricted Subsidiaries as of such Determination Date that is secured by a lien on the assets or property of such Person or any of its Restricted Subsidiaries to (b) Consolidated EBITDAM for the period of four consecutive fiscal quarters most recently ended prior to such date for which internal financial reports are available, ended not more than 135 days prior to such date (the “Reference Period”), provided that:

(1)                                 any Person that is a Restricted Subsidiary on such Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) shall be deemed to have been a Restricted Subsidiary at all times during such Measurement Period,

(2)                                 any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period,

(3)                                 if the Company or any Restricted Subsidiary shall have in any manner

(a)                                 acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) any operating business or commenced operation of any Project during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, or

(b)                                 disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, such calculation shall be made on a pro forma basis in accordance with GAAP as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business or operation of such Project, all such transactions had been consummated or effected on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period; provided, however, that (i) such pro forma adjustment shall not give effect to the Consolidated EBITDAM of any acquired Person to the extent that such Person’s net income would be excluded pursuant to clause (8) of the definition of Consolidated Net Income and (ii) such pro forma adjustment shall give effect to any pro forma expense and cost reductions that have occurred or are reasonably expected to occur within the 12-month period following the consummation of the transaction, in the reasonable judgment of the chief financial officer or chief accounting officer of the Company (to the extent such expense or cost savings could then be reflected in pro forma financial statements in accordance with Regulation S-X promulgated under the Securities Act or any other regulation or policy of the SEC related thereto), provided that such adjustments are set forth in an officer’s certificate signed by the chief financial officer or chief accounting officer of the Company which states (A) the amount of such adjustment or adjustments, (B) that such adjustment or adjustments are based on the reasonable good faith belief of the Company at the time of such execution and (C) that any related incurrence of Indebtedness is permitted pursuant to the Indenture; and

(4)                                 any Indebtedness Incurred and proceeds thereof received and applied as a result of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio will be deemed to have been so Incurred, received and applied on the first day of such Measurement Period.

For purposes of this definition, in calculating Consolidated EBITDAM and the aggregate amount of secured Indebtedness of the Company and its Restricted Subsidiaries, Consolidated EBITDAM and secured Indebtedness attributable to discontinued operations will be excluded.

“Core Businesses” means (a) the gaming, card club, racing, sports, entertainment, amusement, lodging, restaurant, retail operations, service station operations, riverboat operations, real estate development and all other businesses and activities necessary for or reasonably related or incident thereto, including, without limitation, related acquisition, construction, development or operation of related truck stop, transportation, retail and other facilities designed to enhance any of the foregoing and (b) any of the types of pre-existing businesses being operated on land acquired (whether by purchase, lease or otherwise) by an Obligor, or similar types of businesses conducted by such Obligor after such acquisition of land, and all other businesses and activities necessary for or reasonably related or incident thereto, provided that such land was acquired by such Obligor for the purpose, determined in good faith by the Company, of ultimately conducting a business or activity described in clause (a) above at some time in the future.

“Cost Allocation Agreements” means the Landco Cost Allocation Agreement.

“Credit Facilities” means, with respect to any Obligor, one or more debt facilities (including, without limitation, the Bank Credit Agreement), indentures or commercial paper facilities with any combination of banks, other institutional lenders or other institutional lenders or accredited or institutional investors, providing for revolving credit loans, term loans, terms debt, debt securities, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise), refinanced (including by means of sales of debt securities to institutional investors), modified, substituted or otherwise restructured (including, but not limited to, the inclusion of additional borrowers thereunder), in whole or in part from time to time by the same or different institutional investors or other purchasers. Without limiting the generality of the foregoing, the term “Credit Facilities” shall include agreements in respect of Interest Swap Obligations and other Hedging Obligations with lenders party to the Credit Facilities or their affiliates.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Determination Date” means, with respect to any calculation, the date on or as of which such calculation is made in accordance with the terms hereof.

“Disqualified Capital Stock” means any Capital Stock which by its terms (or by the terms of any security into which it is, by its terms, convertible or for which it is, by its terms, exchangeable at the option of the holder thereof), or upon the happening of any specified event (other than a Change of Control), is required to be redeemed or is redeemable (at the option of the holder thereof) at any time prior to the earlier of the repayment of all Notes or the stated maturity of the Notes or is exchangeable at the sole option of the holder (except upon a Change of Control) thereof for Indebtedness at any time prior to the earlier of the repayment of all Notes or the stated maturity of the Notes.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is a Person organized under the laws of the United States or any state thereof or the District of Columbia.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Qualified Capital Stock.

“Event of Default” means the occurrence of any of the events described under the caption “—Events of Default and Remedies,” after giving effect to any applicable grace periods or notice requirements.

“Fertitta Entertainment” means Fertitta Entertainment LLC, a Delaware limited liability company, and its successors.

“Fertitta Family Entity” means any trust or entity one hundred percent (100%) owned and controlled by or established for the sole benefit of, or the estate of, any of Frank J. Fertitta III or Lorenzo J. Fertitta or their spouses or lineal descendants (including, without limitation, adopted children and their lineal descendants).

“Fertitta Holder” means (a) Frank J. Fertitta III or Lorenzo J. Fertitta or any of their spouses or lineal descendants (including, without limitation, adopted children and their lineal descendants) or (b) a Fertitta Family Entity.

“Fertitta Interactive” means SC Interactive Investor LLC, a Nevada limited liability company and its successors.

“FF&E Financing” means Indebtedness, the proceeds of which will be used to finance the acquisition or lease by the Company or its Restricted Subsidiaries of furniture, fixtures or equipment (“FF&E”) used in the operation of their respective businesses.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time; provided that, except as otherwise specifically provided, all calculations made for purposes of determining compliance with the terms of the Indenture shall utilize GAAP as in effect as of the Issue Date.

“Gaming Approval” means any governmental approval, license, permit, registration, qualification or finding of suitability relating to any gaming business, operation or enterprise.

“Gaming Authority” means any applicable governmental, regulatory or administrative state or local agency, authority, board, bureau, commission, department or instrumentality of any nature whatsoever involved in the supervision or regulation of casinos, gaming and gaming activities, including, without limitation, in the State of Nevada, the Nevada Gaming Commission, the Nevada State Gaming Control Board, and any of their respective successors or replacements.

“Gaming Law” means all Laws pursuant to which a Gaming Authority possesses licensing, permit or regulatory authority over casinos, gaming and gaming activities conducted within its jurisdiction, or the ownership of an entity engaged therein.

“Global Note” means a permanent global note in registered form deposited with the Trustee, as a custodian for The Depository Trust Company or any other designated depository.

“Government Securities” means marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within 12 months from the date of acquisition thereof by any Obligor or any Restricted Subsidiary.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including, without limitation, all Gaming Authorities.

“Guarantee” means a guarantee by a Guarantor of the Obligations of the Company arising under or in connection with the Notes.

“Guarantor” means each Material Restricted Subsidiary of the Company in existence on the Issue Date, any future Material Restricted Subsidiary of the Company and any future Subsidiary that is a guarantor under the Bank Credit Agreement, in each case which has guaranteed the obligations of the Company arising under or in connection with the Notes as required by the Indenture; provided that any Person constituting a Guarantor as described above shall cease to constitute a Guarantor when its respective Guarantee is released in accordance with the terms of the Indenture.

“GVR Management Agreement” means that certain Management Agreement, dated as of June 16, 2011, as amended by the First Amendment to Management Agreement, dated as of November 8, 2011, and the Second Amendment to Management Agreement, dated as of April 26, 2012, between the Station GVR Acquisition, LLC and FE GVR Management LLC.

“Hedging Obligations” means all obligations of the Obligors or any Domestic Restricted Subsidiary that is not an Obligor arising under or in connection with any rate or basis swap, forward contract, commodity swap or option, equity or equity index swap or option, bond, note or bill option, interest rate option, foreign currency exchange transaction, cross currency rate swap, currency option, cap, collar or floor transaction, swap option, synthetic trust product, synthetic lease or any similar transaction or agreement.

“Holdco” means Station Holdco LLC, a Delaware limited liability company.

“Holding Company” means each of Holdco, Voteco, and each other Person that owns a direct or indirect interest in any such Holding Company.

“Holding Company Tax Distribution Agreement” means that certain Tax Sharing Agreement, dated as of June 16, 2011, between the Company and Holdco.

“Incur” means, with respect to any Indebtedness of any Person or any Lien, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or Lien or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing).

“Indebtedness” means with respect to any Person, without duplication, whether contingent or otherwise,

(1)                                 any obligations for money borrowed,

(2)                                 any obligation evidenced by bonds, debentures, notes or other similar instruments,

(3)                                 Letter of Credit Obligations and obligations in respect of other similar instruments,

(4)                                 any obligations to pay the deferred purchase price of property or services, including Capitalized Lease Obligations,

(5)                                 the maximum fixed redemption or repurchase price of Disqualified Capital Stock,

(6)                                 Indebtedness of other Persons of the types described in clauses (1) through (5) above, secured by a Lien on the assets of such Person or its Restricted Subsidiaries, valued, in such cases where the recourse thereof is limited to such assets, at the lesser of the principal amount of such Indebtedness or the fair market value of the subject assets,

(7)                                 Indebtedness of other Persons of the types described in clauses (1) through (5) above, guaranteed by such Person or any of its Restricted Subsidiaries, and

(8)                                 the net obligations of such Person under Hedging Obligations and Interest Swap Obligations,

provided that the amount of any Indebtedness at any date shall be calculated as the outstanding balance of all unconditional obligations and the maximum liability supported by any contingent obligations at such date.

Notwithstanding the foregoing, “Indebtedness” shall not be construed to include trade payables, deferred payments in respect of services by employees, credit on open account, accrued liabilities, provisional credit, daylight overdrafts or similar items. For purposes of this definition, the “maximum fixed redemption or repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were repurchased on the date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined in good faith by the Board of the issuing Person. Unless otherwise specified in the Indenture, the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

“Interest Swap Obligations” means the net obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap, collar or floor transaction or other interest rate Hedging Obligation.

“Investment” by any Person means, without duplication, any direct or indirect:

(1)                                 loan, advance or other extension of credit or capital contribution (valued at the fair market value thereof as of the date of contribution or transfer) (by means of transfers of cash or other property or services for the account or use of other Persons, or otherwise, other than a Permitted Lien under clause (15) of the definition of Permitted Liens);

(2)                                 purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness); and

(3)                                 guarantee or assumption of any Indebtedness or any other obligation of any other Person (except for any assumption of Indebtedness for which the assuming Person receives consideration at the time of such assumption in the form of property or assets with a fair market value at least equal to the principal amount of the Indebtedness assumed); and

(4)                                 all other items that would be classified as investments on a balance sheet of such Person prepared in accordance with GAAP.

Notwithstanding the foregoing, the purchase or acquisition of any securities, Indebtedness or Productive Assets of any other Person solely with Qualified Capital Stock shall not be deemed to be an Investment. The term “Investments” shall also exclude extensions of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business on ordinary business terms. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined in good faith by management of the Company or the affected Restricted Subsidiary, as applicable, unless the fair market value of such Investment exceeds $20 million, in which case the fair market value shall be determined in good faith by the Board of such Person, as of the time such Investment is made or such other time as specified in the Indenture. Unless otherwise required by the Indenture, the amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, writedowns or write-offs subsequent to the date such Investment is made with respect to such Investment.

“Issue Date” means March 1, 2013.

“LandCo” means CV PropCo, LLC, a Nevada limited liability company.

“LandCo Cost Allocation Agreement” means that certain Cost Allocation Agreement, dated as of June 16, 2011, among the Company, Landco Holdings and the Subsidiaries of Landco Holdings party thereto from time to time.

“LandCo Holdings” means NP Landco Holdco, LLC, a Nevada limited liability company.

“LandCo Management Agreement” means that certain Management Agreement, dated as of June 16, 2011, as amended by the First Amendment to Management Agreement, dated as of April 26, 2012, between the Company and FE Landco Management LLC.

“LandCo Support Agreement” means that certain Limited Support Agreement and Recourse Guaranty, dated as of June 16, 2011, executed by the Company.

“LandCo Tax Sharing Agreement” means that certain Tax Sharing Agreement, dated as of June 16, 2011, among the Company, Landco Holdings, Landco and NP Tropicana LLC.

“Laws” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law (including, without limitation, any Gaming Law).

“Letter of Credit Obligations” means Obligations of an Obligor arising under or in connection with letters of credit.

“Lien” means, with respect to any assets, any mortgage, lien, pledge, charge, security interest or other similar encumbrance (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof).

“Management Agreements” means (i) the Propco Management Agreement, the OpCo Management Agreement, the LandCo Management Agreement, the GVR Management Agreement and the Manager Allocation Agreement, each as the same may be amended, modified or replaced from time so long as such amendment, modification or replacement is not more disadvantageous to the Company or any of its Restricted Subsidiaries in any material respect than the agreement in place at the time of such amendment, modification or replacement and (ii) any agreements entered into following the Issue Date by and among Fertitta Entertainment or any Subsidiary thereof and the Company or any Subsidiary thereof so long as such new agreement is approved by a majority of the disinterested members of the Board of the Company.

“Manager Allocation Agreement” means that certain Manager Allocation Agreement, dated as of June 16, 2011, among the Company, Fertitta Entertainment LLC and the Subsidiaries of Fertitta Entertainment LLC party thereto.

“Material Restricted Subsidiary” means any Subsidiary which is both a Material Subsidiary and a Restricted Subsidiary.

“Material Subsidiary” means any Subsidiary of the Company organized under the laws of the United States or any state thereof or the District of Columbia, other than a Non-Material Subsidiary.

“Moody’s” means Moody’s Investors Services, Inc., and any successor to its rating agency business.

“Native American Investments” means any Investment made pursuant to any management, construction, development, support or similar agreement by and between the Company or any of its Subsidiaries or Affiliates and a Native American Tribe or instrumentality thereof.

“Native American Subsidiary” means each Subsidiary of the Company that is engaged exclusively in the business of managing, constructing, developing, servicing, and otherwise supporting gaming, lodging and other related businesses under the auspices of a Native American tribe, band or other forms of government and does not own any interest in any principal property of the Company or any Equity Interests in any Person that is not itself a Native American Subsidiary.

“Net Cash Proceeds” means with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by any Obligor from such Asset Sale, net of:

(1)                                 reasonable out-of-pocket expenses, fees and other direct costs relating to such Asset Sale (including, without limitation, brokerage, legal, accounting and investment banking fees and sales commissions),

(2)                                 taxes, or tax distributions, paid or payable after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements,

(3)                                 repayment of Indebtedness (other than any intercompany Indebtedness) that is required by the terms thereof to be repaid or pledged as cash collateral, or the holders of which otherwise have a contractual claim that is legally superior to any claim of the holders (including a restriction on transfer) to the proceeds of the subject assets, in connection with such Asset Sale, and

(4)                                 appropriate amounts to be provided by any applicable Obligor, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by any applicable Obligor including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and any reserve for adjustment to the sale price received in such Asset Sale for so long as such reserve is held.

“New Property” means, with respect to any period, any new hotel and/or casino and related amenities (as opposed to any expansion to existing properties) owned or managed by the Company or its Restricted Subsidiaries and opened for business to the public during such period.

“New Property EBITDAM” means, with respect to any New Property for any period, the amount for such period of Consolidated EBITDAM of such New Property (determined as if references to the Company and the Restricted Subsidiaries in the definition of “Consolidated EBITDAM” (and in the component financial definitions used therein) were references to the Person that owns such New Property and its applicable Subsidiaries), all as determined on a consolidated basis for such New Property; provided that, for any period, if the New Property was not opened on the first day of such period, then the New Property EBITDAM for such period shall be equal to (i) the actual Consolidated EBITDAM for such New Property during such period as determined above, divided by (ii) the number of days during such period from and after the opening of such New Property, times (iii) the total number of days in such period.

“Non-Competition Agreement” means that certain Non-Competition Agreement, dated as of June 16, 2011, among the Company, Fertitta Entertainment LLC, FI Station Investor LLC, FE Propco Management LLC, FE Opco Management LLC, FE GVR Management LLC, Frank J. Fertitta, III, Lorenzo J. Fertitta, German American Capital Corporation and JPMorgan Chase Bank, N.A.

“Non-Material Subsidiaries” means all Restricted Subsidiaries designated by the Company to the Trustee as Non-Material Subsidiaries; provided, that (i) no such Restricted Subsidiary may have assets (attributable to the Company’s and its Restricted Subsidiaries’ equity interest in such entity) having a fair market value in excess of $25 million and (ii) all such Restricted Subsidiaries may not in the aggregate at any time have assets (attributable to the Company’s and its Restricted Subsidiaries’ equity interest in such entity) constituting more than 3.0% of the Company’s Consolidated Net Tangible Assets based on the Company’s most recent internal financial statements.

“Non-Recourse Indebtedness” means Indebtedness of an Unrestricted Subsidiary

(1)                                 as to which none of the Obligors:

(a)                                 provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

(b)                                 is directly or indirectly liable (as a guarantor or otherwise), or

(c)                                  constitutes the lender, and

(2)                                 no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes) of any Obligor to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, whether absolute or contingent, payable under the documentation governing any Indebtedness.

“Obligor” means the Company or any Guarantor, and any successor obligor upon the Notes and the Guarantees, respectively.

“OpCo Holdings” means NP Opco Holdings LLC, a Nevada limited liability company.

“OpCo Management Agreement” means that certain Management Agreement, dated as of June 16, 2011, as amended by the First Amendment to Management Agreement, dated as of April 26, 2012, between the Company and FE Opco Management LLC.

“Paying Agent” means the Person so designated by the Company in accordance with the Indenture, initially the Trustee.

“Permitted Holder” means the Fertitta Holder and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided that, in the case of such group and without giving effect to the existence of such group or any other group, the Fertitta Holder, collectively, has beneficial ownership of at least 49.9% of the Voting Stock of the Company or any of its direct or indirect parent companies. Any Person or group whose acquisition of beneficial ownership constitutes a Change of Control in respect of which a Change of Control Offer is made in accordance with the requirements of the Indenture will thereafter, together with its Affiliates, constitute an additional Permitted Holder.

“Permitted Investments” means, without duplication, each of the following:

(1)                                 Investments in cash (including deposit accounts with major commercial banks) and Cash Equivalents;

(2)                                 Investments by the Company or a Restricted Subsidiary in the Company or any Restricted Subsidiary or any Person that is or will immediately become upon giving effect to such Investment, or as a result of which, such Person is merged, consolidated or liquidated into, or conveys substantially of all its assets to, an Obligor or a Restricted Subsidiary;

(3)                                 Investments existing on the Issue Date;

(4)                                 accounts receivable created or acquired in the ordinary course of business of the Company or any Restricted Subsidiary on ordinary business terms;

(5)                                 Investments arising from transactions by the Company or a Restricted Subsidiary with trade creditors, contract parties, lessees or customers in the ordinary course of business (including any such Investment received pursuant to any plan of reorganization or similar arrangement pursuant to the bankruptcy or insolvency of such trade creditors, contract parties, lessees or customers or otherwise in settlement of a claim);

(6)                                 Investments made as the result of non-cash consideration received from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Assets Sales”;

(7)                                 Investments consisting of advances to (or guarantees of third party loans to) officers, directors and employees of the Company or a Restricted Subsidiary for travel, entertainment, relocation, purchases of Capital Stock of the Company or a Restricted Subsidiary permitted by the Indenture and analogous ordinary business purposes, not to exceed $10 million;

(8)                                 Hedging Obligations and Interest Swap Obligations otherwise in compliance with the Indenture;

(9)                                 any guarantee of Indebtedness permitted by the covenant described under “Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock”;

(10)                          Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons in the ordinary course of business;

(11)                          Investments consisting of payments by the Company or Restricted Subsidiary to an Unrestricted Subsidiary to reimburse such Unrestricted Subsidiary for excess payments made pursuant to the Management Agreements, the Subsidiary Tax Sharing Agreement and the LandCo Cost Allocation Agreement,

(12)                          Investments the payment of which consists of Equity Interests of the Company or any direct or indirect parent of the Company (exclusive of Disqualified Capital Stock) or proceeds from the sale of such Equity Interests; provided that such Equity Interests will not increase the amount available for Investments under clause (3) of the second paragraph under the covenant described in “Certain Covenants—Limitation on Restricted Payments”;

(13)                          other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (13) that are at the time outstanding (after giving effect to any such Investments that are returned to the Company or any Subsidiary that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (13) in such Person), not to exceed $300 million;

(14)                          Investments in Fertitta Interactive of up to $50 million outstanding at any one time;

(15)                          advances of payroll payments to employees of the Company and the Restricted Subsidiaries in the ordinary course of business;

(16)                          guarantees consisting of Support Agreements of the Borrower and its Restricted Subsidiaries;

(17)                          Native American Investments in an amount up to $5 million in any fiscal year; provided, however, that, if the aggregate amount of such Native American Investments made in any fiscal year is less than $5 million, such amount may be carried over once to be available for such Native American Investments in the next succeeding fiscal year; and provided, further, that, in addition to the foregoing, payments according to existing contractual arrangements with the Gun Lake Tribe and the Mono may be made pursuant to existing contractual arrangements, such payments not to exceed $15 million in the aggregate.

(18)                          Investments of a Restricted Subsidiary acquired after the Issue Date or of a Person merged into the Company or merged or consolidated with a Restricted Subsidiary in accordance “Certain Covenants—Merger, Consolidation or Sale of Assets” after the Issue Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger or consolidation; and

(19)                          Investments consisting of payments by the Company or Restricted Subsidiary to an Unrestricted Subsidiary pursuant to any Related Party Agreements.

“Permitted Liens” means:

(1)                                 Liens in favor of the Company or Liens on the assets of any Guarantor so long as such Liens are held by another Obligor;

(2)                                 Liens on property of a Person existing at the time such Person is acquired and becomes a Restricted Subsidiary or is merged into or consolidated with the Company or a Restricted Subsidiary; provided that such Liens were not Incurred in anticipation of such acquisition, merger or consolidation and do not extend to any assets other than those of the acquired Person or the Person merged into or consolidated with the Company or such Restricted Subsidiary, as applicable;

(3)                                 Liens on property existing at the time of acquisition thereof by any Obligor or Restricted Subsidiary; provided that such Liens were not Incurred in anticipation of such acquisition;

(4)                                 Liens Incurred to secure Indebtedness (and customary obligations related thereto) permitted by clause (6) of the definition of Permitted Indebtedness, attaching to or encumbering only the subject assets and directly related property such as proceeds (including insurance proceeds) and products thereof and accessions, replacements and substitutions thereof;

(5)                                 Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business, including Liens securing letters of credit issued in the ordinary course of business consistent with industry practice in connection therewith;

(6)                                 Liens created by “notice” or “precautionary” filings in connection with operating leases or other transactions pursuant to which no Indebtedness is Incurred by the Company or any Restricted Subsidiary;

(7)                                 Liens to secure Indebtedness (and customary obligations related thereto) permitted by clause (3) of the definition of Permitted Indebtedness;

(8)                                 Liens existing on the Issue Date (other than Liens described in clause (7) above);

(9)                                 Liens for taxes, assessments or governmental charges or claims (including, without limitation, Liens securing the performance of workers compensation, social security, or unemployment insurance obligations) that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(10)                          Liens on shares of any equity security or any warrant or option to purchase an equity security or any security which is convertible into an equity security issued by any Obligor that holds, directly or indirectly through a holding company or otherwise, a license under any applicable Gaming Laws; provided that this clause (10) shall apply only so long as such Gaming Laws provide that the creation of any restriction on the disposition of any of such securities shall not be effective and, if such Gaming Laws at any time cease to so provide, then this clause (10) shall be of no further effect;

(11)                          Liens on securities constituting “margin stock” within the meaning of Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System, to the extent that (i) prohibiting such Liens would result in the classification of the obligations of the Company under the Notes as a “purpose credit” and (ii) the Investment by any Obligor in such margin stock is permitted by the Indenture;

(12)                          Liens securing Permitted Refinancing Indebtedness (and customary obligations related thereto); provided that any such Lien attaches only to the assets encumbered by the predecessor Indebtedness (and customary obligations related thereto), unless the Incurrence of such Liens is otherwise permitted under the Indenture;

(13)                          Liens securing stay and appeal bonds or judgment Liens in connection with any judgment not giving rise to an Event of Default under paragraph (5) of the Events of Default;

(14)                          statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business, in respect of obligations that are not yet delinquent, are bonded or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that adequate reserves shall have been established therefor in accordance with GAAP;

(15)                          easements, rights-of-way, zoning restrictions, reservations, covenants, encroachments and other similar charges or encumbrances in respect of real property which do not, individually or in the aggregate, materially interfere with the conduct of business by any Obligor;

(16)                          any interest or title of a lessor under any Capitalized Lease Obligation permitted to be incurred hereunder;

(17)                          Liens upon specific items of inventory or equipment and proceeds thereof, Incurred to secure obligations in respect of bankers’ acceptances issued or created for the account of any Obligor or Restricted Subsidiary in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or equipment;

(18)                          Liens securing Letter of Credit Obligations permitted to be Incurred hereunder Incurred in connection with the purchase of inventory or equipment by an Obligor or Restricted Subsidiary in the ordinary course of business and secured only by such inventory or equipment, the documents issued in connection therewith and the proceeds thereof;

(19)                          Liens of a collection bank under Section 4-210 of the Uniform Commercial Code on items in the course of collection and normal and customary rights of setoff upon deposits of cash in favor of banks and other depository institutions;

(20)                          Liens in favor of the Trustee arising under the Indenture;

(21)                          Liens securing Interest Swap Obligations or Hedging Obligations that are permitted under the Indenture;

(22)                          pledges or deposits in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other social security legislation and (ii) pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Company or any Restricted Subsidiary;

(23)                          deposits to secure the performance of bids, trade contracts, governmental contracts and leases (other than Indebtedness for borrowed money and Capitalized Leases), statutory obligations, surety, stay, customs and appeal bonds, performance bonds and other obligations of a like nature (including those to secure health, safety and environmental obligations) incurred in the ordinary course of business;

(24)                          leases, licenses, subleases or sublicenses granted to others in the ordinary course of business which do not (x) interfere in any material respect with the business of the Company or any Restricted Subsidiary or (y) secure any Indebtedness;

(25)                          Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(26)                          Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodities brokerage accounts incurred in the ordinary course of business; and (iii) in favor of a banking institution arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(27)                          Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted pursuant to the covenant described under the caption “Restricted Payments” and to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer or otherwise dispose of any property in a transaction permitted under the covenant described under the caption “Asset Sales”;

(28)                          any interest or title of a lessor under leases entered into by the Company or any of the Restricted Subsidiaries (in their capacities as lessee) in the ordinary course of business;

(29)                          Liens arising out of conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by the Company or any of the Restricted Subsidiaries in the ordinary course of business permitted by this Agreement;

(30)                          Liens deemed to exist in connection with Investments in repurchase agreements; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(31)                          Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(32)                          Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Company or any Restricted Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Company and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Company or any Restricted Subsidiary in the ordinary course of business;

(33)                          Liens solely on any cash earnest money deposits made by the Company or any of the Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(34)                          Liens arising from precautionary UCC financing statement filings regarding operating leases entered into in the ordinary course of business;

(35)                          Liens securing customary cash management obligations not otherwise prohibited by the Indenture;

(36)                          Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary with respect to obligations that do not exceed $25 million at any one time outstanding; and

(37)                          Liens with respect to obligations that are incurred at a time that the Company’s Consolidated Secured Leverage Ratio is no greater than 4.50 to 1.00 on a pro forma basis after giving pro forma effect to the incurrence of such obligations.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to repay, redeem, extend, refinance, renew, replace, defease or refund other Permitted Indebtedness of such Person arising under clause (1), (2), (3), (5), (6), (13) or (16) of the definition of “Permitted Indebtedness” or Indebtedness Incurred under the Consolidated Coverage Ratio test in the covenant described above under the heading “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” (any such Indebtedness, “Existing Indebtedness”); provided that:

(1)                                 the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount and accrued interest of such Existing Indebtedness (plus the amount of prepayment penalties, fees, premiums and expenses incurred or paid in connection with the refinancing of such Indebtedness), except to the extent that the Incurrence of such excess is otherwise permitted by the Indenture;

(2)                                 such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, such Existing Indebtedness;

(3)                                 if such Existing Indebtedness is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of the Notes as those contained in the documentation governing the Indebtedness being repaid, redeemed, extended, refinanced, renewed, replaced, defeased or refunded; and

(4)                                 such Permitted Refinancing Indebtedness shall be Indebtedness solely of an Obligor or a Restricted Subsidiary obligated under such Existing Indebtedness, unless otherwise permitted by the Indenture.

“Productive Assets” means assets (including assets owned directly or indirectly through Capital Stock of a Restricted Subsidiary) of a kind used or usable in the businesses of the Obligors as they are conducted on the date of the Asset Sale or on any other Determination Date and any Related Business.

“Project” means any new facility developed or being developed by the Company or one of its Restricted Subsidiaries and any expansion, renovation or refurbishment of a facility owned by the Company or one of its Restricted Subsidiaries which expansion, renovation or refurbishment is reasonably expected to cost $40 million or more.

“Propco Management Agreement” means that certain Management Agreement, dated as of June 16, 2011, as amended by the First Amendment to Management Agreement, dated as of April 26, 2012, among the Company and FE Propco Management LLC.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Registrar” means the Person so designated by the Company in accordance with the Indenture, initially the Trustee.

“Related Business” means the gaming (including pari-mutuel betting) business and/or any and all businesses that in the good faith judgment of the Company are reasonably related to, necessary for, in support or anticipation of, ancillary or complementary to or in preparation for (or required by a Gaming Authority to be developed, constructed, improved or acquired in connection with the licensing approval of such Casino or Casinos) the gaming business including, without limitation, the development, expansion or operation of any Casino (including any land-based, dockside, riverboat or other type of Casino), owned, or to be owned, by the Company or one of its Subsidiaries.

“Related Party Agreements” means the Non-Competition Agreement, the Holding Company Tax Distribution Agreement, the Landco Tax Sharing Agreement, the LandCo Cost Allocation Agreement and the LandCo Support Agreement, each as the same may be amended, modified or replaced from time so long as such amendment, modification or replacement is not more disadvantageous to the Company or any of its Restricted Subsidiaries in any material respect than the agreement in place at the time of such amendment, modification or replacement.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. If no referent Person is specified, “Restricted Subsidiary” means a Restricted Subsidiary of the Company.

“S&P” means Standard & Poor’s Rating Group, a division of The McGraw-Hill Industries, Inc., and its successors.

“Significant Subsidiary” means any Obligor, other than the Company, that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation S-X is in effect on the date of the Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary,” with respect to any Person, means:

(1)                                 any corporation or comparably organized entity, a majority of whose voting stock (defined as any class of capital stock having voting power under ordinary circumstances to elect a majority of the Board of such Person) is owned, directly or indirectly, by any one or more of the Obligors, and

(2)                                 any other Person (other than a corporation) in which any one or more of the Obligors, directly or indirectly, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof or of which such Obligor is the managing general partner.

If no referent Person is specified, “Subsidiary” means a Subsidiary of the Company.

“Subsidiary Tax Sharing Agreement” means each of (i) the LandCo Tax Sharing Agreement and (ii) each other tax sharing agreement between the Company and an Unrestricted Subsidiary entered into after the Closing Date in substantially the same form as the foregoing agreements.

“Support Agreement” means (a) the guaranty by the Company or a Restricted Subsidiary of the completion of the development, construction and opening of a new gaming facility by any Affiliate or Subsidiary of the Company (including a Native American Subsidiary) or of any gaming facility owned by others which is to be managed exclusively by any such Affiliate or Subsidiary and/or (b) the agreement by the Company or a Restricted Subsidiary to advance funds, property or services to or on behalf of an Affiliate or Subsidiary (including a Native American Subsidiary) in order to maintain the financial condition or level of any balance sheet item of such Subsidiary or Affiliate (including “keep well” or “make well” agreements) in connection with the development, construction and operations of a new gaming facility by such Subsidiary or Affiliate (or of any gaming facility owned by others which is to be managed exclusively by such Subsidiary or Affiliate).

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to March 1, 2016; provided, however, that if the period from the redemption date to March 1, 2016 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Tribal Receivable” means advances by the Company or any of its Restricted Subsidiaries to the Federated Indians of Graton Rancheria, the North Fork Rancheria of Mono Indians or any other Native American tribe with which the Company or any of its Subsidiaries has a management, development, construction or other support agreement.

“Unrestricted Subsidiary” of any Person means, with respect to the Company, (i) LandCo Holdings and each Subsidiary thereof and (ii) Fertitta Interactive and each Subsidiary thereof, and, with respect to any Person:

(1)                                 any Subsidiary of such Person that at the time of determination shall be or continue to be designated an Unrestricted Subsidiary by the Board of such Person in the manner provided below; and

(2)                                 any Subsidiary of an Unrestricted Subsidiary.

The Board may designate any Subsidiary (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided that:

(1)                                 the Company certifies to the Trustee that such designation complies with the “Limitation on Restricted Payments” covenant; and

(2)                                 each Subsidiary to be so designated and each of its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Company or any of its Restricted Subsidiaries.

For purposes of making the determination of whether any such designation of a Subsidiary as an Unrestricted Subsidiary complies with the “Limitation on Restricted Payments” covenant, the portion of the fair market value of the net assets of such Subsidiary of the Company at the time that such Subsidiary is designated as an Unrestricted Subsidiary that is represented by the interest of the Company and its Restricted Subsidiaries in such Subsidiary, in each case as determined in good faith by the Board of the Company, shall be deemed to be an Investment. Such designation will be permitted only if such Investment would be permitted at such time under the “Limitation on Restricted Payments” covenant.

No Unrestricted Subsidiary may create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender (or the Unrestricted Subsidiary) has recourse to any of the assets of the Company or any of its Restricted Subsidiaries, except, with respect to LandCo, the Landco Support Agreement.

The Board may designate any Unrestricted Subsidiary to be a Restricted Subsidiary only if:

(1)                                 (i) the Company, could Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the Consolidated Coverage Ratio test described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) the Consolidated Coverage Ratio of the Company is no less than the Company’s Consolidated Coverage Ratio immediately prior to such transaction or series of transactions; and

(2)                                 immediately before and immediately after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing. Any such designation by the Board shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing provisions.

“Voteco” means Station Voteco LLC, a Delaware limited liability company.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the Company’s calculations of the number of years obtained by dividing:

(1)                                 the then outstanding aggregate principal amount of such Indebtedness into,

(2)                                 the total of the products obtained by multiplying:

(a)                                 the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b)                                 the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

BOOK-ENTRY, DELIVERY AND FORM

General

The Exchange Notes will be represented by one or more global notes in registered form without interest coupons attached (collectively, the “Global Notes”). The Global Notes representing the notes will be deposited with a custodian for DTC, and registered in the name of Cede & Co., as nominee of DTC.

Ownership of interests in the Global Notes (“Book-Entry Interests”) will be limited to persons that have accounts with DTC, or persons that hold interests through such participants.

Book-Entry Interests will be shown on, and transfers thereof will be done only through, records maintained in book-entry form by DTC and its participants. The laws of some jurisdictions, including certain states of the U.S., may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair your ability to own, transfer or pledge Book-Entry Interests. In addition, while the notes are in global form, holders of Book-Entry Interests are not considered the owners or “holders” of notes for any purpose.

So long as the Notes are held in global form, DTC (or its nominees) will be considered the sole holders of Global Notes for all purposes under the indenture governing the notes. In addition, participants in DTC must rely on the procedures of DTC and indirect participants must rely on the procedures of DTC and the participants through which they own Book-Entry Interests, to transfer their interests or to exercise any rights of holders under the indenture.

Neither the Company nor the Trustee has any responsibility or liability for any aspect of the records relating to the Book-Entry Interests.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it, ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

Except as described below, owners of interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and the Trustee will treat the Persons in whose names the notes, including the Global Notes, are registered as the owners of the notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the Trustee nor any agent of the Company or the Trustee has or will have any responsibility or liability for:

(1)                                 any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)                                 any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the Company. Neither the Company nor the Trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the notes, and the Company and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Subject to the transfer restrictions set forth under “Notice to Investors,” transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange the Global Notes for legended notes in certificated form, and to distribute such notes to its Participants.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1)                                 DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

(2)                                 the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3)                                 there has occurred and is continuing a Default or Event of Default with respect to the notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures) and will bear the applicable restrictive legend referred to in “Notice to Investors,” unless that legend is not required by applicable law.

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such notes. See “Notice to Investors.”

Same Day Settlement and Payment

The Company will make payments in respect of the notes represented by the Global Notes, including principal, premium, if any, and interest, by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The notes represented by the Global Notes are expected to be eligible to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

This discussion describes certain U.S. federal income tax considerations relevant to the purchase, ownership and disposition of the Notes. This discussion is limited to holders who purchase the Notes for cash in this offering at their “issue price” (i.e., the first price at which a substantial amount of notes is sold for cash to investors, excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers) and who hold Notes as capital assets within the meaning of Section 1221 of the Code. This discussion does not address rules relating to securities held by special categories of holders, including partnerships, S corporations or other pass-through entities (or investors therein), financial institutions, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, tax-exempt organizations, traders in securities that elect to mark-to-market, investors liable for the alternative minimum tax, U.S. expatriates, investors that hold Notes as part of a straddle, hedging, constructive sale, conversion or other integrated transaction, and U.S. Holders (as defined below) whose functional currency is not the U.S. dollar. In addition, this section does not address any state, local or non-U.S. tax considerations and does not address any U.S. federal tax considerations other than U.S. federal income tax considerations (such as the estate and gift tax, the Medicare tax on net investment income or the withholding taxes and reporting requirements imposed by Section 1471 through 1474 of the Code).

This summary is based upon the Code, the Treasury regulations promulgated thereunder (the “Treasury Regulations”), rulings, current administrative interpretations and official pronouncements of the Internal Revenue Service (the “IRS”), and judicial decisions, all as currently in effect and all of which are subject to differing interpretations or to change, possibly with retroactive effect. Such change could materially and adversely affect the tax consequences described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

This summary is not a comprehensive description of all of the U.S. federal tax consequences that may be relevant with respect to the purchase, ownership and disposition of the Notes. We urge you to consult your own tax advisor regarding the U.S. federal tax consequences of purchasing, owning and disposing of the Notes in your particular circumstances as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction and the possible effects of changes in U.S. federal or other tax laws.

As used in this offering circular, the term “U.S. Holder” means a beneficial owner of the Notes that is for U.S. federal income tax purposes:

•                  an individual who is a citizen or resident in the U.S.;

•                  a corporation created or organized under the laws of the U.S., any state thereof or the District of Columbia;

•                  an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•                  a trust which either (1) is subject to supervision of a court within the U.S. and one or more U.S. persons have the authority to control all its substantial decisions, or (2) has a valid election in effect to be treated as a U.S. person.

As used in this offering circular, the term “non-U.S. Holder” means a beneficial owner of the Notes that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds the Notes, the U.S. federal income tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner of a partnership considering an investment in the Notes should consult its own tax advisor regarding the U.S. federal income tax consequences to the partner of the purchase, ownership and disposition by the partnership of the Notes.

Possible Application of Rules Governing Contingent Payment Debt Instruments

In certain circumstances, we may be obligated to pay an amount in excess of stated interest and/or principal on the Notes. The Treasury Regulations regarding debt instruments that provide for one or more contingent payments state that, for purposes of determining whether a debt instrument is a contingent payment debt instrument, remote and/or incidental contingencies are ignored. We believe that any such contingencies on the Notes are remote and/or incidental, and, accordingly, we will not treat the Note as contingent payment debt instrument.

Our determination will be binding on all holders, except a holder that discloses its differing position in a statement attached to its timely filed U.S. federal income tax return for the taxable year during which a Note was acquired. Our determination is not, however, binding on the IRS, and if the IRS were to challenge such determination, a holder might be required to accrue ordinary interest on the Notes at a rate in excess of the stated interest rate and to treat as ordinary interest income, rather than capital gain, any gain recognized on the taxable disposition of a Note. The remainder of this discussion assumes that the Notes are not treated as contingent payment debt instruments.

U.S. Holders

Stated interest

Stated interest on the Notes generally will be taxable to you as ordinary interest income at the time that it is paid or accrued, in accordance with your method of accounting for U.S. federal income tax purposes.

Sale, exchange, retirement, redemption or other taxable disposition of a Note

You will generally recognize gain or loss on the sale, exchange, retirement, redemption or other taxable disposition of a Note in an amount equal to the difference, if any, between (1) the amount of cash and the fair market value of other property received in exchange for the Note, other than any amounts attributable to accrued but unpaid stated interest, and (2) your adjusted tax basis in the Note. Amounts attributable to accrued but unpaid stated interest are treated as ordinary interest income to the extent not previously included in income by the U.S. Holder. Your adjusted tax basis in a Note generally will equal the cost for such Note. Any gain or loss recognized will generally be capital gain or loss and will generally be long-term capital gain or loss if you have held the Note for more than one year. For certain non-corporate U.S. Holders (including individuals), long-term capital gains are eligible for reduced rates of taxation. The ability of U.S. Holders to deduct capital losses is subject to limitations under the Code.

Backup withholding and information reporting

You may be subject to information reporting with respect to the payments of interest on the Notes and the proceeds of a sale, retirement, redemption or other disposition of a Note, unless you are an exempt recipient (such as a corporation). Backup withholding may apply to the foregoing amounts unless you (1) are a corporation or other exempt recipient and, when required, demonstrate this fact, or (2) provide us or our agent with your taxpayer identification number, certify as to no loss of exemption from backup withholding, and otherwise comply with the backup withholding rules.

You should consult your own tax advisor regarding your qualification for an exemption from backup withholding and the procedures for obtaining such an exemption, if applicable. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is furnished in a timely manner to the IRS.

Non-U.S. Holders

Interest

Subject to the discussion of backup withholding below, interest paid to you on the Notes will not be subject to U.S. federal income or withholding tax, provided that the interest is not effectively connected with your conduct of a trade or business in the United States and:

•                  you do not actually or constructively own 10% or more of the capital or profits interest in Station Holdco;

•                  you are not a “controlled foreign corporation” for U.S. federal income tax purposes that is related to us through equity ownership;

•                  you are not a bank receiving interest on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of your trade or business within the meaning of Code section 881(c)(3)(A); and

•                  either (1) you provide us or our agent with a statement, on IRS Form W-8BEN or a suitable substitute form, signed under penalties of perjury that includes your name and address and certifies that you are not a U.S. person, or (2) an exemption is otherwise established. If you hold your Notes through certain foreign intermediaries or certain foreign partnerships, such foreign intermediaries or partnerships must also satisfy the certification requirements of applicable Treasury Regulations.

If these requirements are not met, you will be subject to U.S. federal withholding tax at a rate of 30% on interest payments, unless you provide us with a properly executed IRS Form W-8BEN (or a suitable substitute form) claiming an exemption from or reduction in withholding under the benefit of an applicable income tax treaty.

If you are engaged in the conduct of a trade or business within the United States to which interest on the Notes is effectively connected, such effectively connected interest will not be subject to U.S. federal withholding tax, provided that you have provided a properly completed certification generally on IRS Form W-8ECI or, in certain circumstances, IRS Form W-8BEN. Instead, you will generally be subject to U.S. federal income tax on such interest on a net income basis in the same manner as if you were a U.S. Holder, unless an applicable income tax treaty provides otherwise. In addition, if you are a corporate non-U.S. Holder, you also may be subject to a branch profits tax equal to 30% of your effectively connected earnings and profits, subject to adjustments, for the taxable year (subject to reduction if an applicable income tax treaty so provides).

Sale, exchange, retirement, redemption or other taxable disposition of a Note

Any gain realized by you on the sale, exchange, retirement, redemption or other taxable disposition of a Note generally will not be subject to U.S. federal income or withholding tax unless (1) you are an individual who is present in the U.S. for a total of 183 days or more during the taxable year in which the gain is realized and other conditions are satisfied, or (2) the gain is effectively connected with your conduct of a trade or business within the U.S. (and, if an applicable income tax treaty so provides the gain is attributable to a “permanent establishment” maintained in the United States by you).

If you are a non-U.S. Holder described in clause (1) above, you will be subject to a 30% U.S. federal income tax on any gain derived from the disposition, which gain may be offset by certain U.S. source capital losses (unless an applicable income tax treaty provides otherwise). If you are a non-U.S. Holder described in clause (2) above, you generally will be subject to U.S. federal income tax on any gain derived from the sale in generally the same manner as effectively connected interest.

Backup withholding and information reporting

Backup withholding and related information reporting will not apply to payments of interest made with respect to the Notes if you provide the required certification (generally, an IRS Form W-8BEN or IRS Form W-8ECI) that you are a non-U.S. person or you otherwise establish an exemption, provided that the payor or withholding agent does not have actual knowledge that you are a U.S. person, or that the conditions of any exemption are not satisfied.

In addition, payments of the proceeds from the sale or other disposition of a Note to or through a foreign office of a broker or the foreign office of a custodian, nominee, or other dealer acting on your behalf generally will not be subject to information reporting or backup withholding. However, if the broker, custodian, nominee, or other dealer is a United States person, information reporting (but not backup withholding) generally will be required with respect to payments made to you unless the broker, custodian, nominee, or other dealer has documentation of your foreign status and the broker, custodian, nominee, or other dealer has no actual knowledge to the contrary.

Payment of the proceeds from a sale or other disposition of a Note to or through the United States office of a broker is subject to information reporting and backup withholding, unless the holder certifies as to its non-U.S. person status or otherwise establishes an exemption from information reporting and backup withholding.

Any amounts withheld under the backup withholding rules will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided the required information is furnished in a timely manner to the IRS. You should consult your tax advisors regarding the application of backup withholding to your particular circumstance and the availability of, and procedure for obtaining, an exemption from backup withholding under current Treasury Regulations.

PLAN OF DISTRIBUTION

This prospectus is to be used by Deutsche Bank Securities Inc. and its affiliates in connection with offers and sales of the Notes in market-making transactions effected from time to time.

Deutsche Bank Securities Inc. and its affiliates may act as principal or agent in such transactions, including as agent for the counterparty when acting as principal or as agent for both counterparties, and may receive compensation in the form of discounts and commissions, including from both counterparties, when it acts as agents for both. Such sales will be made at prevailing market prices at the time of sale, at prices related thereto or at negotiated prices. We will not receive any of the proceeds from such sales.

Deutsche Bank Securities Inc. and its affiliates have and may in the future engage in commercial and/or investment banking transactions with us and our affiliates. Deutsche Bank Securities Inc. acted as an initial purchaser in connection with the original sale of the Notes on March 1, 2013. Deutsche Bank Securities Inc. and its affiliates currently own, and may from time to time trade, the Notes for their own accounts in connection with their principal activities. Such sales may be made pursuant to this prospectus or otherwise pursuant to an applicable exemption from registration.  Certain affiliates of Deutsche Bank Securities Inc. are agents and/or lenders under the Credit Facility.

Additionally, in the future, Deutsche Bank Securities Inc. and its affiliates may, from time to time, own Notes as a result of their market-making activities.

GACC, an affiliate of Deutsche Bank Securities Inc., currently indirectly owns non-voting units of the Company comprising 25% of the total equity of the Company. Affiliates of Deutsche Bank Securities Inc. currently hold warrants in Station Holdco exercisable for no more than 1.2% of the non-voting equity of Station Holdco, which holds our non-voting units. GACC, an affiliate of Deutsche Bank Securities Inc., is currently entitled to designate members of the Company’s board of managers.

We have been advised by Deutsche Bank Securities Inc. that subject to applicable laws and regulations they currently intend to make a market in the Notes. However, Deutsche Bank Securities Inc. is not obligated to do so, and any such market-making may be interrupted or discontinued at any time without notice. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act. We cannot assure you that an active trading market will be sustained.

Pursuant to the registration rights agreement entered into between us, Deutsche Bank Securities Inc. and the other parties thereto, we have agreed to indemnify Deutsche Bank Securities Inc. against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with respect to the Notes will be passed upon for the Company by Milbank, Tweed, Hadley & McCloy LLP, Los Angeles, California and Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The consolidated financial statements of Station Casinos LLC appearing in Station Casinos LLC’s Annual Report (Form 10-K) for the year ended December 31, 2014, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in its report thereon, included therein, and incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Station Casinos LLC

7.50% SENIOR NOTES DUE 2021

PROSPECTUS

March [    ], 2015

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution

The registration rights agreement relating to the securities of the registrants being registered hereby provides that the Issuer will bear all expenses in connection with the performance of its obligations relating to the market-making activities of Deutsche Bank Securities Inc. and its respective affiliates. These expenses include, but are not limited to, registration and filing fees, printer expenses, and accounting and legal fees.

Item 14.    Indemnification of Directors and Officers

Nevada Registrants

Section 86.371 of the Nevada Revised Statutes (the “NRS”) provides that unless otherwise provided in the articles of organization or an agreement signed by the member or manager to be charged, no member or manager of any limited liability company is individually liable for the debts or liabilities of the company.

NRS 86.411 provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the company, by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney’s fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful.

NRS 86.421 provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the company to procure a judgment in its favor by reason of the fact that the person is or was a manager, member, employee or agent of the company, or is or was serving at the request of the company as a manager, member, employee or agent of another limited liability company, corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit if the person acted in good faith and in a manner in which he or she reasonably believed to be in or not opposed to the best interests of the company. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the company or for amounts paid in settlement to the company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS 86.431 provides that to the extent that a manager, member, employee or agent of a limited-liability company has been successful in defense of any action, suit or proceeding described in the preceding two paragraphs, or in defense of any claim, issue or matter therein, the company must indemnify such person against expenses, including attorney’s fees, actually and reasonably incurred by such person in connection with the defense. Any indemnification under the preceding two paragraphs, unless ordered by a court or advanced pursuant to the procedures of the paragraph below, may be made only as authorized in the specific case upon a determination that indemnification is proper in the circumstances in accordance with NRS 86.431(2).

NRS 86.441 states that the articles of organization, the operating agreement or a separate agreement may provide that the limited liability company must pay the expenses of members and managers incurred in defending a civil or criminal action, suit or proceeding, as they are incurred and in advance of the final disposition of the action, upon receipt of an undertaking by or on behalf of the manager or member to repay the amount if it is ultimately determined by a court of competent jurisdiction that the member or manager is not entitled to be indemnified.

NRS 86.451 provides that the indemnification or advancement of expenses discussed above (1) does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of organization or any operating agreement, vote of members or disinterested managers, if any, or otherwise, for an action in the person’s official capacity or an action in another capacity while holding office, except that indemnification, unless ordered by a court pursuant to NRS 86.421 or for the advancement of expenses made pursuant to NRS 86.441, may not be made to or on behalf of any member or manager if a final adjudication establishes that the member’s or the manager’s acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action; and (2) continues for a person who has ceased to be a member, manager, employee or agent and inures to the benefit of the heirs, executors and administrators of such a person.

NRS 86.461 permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of any current or former member, manager, employee or agent of the company, or any person who is or was serving at the request of the company as a manager, member, employee or agent of another corporation, limited-liability company, partnership, joint venture, trust or other enterprise, for any liability asserted against the person and liability and expenses incurred by the person in his or her capacity as a manager, member, employee or agent, or arising out of his or her status as such, whether or not the company has the authority to indemnify such a person against such liability and expenses.

California Registrants

Under Section 17155 of the California Code, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee, or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company may purchase and maintain insurance on behalf of any manager, member, officer, employee, or agent of the limited liability company against any liability asserted against or incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee, or agent of the limited liability company.

Equityholders Agreement

Sections 6.1(a) and 6.1(b) of the Equityholders Agreement, dated as of June 16, 2011 and amended as of July 1, 2012, provides for indemnification of the Company’s and the Guarantors’ directors, officers, managers, employees and other agents (the “Indemnified Persons”) to the fullest extent permitted by law, including from and against any reasonable expenses (including reasonable attorney’s fees, judgments, fines and amounts paid in settlement) (i) suffered or sustained by reason of any act performed or omission made by such Indemnified Person in good faith on behalf of the Company or any Guarantor and in a manner reasonably believed to be within the scope of authority conferred on such Indemnified Person and otherwise not inconsistent with its duties owed to such Company or Guarantor, (ii) actually and reasonably incurred by such Indemnified Person in connection with any threatened, pending or completed action, suit or proceeding (other than one by or in the right of the Company or any Guarantor) if such Indemnified Person acted in good faith and in a manner which such Indemnified Person reasonably believed to be in furtherance of the interests of the Company or such Guarantor and otherwise not inconsistent with its duties owed to the Company or such Guarantor and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful, and (iii) actually and reasonably incurred by such Indemnified Person in connection with the defense or settlement of an action or suit by or in the right of the Company or any Guarantor to procure a judgment in its favor if such Indemnified Person acted in good faith and in a manner which such Indemnified Person reasonably believed to be in furtherance of the interests of the Company or such Guarantor and otherwise not inconsistent with its duties owed to the Company or such Guarantor.

Item 15.    Recent Sales of Unregistered Securities

On March 1, 2013, the initial purchasers of the Old Notes privately placed an aggregate total of $500,000,000 principal amount of the Old Notes in transactions exempt from registration under the Securities Act. The Old Notes were sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The sale of the Old Notes to the initial purchaser was exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof. The issue price of the Old Notes was 100.000%.

Item 16.    Exhibits and Financial Statement Schedules

(a)

EXHIBIT NO.	ITEM TITLE
3.1	Articles of Organization of the Company. (Incorporated herein by reference to the Company’s Form 10 filed on November 12, 2010)
3.2	Amendment to Articles of Organization of the Company. (Incorporated herein by reference to the Company’s Form 10 filed on November 12, 2010)
3.3

Amended and Restated Operating Agreement of Station Casinos LLC dated as of June 16, 2011 between Station Voteco LLC and Station Holdco LLC. (Incorporated by reference to the Company’s Form 8-K filed on June 23, 2011)

3.4	Articles of Organization of NP Auburn Development LLC. (1)
3.5	Operating Agreement of NP Auburn Development LLC. (1)
3.6	Articles of Organization of NP Boulder LLC. (1)
3.7	Operating Agreement of NP Boulder LLC. (1)
3.8	Articles of Organization of NP Centerline Holdings LLC. (1)
3.9	Operating Agreement of NP Centerline Holdings LLC. (1)
3.10	Articles of Organization of NP Development LLC. (1)
3.11	Operating Agreement of NP Development LLC. (1)
3.12	Articles of Organization of NP Durango LLC. (1)
3.13	Operating Agreement of NP Durango LLC. (1)
3.14	Articles of Organization of NP FH Excess LLC. (1)
3.15	Operating Agreement of NP FH Excess LLC. (1)
3.16	Articles of Organization of NP Fiesta LLC. (1)
3.17	Operating Agreement of NP Fiesta LLC. (1)
3.18	Articles of Organization of NP Fresno Land Acquisitions LLC. (1)
3.19	Operating Agreement of NP Fresno Land Acquisitions LLC. (1)
3.20	Articles of Organization of NP Gold Rush LLC. (1)
3.21	Operating Agreement of NP Gold Rush LLC. (1)
3.22	Articles of Organization of NP Green Valley LLC. (1)
3.23	Operating Agreement of NP Green Valley LLC. (1)
3.24	Articles of Organization of NP Hanger Leaseco LLC. (1)
3.25	Operating Agreement of NP Hanger Leaseco LLC. (1)
3.26	Articles of Organization of NP Horizon Park LLC. (1)
3.27	Operating Agreement of NP Horizon Park LLC. (1)
3.28	Articles of Organization of NP Inspirada LLC. (1)
3.29	Operating Agreement of NP Inspirada LLC. (1)
3.30	Articles of Organization of NP IP Holdings LLC. (1)
3.31	Operating Agreement of NP IP Holdings LLC. (1)
3.32	Articles of Organization of NP Lake Mead LLC. (1)
3.33	Operating Agreement of NP Lake Mead LLC. (1)
3.34	Articles of Organization of NP LML LLC. (1)
3.35	Operating Agreement of NP LML LLC. (1)
3.36	Articles of Organization of NP Losee Elkhorn Holdings LLC. (1)
3.37	Operating Agreement of NP Losee Elkhorn Holdings LLC. (1)
3.38	Articles of Organization of NP Magic Star LLC. (1)
3.39	Operating Agreement of NP Magic Star LLC. (1)
3.40	Articles of Organization of NP Mt. Rose LLC. (1)
3.41	Operating Agreement of NP Mt. Rose LLC. (1)
3.42	Articles of Organization of NP Northern NV Acquisitions LLC. (1)
3.43	Operating Agreement of NP Northern NV Acquisitions LLC. (1)
3.44	Articles of Organization of NP Opco Holdings LLC. (1)
3.45	Operating Agreement of NP Opco Holdings LLC. (1)
3.46	Articles of Organization of NP Opco LLC. (1)
3.47	Operating Agreement of NP Opco LLC. (1)
3.48	Articles of Organization of NP Palace LLC. (1)
3.49	Operating Agreement of NP Palace LLC. (1)
3.50	Articles of Organization of NP Past Enterprises LLC. (1)
3.51	Operating Agreement of NP Past Enterprises LLC. (1)
3.52	Articles of Organization of NP Rancho LLC. (1)

EXHIBIT NO.	ITEM TITLE
3.53	Operating Agreement of NP Rancho LLC. (1)
3.54	Articles of Organization of NP Red Rock LLC. (1)
3.55	Operating Agreement of NP Red Rock LLC. (1)
3.56	Articles of Organization of NP Reno Convention Center LLC. (1)
3.57	Operating Agreement of NP Reno Convention Center LLC. (1)
3.58	Articles of Organization of NP River Central LLC. (1)
3.59	Operating Agreement of NP River Central LLC. (1)
3.60	Articles of Organization of NP ROTMA LLC. (1)
3.61	Operating Agreement of NP ROTMA LLC. (1)
3.62	Articles of Organization of NP Santa Fe LLC. (1)
3.63	Operating Agreement of NP Santa Fe LLC. (1)
3.64	Articles of Organization of NP Sonoma Land Holdings LLC. (1)
3.65	Operating Agreement of NP Sonoma Land Holdings LLC. (1)
3.66	Articles of Organization of NP Steamboat LLC. (1)
3.67	Operating Agreement of NP Steamboat LLC. (1)
3.68	Articles of Organization of NP Sunset Lindell LLC. (1)
3.69	Operating Agreement of NP Sunset Lindell LLC. (1)
3.70	Articles of Organization of NP Sunset LLC. (1)
3.71	Operating Agreement of NP Sunset LLC. (1)
3.72	Articles of Organization of NP Texas LLC. (1)
3.73	Operating Agreement of NP Texas LLC. (1)
3.74	Articles of Organization of NP Town Center LLC. (1)
3.75	Operating Agreement of NP Town Center LLC. (1)
3.76	Articles of Organization of SC Butte Development, LLC. (1)
3.77	Operating Agreement of SC Butte Development, LLC. (1)
3.78	Articles of Organization of SC Butte Management, LLC. (1)
3.79	Operating Agreement of SC Butte Management, LLC. (1)
3.80	Articles of Organization of SC Madera Development, LLC. (1)
3.81	Operating Agreement of SC Madera Development, LLC. (1)
3.82	Articles of Organization of SC Madera Management, LLC. (1)
3.83	Operating Agreement of SC Madera Management, LLC. (1)
3.84	Articles of Organization of SC Michigan, LLC. (1)
3.85	Operating Agreement of SC Michigan, LLC. (1)
3.86	Articles of Organization of SC Rancho Development, LLC. (1)
3.87	Operating Agreement of SC Rancho Development, LLC. (1)
3.88	Articles of Organization of SC Sonoma Development, LLC. (1)
3.89	Operating Agreement of SC Sonoma Development, LLC. (1)
3.90	Articles of Organization of SC Sonoma Management, LLC. (1)
3.91	Operating Agreement of SC Sonoma Management, LLC. (1)
3.92	Articles of Organization of SC SP 1 LLC. (1)
3.93	Operating Agreement of SC SP 1 LLC. (1)
3.94	Articles of Organization of SC SP 2 LLC. (1)
3.95	Operating Agreement of SC SP 2 LLC. (1)
3.96	Articles of Organization of SC SP 3 LLC. (1)
3.97	Operating Agreement of SC SP 3 LLC. (1)
3.98	Articles of Organization of SC SP 4 LLC. (1)
3.99	Operating Agreement of SC SP 4 LLC. (1)
3.100	Articles of Organization of SC SP 5 LLC. (1)
3.101	Operating Agreement of SC SP 5 LLC. (1)
3.102	Articles of Organization of SC SP Holdco LLC. (1)
3.103	Operating Agreement of SC SP Holdco LLC. (1)
3.104	Articles of Organization of Sonoma Land Acquisition Company, LLC. (1)
3.105	Operating Agreement of Sonoma Land Acquisition Company, LLC. (1)
3.106	Articles of Organization of Station California, LLC. (1)
3.107	Operating Agreement of Station California, LLC. (1)
3.108	Articles of Organization of Station Development, LLC. (1)
3.109	Operating Agreement of Station Development, LLC. (1)
3.110	Articles of Organization of Station GVR Acquisition, LLC. (1)

EXHIBIT NO.	ITEM TITLE
3.111	Operating Agreement of Station GVR Acquisition, LLC. (1)
4.1

Indenture dated as of March 1, 2013 among the Company, certain of its wholly owned subsidiaries, as guarantors, and Wells Fargo Bank, National Association, as Trustee. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated March 1, 2013)

4.2	Form of 7.50% Senior Note due 2021 (included in Exhibit 4.1)
5.1	Opinion of Milbank, Tweed, Hadley & McCloy LLP. (1)
5.2	Opinion of Brownstein Hyatt Farber Schreck, LLP. (1)
10.1

Non-Competition Agreement dated as of June 16, 2011 by and among the Company and Station Holdco LLC, Fertitta Entertainment LLC and FI Station Investor LLC, FE Propco Management LLC, FE Opco Management LLC, FE GVR Management LLC, Frank J. Fertitta III and Lorenzo J. Fertitta, and German American Capital Corporation and JPMorgan Chase Bank, N.A. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.1

Credit Agreement dated as of March 1, 2013, by and among the Company, the financial institutions from time to time named therein, and Deutsche Bank AG Cayman Islands Branch, as Administrative Agent, and Deutsche Bank Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Joint Lead Arrangers and Joint Bookrunners (Incorporated herein by reference to the Company’s Current Report on Form 8-K/A filed on March 5, 2013.)

10.2

Amended and Restated Credit Agreement dated as of June 16, 2011 by and among CV PropCo, LLC, as borrower, NP Tropicana LLC, as leasehold holder, NP Landco Holdco LLC, as holdco, Deutsche Bank AG Cayman Islands Branch, JPMorgan Chase Bank, N.A., and each other lender from time to time party thereto, as lenders, Deutsche Bank AG Cayman Islands Branch, as administrative agent for the secured parties, JPMorgan Chase Bank, N.A., as syndication agent, and Deutsche Bank Securities Inc. and J.P. Morgan Securities Inc., as joint lead arrangers and joint book running manager. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.3

Non-Competition Agreement dated as of June 16, 2011 by and among the Company and Station Holdco LLC, Fertitta Entertainment LLC and FI Station Investor LLC, FE Propco Management LLC, FE Opco Management LLC, FE GVR Management LLC, Frank J. Fertitta III and Lorenzo J. Fertitta, and German American Capital Corporation and JPMorgan Chase Bank, N.A. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.4

Equityholders Agreement dated as of June 16, 2011 by and among the Company, certain subsidiaries and affiliates of the Company and each other holder of equity interests listed therein. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.5

Ground Lease and Sublease dated as of June 1, 1993 by and between Boulder Station, Inc. and KB Enterprises. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.6

Option to Lease or Purchase dated as of June 1, 1993 by and between Boulder Station, Inc. and KB Enterprises. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.7

Option to Acquire Interest Under Purchase Contract dated as of June 1, 1993 by and between Boulder Station, Inc. and KB Enterprises. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.8

First Amendment to Ground Lease and Sublease dated as of June 30, 1995 by and between KB Enterprises and Boulder Station, Inc. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.9

Lease Amendment No. 1, dated as of December 23, 1996 by and between Boulder Station, Inc. and KB Enterprises. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.10

Second Amendment to Ground Lease and Sublease dated as of January 7, 1997 by and between KB Enterprises and Boulder Station, Inc. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.11

Rent Agreement to the First Amendment to Ground Lease and Sublease dated as of March 28, 2003 by and between KB Enterprises and Boulder Station, Inc. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.12

Ground Lease dated as of June 1, 1995 by and between Station Casinos, Inc. and Texas Gambling Hall & Hotel, Inc. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.13

First Amendment to Ground Lease dated as of June 30, 1995 by and between Station Casinos, Inc. and Texas Gambling Hall & Hotel, Inc. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.14

Lease Amendment No. 1 dated as of December 23, 1996 by and between Station Casinos, Inc. and Texas Gambling Hall & Hotel, Inc. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

EXHIBIT NO.	ITEM TITLE
10.15

Second Amendment to Ground Lease dated as of January 7, 1997 by and between Texas Gambling Hall & Hotel, Inc. and Texas Station, Inc. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.16

Third Amendment to Ground Lease dated as of June 13, 2011 by and between Texas Gambling Hall & Hotel, Inc. and NP Texas LLC. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.17

Rent Agreement to the First Amendment to Ground Lease dated as of May 12, 2000 by and between Texas Gambling Hall & Hotel Real Estate Trust and Texas Gambling Hall & Hotel, Inc. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.18

Assignment, Assumption and Consent Agreement (Ground Lease) dated as of July 6, 1995 by and between Station Casinos, Inc. and Texas Station, Inc. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.19

Management Agreement dated as of June 16, 2011 by and between the Company and FE Propco Management LLC. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.20

First Amendment to Management Agreement dated as of April 26, 2012 by and between the Company and FE Propco Management LLC. (Incorporated herein by reference to the Company’s Annual Report on Form 10-K dated March 21, 2014)

10.21

Amended and Restated Management Agreement executed on August 19, 2014 by and between NP Opco LLC and FE Opco Management LLC (Incorporated herein by reference to the Company’s Annual Report on Form 10-K dated March 10, 2015)

10.22

Management Agreement dated as of June 16, 2011 by and between Station GVR Acquisition, LLC and FE GVR Management LLC. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated June 23, 2011)

10.23

First Amendment to Management Agreement dated as of November 8, 2011 by and between Station GVR Acquisition, LLC and FE GVR Management LLC. (Incorporated herein by reference to the Company’s Annual Report on Form 10-K dated March 21, 2014)

10.24

Second Amendment to Management Agreement dated as of April 26, 2012 by and between Station GVR Acquisition, LLC and FE GVR Management LLC. (Incorporated herein by reference to the Company’s Annual Report on Form 10-K dated March 21, 2014)

10.25

Third Amendment to Management Agreement dated as of April 25, 2013 by and between Station GVR Acquisition, LLC and FE GVR Management LLC. (Incorporated herein by reference to the Company’s Annual Report on Form 10-K dated March 21, 2014)

10.26	Station Holdco LLC Amended and Restated Profit Units Plan, effective as of July 1, 2012. (Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q filed November 14, 2012)
10.27

Station Holdco LLC Amendment No. 1 to Amended and Restated Profit Units Plan, effective as of April 25, 2013. (Incorporated herein by reference to the Company’s Annual Report on Form 10-K dated March 21, 2014)

10.28	Form of Profit Unit Award Agreement. (Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q filed November 14, 2012)
10.29

Limited Liability Company Agreement of SH Employeeco LLC, dated as of July 1, 2012, by and among the members thereto and Station Holdco LLC, as manager. (Incorporated herein by reference to the Company’s Quarterly Report on Form 10-Q filed November 14, 2012)

10.30

First Amendment to Limited Liability Company Agreement of SH Employeeco LLC, effective as of April 25, 2013. (Incorporated herein by reference to the Company’s Annual Report on Form 10-K dated March 21, 2014)

10.31	First Amendment to Equityholders Agreement and Joinder, dated as of July 1, 2012, by and among Station Holdco LLC, FI Station Investor LLC, German American Capital Corporation and SH Employeeco LLC
10.32

First Amendment to Credit Agreement dated as of March 18, 2014, by and among Station Casinos LLC, as borrower, the Station Parties (as defined therein) parties thereto, Deutsche Bank AG Cayman Islands Branch, as administrative agent, and each Lender (as defined therein) party thereto. (Incorporated herein by reference to the Company’s Current Report on Form 8-K dated March 21, 2014)

10.33

First Amendment to Management Agreement dated as of April 26, 2012 by and between NP Tropicana LLC and FE Landco Management LLC. (Incorporated herein by reference to the Company’s Annual Report on Form 10-K dated March 21, 2014)

10.34	Management Agreement dated as of June 16, 2011 by and between NP Tropicana LLC and FE Landco Management LLC
12.1	Calculation of ratio of earnings to fixed charges. (2)
21.1	Subsidiaries of the Registrant. (Incorporated by reference to the Company’s Annual Report on Form 10-K filed on March 21, 2014)
23.1	Consent of Ernst & Young LLP. (2)

EXHIBIT NO.	ITEM TITLE
23.2	Consent of Milbank, Tweed, Hadley & McCloy LLP. (included in Exhibits 5.1)
23.3	Consent of Brownstein Hyatt Farber Schreck, LLP. (included in Exhibits 5.2)
24.1	Power of Attorney. (1)
25.1	Form T-1, Statement of Eligibility of Wells Fargo Bank, National Association to act as trustee under the Indenture. (1)

(1)                                 Previously filed.

(2)                                 Filed herewith.

(b)  We have omitted financial statement schedules because they are not required or are not applicable, or the required information is shown in the Consolidated Financial Statements or Notes to Consolidated Financial Statements incorporated by reference herein.

Item 17.    Undertakings.

(a) Each of the undersigned registrants hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such posteffective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4) that, for the purpose of determining liability under the Securities Act to any purchaser, if the registrants are subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use;

(5) that, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and

(iv) any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.

(b)  Each of the undersigned registrants hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(c)  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of any registrant pursuant to the foregoing provisions, or otherwise, the each of the registrants has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d)  Each of the undersigned registrants hereby undertakes that for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

STATION CASINOS LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

	Name	Title

*
Chief Executive Officer (Principal Executive Officer) and Manager
Frank J. Fertitta III

	/s/ Marc J. Falcone	Executive Vice President, Chief Financial Officer and Treasurer
	Marc J. Falcone	(Principal Financial Officer and Principal Accounting Officer)

*
Manager
Lorenzo J. Fertitta

*
Manager
Robert A. Cashell, Jr.

*
Manager
James E. Nave, D.V.M.

*
Manager
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP AUBURN DEVELOPMENT LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP BOULDER LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
STATION CASINOS LLC			Sole and Managing Member**

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP CENTERLINE HOLDINGS LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP DEVELOPMENT LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
STATION CASINOS LLC			Sole and Managing Member**

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP DURANGO LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP FH EXCESS LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP FIESTA LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP FRESNO LAND ACQUISITIONS LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP GOLD RUSH LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP GREEN VALLEY LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP HANGER LEASECO LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP HORIZON PARK LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP INSPIRADA LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP IP HOLDINGS LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
STATION CASINOS LLC			Sole and Managing Member**

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP LAKE MEAD LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer
	Marc J. Falcone	and Principal Accounting Officer)

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP LML LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP LOSEE ELKHORN HOLDINGS LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
STATION CASINOS LLC			Sole and Managing Member**

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP MAGIC STAR LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP MT. ROSE LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP NORTHERN NV ACQUISITIONS LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP OPCO HOLDINGS LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
STATION CASINOS LLC			Sole and Managing Member**

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP OPCO LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO HOLDINGS LLC			Sole and Managing Member**

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP PALACE LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
STATION CASINOS LLC			Sole and Managing Member**

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP PAST ENTERPRISES LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP RANCHO LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP RED ROCK LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
STATION CASINOS LLC			Sole and Managing Member**

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP RENO CONVENTION CENTER LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP RIVER CENTRAL LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP ROTMA LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP SANTA FE LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title

NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP SONOMA LAND HOLDINGS LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title

NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP STEAMBOAT LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title

NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP SUNSET LINDELL LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title

NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP SUNSET LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title

STATION CASINOS LLC			Sole and Managing Member**

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP TEXAS LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title

NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

NP TOWN CENTER LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title

NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

SC BUTTE DEVELOPMENT, LLC

By:	/s/ Scott M Nielson
Scott M Nielson
Senior Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title

NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

*
President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer), Manager of Station Casinos LLC

Frank J. Fertitta, III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Scott M Nielson
Scott M Nielson
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

SC BUTTE MANAGEMENT, LLC

By:	/s/ Scott M Nielson
Scott M Nielson
Senior Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title

NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

*
President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer), Manager of Station Casinos LLC

Frank J. Fertitta, III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Scott M Nielson
Scott M Nielson
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

SC MADERA DEVELOPMENT, LLC

By:	/s/ Scott M Nielson
Scott M Nielson
Senior Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title

NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

*
President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer), Manager of Station Casinos LLC

Frank J. Fertitta, III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Scott M Nielson
Scott M Nielson
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

SC MADERA MANAGEMENT, LLC

By:	/s/ Scott M Nielson
Scott M Nielson
Senior Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

*
President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer), Manager of Station Casinos LLC

Frank J. Fertitta, III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Scott M Nielson
Scott M Nielson
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

SC MICHIGAN, LLC

By:	/s/ Scott M Nielson
Scott M Nielson
Senior Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

*
President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer), Manager of Station Casinos LLC

Frank J. Fertitta, III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Scott M Nielson
Scott M Nielson
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

SC RANCHO DEVELOPMENT, LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

SC SONOMA DEVELOPMENT, LLC

By:	/s/ Scott M Nielson
Scott M Nielson
Senior Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

*
President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer), Manager of Station Casinos LLC

Frank J. Fertitta, III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Scott M Nielson
Scott M Nielson
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

SC SONOMA MANAGEMENT, LLC

By:	/s/ Scott M Nielson
Scott M Nielson
Senior Vice President, General Counsel & Secretary

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

*
President and Treasurer (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer), Manager of Station Casinos LLC

Frank J. Fertitta, III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Scott M Nielson
Scott M Nielson
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

SC SP 1 LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
SC SP HOLDCO LLC			Sole and Managing Member**

By:	NP OPCO LLC,
its Sole and Managing Member

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

SC SP 2 LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
SC SP HOLDCO LLC			Sole and Managing Member**

By:	NP OPCO LLC,
its Sole and Managing Member

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

SC SP 3 LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
SC SP HOLDCO LLC			Sole and Managing Member**

By:	NP OPCO LLC,
its Sole and Managing Member

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

SC SP 4 LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
SC SP HOLDCO LLC			Sole and Managing Member**

By:	NP OPCO LLC,
its Sole and Managing Member

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

SC SP 5 LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
SC SP HOLDCO LLC			Sole and Managing Member**

By:	NP OPCO LLC,
its Sole and Managing Member

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

SC SP HOLDCO LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

SONOMA LAND ACQUISITION COMPANY, LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

STATION CALIFORNIA, LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

STATION DEVELOPMENT, LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Las Vegas, State of Nevada, on March 16, 2015.

STATION GVR ACQUISITION, LLC

By:	/s/ Marc J. Falcone
Marc J. Falcone
Senior Vice President and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 has been signed by the following persons in the capacities indicated on March 16, 2015.

Signature			Title
NP OPCO LLC			Sole and Managing Member**

By:	NP OPCO HOLDINGS LLC,
its Sole and Managing Member

By:	STATION CASINOS LLC,
its Sole and Managing Member

By:	/s/ Marc J. Falcone
	Name:	Marc J. Falcone
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

** Registrant has no directors or managers

	/s/ Marc J. Falcone	Senior Vice President and Treasurer (Principal Financial Officer and Principal Accounting Officer)
Marc J. Falcone

*
Manager of Station Casinos LLC
Frank J. Fertitta III

*
Manager of Station Casinos LLC
Lorenzo J. Fertitta

*
Manager of Station Casinos LLC
Robert A. Cashell, Jr.

*
Manager of Station Casinos LLC
James E. Nave, D.V.M.

*
Manager of Station Casinos LLC
Robert E. Lewis

* By:	/s/ Marc J. Falcone
Marc J. Falcone
Attorney-in-fact